Exhibit 10.55

Execution Version

AMENDED AND RESTATED CONSTRUCTION LOAN AGREEMENT

for loans in the aggregate amount of up to

$354,455,968.31

MADE BY AND AMONG

KAPALUA BAY, LLC,
a Delaware limited liability company,
as Borrower,

CENTRAL PACIFIC BANK,
as Agent

and

THE LENDERS PARTY HERETO,
as Lenders

Dated as of February 11, 2009

“Residences at Kapalua Bay”

i

v

ARTICLE XXIV	NOTICES	124

ARTICLE XXV	WAIVER OF JURY TRIAL	125

EXHIBITS AND SCHEDULES TO LOAN AGREEMENT

Exhibit A-1	Legal Description of Development Land
Exhibit A-2	Legal Description of Spa Land
Exhibit B	Entitlements
Exhibit C	Permitted Exceptions
Exhibit D	Form of Requisitions
Exhibit E	Existing Plans and Specifications
Exhibit F	Borrower Ownership Structure Chart
Exhibit G	Construction Budget
Exhibit H	Construction Schedule
Exhibit I	Form of Architect’s Certificate
Exhibit J	Form of Assignment and Assumption Agreement
Exhibit K-1	Form of Facility A Note
Exhibit K-2	Form of Facility B-1 Note
Exhibit K-3	Form of Facility B-2 Note
Exhibit K-4	Form of Facility C-1 Note
Exhibit K-5	Form of Facility C-2 Note
Exhibit L	Permitted Managers
Exhibit M	Qualified Transferee

Schedule A	Release Prices
Schedule B	Agreements with Affiliates
Schedule C	Leases
Schedule D	Lenders, Commitments, Initial Restructuring Funding Date Loan Amounts and Outstanding Notes

Schedule E	Loan Documents
Schedule F	Initial Restructuring Loan and Use of Proceeds
Schedule G	Notices to Lenders

AMENDED AND RESTATED CONSTRUCTION LOAN AGREEMENT

Project commonly known as

“Residences at Kapalua Bay”

THIS AMENDED AND RESTATED CONSTRUCTION LOAN AGREEMENT (this “Agreement”) is made as of February 11, 2009, by and among KAPALUA BAY, LLC (the “Borrower”), CENTRAL PACIFIC BANK, in its capacity as agent for the Lenders (the “Agent”), and the lenders party hereto (the “Lenders”).

RECITALS

A.                                   Borrower is the fee owner of that certain tract of land located in Lahaina, Maui, Hawaii, and being more fully described in Exhibit A-1 attached hereto (the “Development Land”).

B.                                     Borrower is the owner of a leasehold interest in that certain tract of land located in Lahaina, Maui, Hawaii, and being more fully described in Exhibit A-2 attached hereto (the “Spa Land”; and collectively with the Development Land, the “Land”).

C.                                     Borrower is developing a residential development on the Development Land and has submitted the Development Land to a condominium property and fractional ownership regime which includes for-sale Residential Condominium Units and Fractional Ownership Units.  The Spa Land is being developed as a Spa for the benefit of the guests and residents of the Project.  (The Land, the Spa and the other Improvements and the Personal Property (each as hereinafter defined) located thereon are collectively sometimes referred to as the “Project”).

D.                                    Lehman Brothers Holdings Inc., a Delaware corporation (“LBHI”), as lender, and Borrower, as borrower, entered into a Construction Loan Agreement, dated as of July 14, 2006, as amended from time to time (the “Original Construction Loan Agreement”), pursuant to which LBHI agreed to make a loan to Borrower in the aggregate amount of up to $370,000,000 to finance in part the construction of the Project.

E.                                      LBHI and Borrower entered into a Note Splitter and Reaffirmation Agreement (the “Note Splitter Agreement”), dated as of January 26, 2007, pursuant to which the original note delivered by Borrower pursuant to the Original Construction Loan Agreement was split, divided and apportioned into the following six separate promissory notes delivered by Borrower to LBHI: (i) the Amended, Severed and Restated Promissory Note (Note A-1) in the principal amount of $30,000,000 (the “Split Note A-1”), (ii) the Amended, Severed and Restated Promissory Note (Note A-2) in the principal amount of $25,000,000 (the “Split Note A-2”); (iii) the Amended, Severed and Restated Promissory Note (Note A-3) in the principal amount of $25,000,000 (the “Split Note A-3”); (iv) the Amended, Severed and Restated Promissory Note (Note A-4) in the principal amount of $15,000,000 (the “Split Note A-4”); (v) Amended, Severed and Restated Promissory Note (Note A-5) in the principal amount of $255,000,000 (the “Split Note A-5” and together with Note A-1, Note A-2, Note A-3 and Note A-4, collectively, the “Split A Notes”); and (vi) the Amended, Severed and Restated Promissory Note (Note B) in the principal amount of $20,000,000 (the “Split Note B”, and collectively with the Split A Notes, the “Split Notes”).

F.                                      In connection with entering into the Note Splitter Agreement, Borrower, LBHI and certain other parties thereto amended the Original Loan Agreement and certain other documents pursuant to the First Amendment and the First Amendment to Recorded Loan Documents (each as defined below).

G.                                     Pursuant to Assignment and Assumption Agreements, each dated February 1, 2007, LBHI subsequently assigned the Split Note A-1 to Central Pacific Bank (“Central Pacific”), the Split Note A-2 to Landesbank Baden-Württemberg (“LBBW”), and the Split Note A-3 to Deutsche Hypothekenbank (Actien-Gesellschaft) (“Deutsche Hypo”).  LBHI retained the Split Note A-4, the Split Note A-5 and the Split Note B.  Swedbank AB (publ), New York Branch (“Swedbank”), subsequently became the assignee and successor-in-interest to the Split Note B.  LBHI, Central Pacific, LBBW, Deutsche Hypo and Swedbank are collectively referred to as the “Split Note Holders”.

H.                                    Pursuant to the Co-Lending Agreement, dated as of February 1, 2007, as amended from time to time (the “Co-Lending Agreement”), among LBHI, as agent, and the Split Note Holders, the Split Note Holders appointed LBHI as agent for the Split Note Holders (in such capacity, the “Prior Agent”).

I.                                         Pursuant to a Master Assignment and Assumption and Modification Agreement (the “Master Assignment Agreement”), dated as of the date hereof, among the Prior Agent, the Split Note Holders, the Lenders and Borrower, the Split Note Holders assigned their outstanding loans and a portion of their then remaining funding commitments under the Original Construction Loan Agreement to the Lenders and the remaining portion of the unfunded commitment of the Split Note Holders under the Original Construction Loan Agreement were cancelled.

J.                                        Pursuant to a letter agreement (the “Successor Agent Agreement”), dated as of the date hereof, among Borrower, the Split Note Holders, the Lenders, the Prior Agent, as resigning agent, and Central Pacific, as successor agent for the Lenders (in such capacity, the “Successor Agent”), (i) the Prior Agent resigned as agent for the Lenders, (ii) Central Pacific was appointed the successor agent for the Lenders and (iii) the Prior Agent assigned to the Successor Agent its rights and privileges as agent under the Co-Lending Agreement and the Loan Documents.

K.                                    The parties hereto desire to amend and restate the Original Construction Loan Agreement to, among other things, split the loan and commitment under the Original Construction Loan Agreement into multiple Loan Facilities in the manner hereinafter set forth and to modify certain other provisions of the Original Construction Loan Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE I
INCORPORATION OF RECITALS AND EXHIBITS

Section 1.1                                      Incorporation of Recitals.

The foregoing preambles and all other recitals set forth herein are made a part hereof by this reference.

Section 1.2                                      Incorporation of Exhibits.

The Exhibits to this Agreement are incorporated in this Agreement and expressly made a part hereof by this reference.

ARTICLE II
DEFINITIONS

Section 2.1                                      Defined Terms.

The following terms as used herein shall have the following meanings:

Additional Equity Requirement:  The requirement that Borrower contribute up to Four Million Three Hundred Twenty Thousand Four Hundred Thirty-Eight and 49/100 Dollars ($4,320,438.49) of equity to the Project pursuant to Section 12.1(l).  The Additional Equity Requirement shall not include equity provided by Borrower to keep the Loans In Balance, the Contingency Reserve, or sums provided by any Guarantor under the Completion Guaranty.

Adjusted LIBOR Rate:  A rate per annum equal to the LIBOR Rate (determined as herein set forth) plus:

(i)                                     with respect to the Facility A Notes, five hundred (500) basis points (5.00%);

(ii)                                  with respect to the Facility B-1 Notes, one hundred seventy (170) basis points (1.70%);

(iii)                               with respect to the Facility B-2 Notes, one hundred seventy (170) basis points (1.70%);

(iv)                              with respect to the Facility C-1 Notes, one hundred seventy (170) basis points (1.70%); and

(v)                                 with respect to the Facility C-2 Notes, one thousand ninety-five (1095) basis points (10.95%).

Adjusted Prime Rate:  A rate per annum equal to the sum of (a) the Prime Rate Margin and (b) the greater of (i) the Prime Rate and (ii) one percent (1%) in excess of the Federal Funds Effective Rate.  Any change in the Adjusted Prime Rate shall be effective immediately from and after a change in the Prime Rate (or the Federal Funds Effective Rate, as applicable).

Affected Lender: As defined in Section 23.21.

Affiliate:  With respect to a specified Person, any Person which, directly or indirectly, through one or more intermediaries, Controls or is Controlled by or is under common Control with such Person, including, without limitation, any limited liability company in which such Person is a member.

Agent: As defined in the opening paragraph of this Agreement.

Agent’s Consultant:  An independent consulting architect, inspector, and/or engineer designated by the Required Lenders in their sole discretion.

Agent’s Depository Bank: The bank then acting as the Agent hereunder or any other bank reasonably acceptable to the Agent.

Agreement:  This Amended and Restated Construction Loan Agreement.

Applicable Rate:  A rate per annum equal to either the Adjusted LIBOR Rate or the Adjusted Prime Rate, as determined in accordance with the provisions of Article V hereof.

Appraisal:  An MAI-certified appraisal of the Project, performed, at Borrower’s expense, in accordance with FIRREA and the Agent’s appraisal requirements by an appraiser selected and retained by the Agent.

Architect:  WCIT Architecture, or such other licensed, reputable architect as Borrower selects and the Required Lenders, acting reasonably, approve.  In making the determination as to whether to approve an architect other than WCIT Architecture, the Required Lenders may take into account any prior dealings they or the other Lenders may have had with the proposed architect.

Architect’s Agreement:  That certain Agreement dated December 10, 2004, by and between Borrower and Architect, for the design of the Improvements, as same may be amended from time to time, subject to the Required Lenders’ reasonable prior approval.

Architect’s Certificate:  A certificate by Architect, substantially in the form attached hereto as Exhibit I, in favor of the Agent to the effect that the Project complies with Laws, and as to such other matters as the Agent shall reasonably require.

Assignment and Assumption Agreement:  An Assignment and Assumption Agreement entered into by a Lender pursuant to Section 17.4 substantially in the form of Exhibit J.

Assignment of Leases and Rents:  The Assignment of Leases and Rents, dated July 14, 2006, by Borrower in favor of the Agent (as successor to LBHI).

Assignment of Purchase Contracts:  The Assignment of Purchase Contracts, dated as of July 14, 2006, by Borrower in favor of the Agent (as successor to LBHI), assigning all of Borrower’s rights under Contracts of Sale and Contract Deposits in connection with a sale of any Unit or any portion of the Project, in existence as of the Original Effective Date, and subsequent thereto.

Authorized Representative:  Ryan Churchill and/or Adele Sumida.

Available Contract Deposit:  A Contract Deposit that is permitted and available to be applied to Hard Costs and Soft Costs in accordance with applicable Laws, the applicable Contract of Sale, and against which there are no pending or threatened claims, actions, proceedings.

Available Funds: As defined in Section 11.1.

Bankruptcy Code:  Title 11 of the United States Code, entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto or any other present or future bankruptcy or insolvency statute.

Bankruptcy Proceeding:  With respect to any Person, (i) any voluntary or involuntary case or proceeding, (ii) any other reorganization or bankruptcy case or proceeding, or any administration, receivership, liquidation, reorganization or other similar case or proceeding with respect to such Person or a material portion of its assets, (iii) any liquidation, dissolution, reorganization or winding up, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iv) any assignment for the benefit of creditors or any marshalling of assets and liabilities, in each case commenced and maintained under the Bankruptcy Code or any other applicable law.

Beach Club CA:  As defined in the Condominium Documents.

Bond:  Collectively, (i) the Performance Bond, dated November 21, 2006, issued by Federal Insurance Company, Fidelity and Deposit Company of Maryland, Travelers Casualty and Surety Company of America and Zurich American Insurance Company in connection with the Project and in the amount of $303,385,364, and (ii) the Payment Bond, dated November 21, 2006, issued by Federal Insurance Company, Fidelity and Deposit Company of Maryland, Travelers Casualty and Surety Company of America and Zurich American Insurance Company in connection with the Project and in the amount of $303,385,364, with a rider to the Performance Bond and the Payment Bond naming the Agent as an additional obligee thereunder.

Borrower:  As defined in the opening paragraph of this Agreement.

Breakage Costs:  As defined in Section 5.1(g).

Budget Line Item(s):  As defined in Section 10.2(a).

Business Day:  Any day other than a Saturday, Sunday or day on which banks are required or authorized to be closed in New York, New York, Stuttgart, Germany or Honolulu, Hawaii, provided that when used in connection with Loans bearing interest at the LIBOR Rate, the term “Business Day” shall mean LIBOR Business Day.

Cause:  Any of the following:  (a) fraud, gross negligence or willful misconduct by the Agent, (b) the commencement of any proceeding, under any Bankruptcy Code or similar laws in any applicable jurisdiction with respect to the Agent, (c) any material breach or default by Agent under this Agreement which continues for fifteen (15) days after written notice to the Agent or (d) the Agent is a Defaulting Lender.

Central Pacific:  As defined in the Recitals to this Agreement.

Certificate of Occupancy:  A temporary or permanent certificate issued by the appropriate Governmental Authority certifying that a Unit or Units, as constructed, may be legally occupied.

Change Order:  Any change in the Plans and Specifications (other than minor field changes involving no extra cost).

Co-Lending Agreement:  As defined in the recitals to the Agreement.

Collateral:  All property, real or personal, subject to any lien or security interest or other encumbrance created under the Loan Documents.

Completion Date:  December 31, 2009.

Completion Guaranty:  The Completion Guaranty, dated as July 14, 2006, by Guarantor in favor of the Agent (as successor to the LBHI).

Condominium Act:  Chapter 514A, Hawaii Revised Statutes, as amended.

Condominium Declaration:  The condominium declaration creating the Residential Condominium.

Condominium Deposit Account:  A deposit account opened and maintained by Borrower with First American Title Insurance Company, to be utilized in the manner set forth in Section 14.1(b) hereof.

Condominium Documents:  All documents, as required by the Condominium Act and otherwise, relating to the submission of the Condominium Project and the Units to be located on the two fee simple parcels, Tax Map Key Nos. (2) 4-2-4-28 and 29 to the provisions of said Condominium Act or to the regulation, operation, administration or sale thereof after such submission, including, but not limited to, a declaration of condominium, offering circular, articles of incorporation, if applicable, by-laws and rules and regulations of a condominium association, management agreement, plats and the contracts of sale and deed forms to be used in connection with the sale of Units.

Condominium Project:  The “Kapalua Bay Condominium” project, created by the Declaration of Condominium Property Regime dated April 18, 2006, recorded in the Bureau of Conveyances of the State of Hawaii as Document No. 2006-083256.

Condominium Release Payment Account:  A deposit account opened and maintained by Borrower with Agent’s Depository Bank, on behalf of the Agent, to be utilized in the manner set forth in Sections 14.4(a)(viii) and 14.4(b)(viii) hereof.

Construction:  The construction of the Improvements in accordance with the Plans and Specifications.

Construction Budget:  A budget for the Project, satisfactory to the Lenders, specifying the categories of all costs and expenses to be incurred by Borrower in connection with the Project prior to the completion of the Construction, including Hard Costs and Soft Costs, together with the changes or modifications thereto hereafter made in accordance with the terms of this Agreement.  The Construction Budget in effect as of the date hereof, which has been reviewed and approved by the Lenders, is annexed hereto as Exhibit G.

Construction Commencement Date:  October 31, 2006.

Construction Contracts:  All contracts between General Contractor and third parties for the design, engineering and construction of the Project.

Construction Contracts Effectiveness Schedule:  Construction Contracts (including for the Spa Improvements) representing 100% of all costs anticipated in the General Contract shall be in effect on the Effective Date.

Construction Schedule:  A schedule, reasonably satisfactory to the Lenders, establishing a timetable for completion of the Construction, showing, on a monthly basis, the anticipated progress of the Construction, and confirming that the Improvements can be completed on or before the Completion Date, as same may be amended from time to time, subject to the Required Lenders’ approval.  The initial approved Construction Schedule is attached hereto as Exhibit H.

Contingency Reserve:  As defined in Section 10.3.

Contract Deposit:  A deposit (including a reservation deposit) or down payment under a Contract of Sale.

Contract of Sale:  An executed contract of purchase and sale pursuant to which Borrower agrees to sell any Unit (or any part thereof, including interval, fractional ownership interests) (collectively, “Contracts of Sale”).

Control:  As such term is used with respect to any Person, including the correlative meanings of the terms “controlled by” and “under common control with”, the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

Debt:  The outstanding principal balance of the Notes from time to time, together with all accrued and unpaid interest thereon, and all other sums now or hereafter due under the Loan Documents.

Default or default:  Any event, circumstance or condition, which, if it were to continue uncured, would, with notice or lapse of time or both, constitute an Event of Default.

Default Rate:  A rate per annum equal to five hundred (500) basis points in excess of the Applicable Rate, but not at any time in excess of the highest rate permitted by law.

Defaulting Lender:  As defined in Section 23.17(a).

Deficiency Deposit:  As such term is defined in Section 11.1.

Determination Date:  With respect to any Interest Period, the day which is two (2) LIBOR Business Days prior to the day on which such Interest Period commences.

Deutsche Hypo:  As defined in the Recitals to this Agreement.

Development Documents:  As defined in Section 8.1(t).

Development Items:  As defined in Section 8.1(s).

Development Land:  As defined in the Recitals.

Development Obligations: As defined in Section 8.1(u).

Development Property:  Collectively, the Development Land and the Improvements thereon.

Discharge of Negative Pledge Agreement:  That certain Cancellation and Termination of Negative Pledge Agreement, dated as of the Effective Date, between Borrower and Nordic/PCL.

Draw #29:  The requisition, dated January 7, 2009, delivered under the Original Loan Agreement for an advance in the amount of $14,037,758.08

Effective Date:  The date hereof.

Eligibility Requirements:  With respect to any Person, that such Person (i) has total assets (in name or under management) in excess of $600,000,000 and (except with respect to a pension advisory firm or similar fiduciary) capital/statutory surplus or shareholder’s equity of $250,000,000 and (ii) is engaged in the business of making or owning commercial real estate loans (or interests in commercial real estate loans) or operating commercial mortgage properties.

Enforcement Action:  Any judicial or non-judicial foreclosure proceeding, the exercise of any power of sale, the sale by advertisement, the taking of a deed or assignment in lieu of foreclosure, the obtaining of a receiver, the pursuit of any deficiency judgment, acquisition of any Collateral, any sale of any Collateral (other than the sale of Units in the ordinary course of business), or the taking of any other enforcement action against any Collateral.

Engineers:  Any electrical, civil, structural, mechanical, plumbing and other engineers engaged by Borrower to perform material engineering services for the Project.

Entitlements:  As defined in Section 15.1(a) and shall include: the Special Management Area Use Permit, Shoreline Setback Variance and Planned Development Approval.

Environmental Indemnity:  The Environmental Indemnity Agreement dated as of July 14, 2006 by Borrower and Guarantor in favor of the Agent (as successor to LBHI).

Environmental Proceedings:  Any environmental proceedings, whether civil (including actions by private parties), criminal, or administrative proceedings, relating to the Project.

Environmental Report:  Collectively (i) the Phase I Environmental Site Assessment for the Kapalua Bay Hotel, dated May 5, 2006, prepared by Clayton Group Services, Inc. and (ii) the Limited Phase II Investigation, dated June 19, 2006, prepared by Clayton Group Services, Inc. with respect to the former laundry room at the Kapalua Bay Hotel.

ER Purchase Agreement:  As defined in Section 8.1(z).

ERISA:  The Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder from time to time.

Event of Default:  As such term is defined in Article XIX.

Expense Reserve:  An amount equal to the sum of (i) the projected amount of real property taxes payable by Borrower with respect to the Project for the three-month period immediately succeeding the disbursement of the final Facility A Loan pursuant to Section 13.1, (ii) the projected amount of Insurance Premiums payable by Borrower for the Project for the three-month period immediately succeeding the disbursement of the final Facility A Loan pursuant to Section 13.1, (iii) the projected amount of interest payable by Borrower on the Loans for the three-month period immediately succeeding the disbursement of the final Facility A Loan pursuant to Section 13.1, (iv) without duplication of any of the foregoing, the projected amount of common maintenance fees and vacation owner association fees payable by Borrower with respect to Units and Fractional Ownership Interests not then conveyed to third party purchasers for the three-month period immediately succeeding the disbursement of the final Facility A Loan pursuant to Section 13.1, and (v) the projected amount of Servicing Fees payable to the Servicer for the three-month period immediately succeeding the disbursement of the final Facility A Loan pursuant to Section 13.1; provided that such amount may be reduced pursuant to Section 13.3(b).

Expense Reserve Account:  A deposit account opened and maintained by the Agent with Agent’s Depository Bank, in the name or under “control” (as defined in the Uniform Commercial Code of the applicable State) of the Agent, pursuant to Section 13.3(a).

Expense Reserve Items:  The items described in clauses (i) through (v) in the definition of Expense Reserve above.

Exclusive Resorts:  Exclusive Resorts, LLC, a Delaware limited liability company.

Facility:  Shall mean each of (i) the Spa and Borrower’s leasehold interest in the Spa Land; (ii) the Beach Club CA; and (iii) the Kapalua General Store (collectively, the “Facilities”).

Facility A Commitment:  As to any Facility A Lender, the obligation of such Facility A Lender to make a Facility A Loan to the Borrower hereunder in a principal amount not to exceed the amount set forth under the heading “Facility A Commitment” opposite such Lender’s name on Schedule D, or, as the case may be, in the Assignment and Assumption Agreement pursuant to which such Facility A Lender became a party hereto, as the same may be changed from time to time pursuant to the terms hereof.

Facility A Commitment Amount:  $120,078,665.54, as such amount may be reduced pursuant to Section 4.2(j).

Facility A Excess Proceeds Account:  A deposit account opened and maintained by the Agent with Agent’s Depository Bank, or so long as TriMont is the Servicer at a bank designated by TriMont and acceptable to the Agent, in either case in the name or under “control” (as defined in the Uniform Commercial Code of the applicable State) of the Agent, to be utilized in the manner set forth in Section 4.10(b).

Facility A Lenders:  The Persons listed on Schedule D under the heading “Facility A Lenders” and any other Person that shall acquire Facility A Loans and/or a Facility A Commitment pursuant to an Assignment and Assumption Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption Agreement.

Facility A Loans:  Loans made by the Facility A Lenders under its Facility A Commitment pursuant to Section 4.2.

Facility A Maturity Date:  February 11, 2010, or such earlier date on which the principal payment of the Facility A Notes become due and payable as therein or herein provided, whether at such stated maturity date, by acceleration or otherwise.

Facility A Notes:  The promissory notes of Borrower payable to the Facility A Lenders in substantially the form of Exhibit K-1, evidencing the indebtedness of Borrower to the Facility A Lenders resulting from advances made by the Facility A Lenders.

Facility A Obligations:  The portion of the Debt owing to the Facility A Lenders.

Facility A Pro Rata Share:  With respect to a Facility A Lender, a percentage equal to a fraction the numerator of which is such Facility A Lender’s Facility A Commitment and the denominator of which is the Facility A Commitment Amount (or if the Facility A Commitments have terminated or expired, the Facility A Pro Rata Share shall be determined based upon such Facility A Lender’s share of the outstanding principal amount of the Facility A Loans).

Facility B Lenders:  The Facility B-1 Lenders and the Facility B-2 Lenders.

Facility B Loans:  The Facility B-1 Loans and the Facility B-2 Loans.

Facility B Obligations:  The portion of the Debt owing to the Facility B Lenders.

Facility B/C Maturity Date:  August 1, 2011, or such earlier date on which the final payment of the principal of the Facility B Notes and Facility C Notes becomes due and payable as therein or herein provided, whether at such stated maturity, by acceleration or otherwise.

Facility B-1 Lenders:  The Persons listed on Schedule D under the heading “Facility B-1 Lenders” and any other Person that shall acquire Facility B-1 Loans pursuant to an Assignment and Assumption Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption Agreement.

Facility B-1 Loans:  The loans outstanding under the Facility B-1 Notes.

Facility B-1 Notes:  The promissory notes of Borrower payable to the Facility B-1 Lenders, in substantially the form of Exhibit K-2, evidencing the indebtedness of Borrower to the Facility B-1 Lenders resulting from loans made by the Facility B-1 Lenders.

Facility B-1 Obligations:  The portion of the Debt owing to the Facility B-1 Lenders.

Facility B-1 Pro Rata Share:  With respect to a Facility B-1 Lender, a percentage equal to a fraction the numerator of which is such Facility B-1 Lender’s principal amount of the Facility B-1 Loans and the denominator of which is the aggregate outstanding principal amount of Facility B-1 Loans of all Facility B-1 Lenders.

Facility B-2 Lenders:  The Persons listed on Schedule D under the heading “Facility B-2 Lenders” and any other Person that shall acquire Facility B-2 Loans pursuant to an Assignment and Assumption Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption Agreement.

Facility B-2 Loans:  The loans outstanding under the Facility B-2 Notes.

Facility B-2 Notes:  The promissory notes of Borrower payable to the Facility B-2 Lenders, in substantially the form of Exhibit K-3, evidencing the indebtedness of Borrower to the Facility B-2 Lenders resulting from loans made by the Facility B-2 Lenders.

Facility B-2 Obligations:  The portion of the Debt owing to the Facility B-2 Lenders.

Facility B-2 Pro Rata Share:  With respect to a Facility B-2 Lender, a percentage equal to a fraction the numerator of which is such Facility B-2 Lender’s principal amount of the Facility B-2 Loans and the denominator of which is the aggregate outstanding principal amount of Facility B-2 Loans of all Facility B-2 Lenders.

Facility C Lenders:  The Facility C-1 Lenders and the Facility C-2 Lenders.

Facility C Loans:  The Facility C-1 Loans and Facility C-2 Loans.

Facility C Obligations:  The Debt owing to the Facility C Lenders.

Facility C-1 Lenders:  The Persons listed on Schedule D under the heading “Facility C-1 Lenders” and any other Person that shall acquire Facility C-1 Loans pursuant to an Assignment and Assumption Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption Agreement

Facility C-1 Loans:  The loans outstanding under the Facility C-1 Notes.

Facility C-1 Notes:  The promissory notes of Borrower payable to the Facility C-1 Lenders, in substantially the form of Exhibit K-4, evidencing the indebtedness of Borrower to the Facility C-1 Lenders resulting from loans made by the Facility C-1 Lenders.

Facility C-1 Obligations:  The portion of the Debt owing to the Facility C-1 Lenders.

Facility C-1 Pro Rata Share:  With respect to a Facility C-1 Lender, a percentage equal to a fraction the numerator of which is such Facility C-1 Lender’s principal amount of the Facility C-1 Loans and the denominator of which is the aggregate outstanding principal amount of Facility C-1 Loans of all Facility C-1 Lenders.

Facility C-2 Lenders:  The Persons listed on Schedule D under the heading “Facility C-2 Lenders” and any other Person that shall acquire Facility C-2 Loans pursuant to an Assignment and Assumption Agreement, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption Agreement.

Facility C-2 Loans:  The loans outstanding under the Facility C-2 Notes.

Facility C-2 Notes:  The promissory notes of Borrower payable to the Facility C-2 Lenders, in substantially the form of Exhibit K-5, evidencing the indebtedness of Borrower to the Facility C-2 Lenders resulting from loans made by the Facility C-2 Lenders.

Facility C-2 Obligations:  The portion of the Debt owing to the Facility C-2 Lenders.

Facility C-2 Pro Rata Share:  With respect to a Facility C-2 Lender, a percentage equal to a fraction the numerator of which is such Facility C-2 Lender’s principal amount of the Facility C-2 Loans and the denominator of which is the aggregate outstanding principal amount of Facility C-2 Loans of all Facility C-2 Lenders.

Federal Funds Effective Rate:  For any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate.”

FIRREA:  The Financial Institutions Reform, Recovery And Enforcement Act of 1989, as amended from time to time.

First Amendment:  That certain First Omnibus Amendment to Construction Loan Documents, dated as of January 26, 2007, between Borrower and LBHI.

First Amendment to Recorded Loan Documents:  That certain First Amendment to Recorded Loan Documents, dated as of January 26, 2007, between Borrower and LBHI.

Fitch:  Fitch, Inc.

Force Majeure Delays:  Delays due to strike, governmental restrictions, unavailability or shortage of labor and/or materials, enemy or terrorist action, hurricane, civil commotion, fire or other causes beyond the control of Borrower, provided, however, that (i) the aggregate of all such time periods shall not exceed one hundred fifty (150) days, and an additional one hundred twenty (120) days permitted with respect to a tropical storm or hurricane and (ii) neither the failure of Borrower to qualify for an advance hereunder nor the lack of Borrower’s own funds shall constitute a Force Majeure Delay.  In no event shall Force Majeure Delays be deemed to extend the Completion Date beyond the Facility A Maturity Date.

Fractional Ownership Act:  Chapter 514E, Hawaii Revised Statutes, as amended.

Fractional Ownership Declaration:  The Kapalua Bay Vacation Ownership Project Declaration of Covenants, Conditions and Restrictions creating the Fractional Ownership Units.

Fractional Ownership Documents:  All documents, as required by the Fractional Ownership Act relating to the registration of the Fractional Ownership Units and to the regulations, operation and administration or sale thereof after such registration, including, but not limited to, a disclosure statement, declaration of covenants, conditions and restrictions, contract with the plan manager, articles of incorporation and by-laws of the fractional ownership association, rules and regulations for the fractional ownership plan, and form of sales contract and apartment deed to be used in connection with the sale of the Fractional Ownership Units.

Fractional Ownership Interest:  A fraction of ownership interest in a Fractional Ownership Unit and the corresponding use rights associated therewith.

Fractional Ownership Units:  The 62 fractional ownership units operated as a “Ritz-Carlton Club” to be sold in 1/12 intervals identified in the Condominium Documents as “Club Units” which have been submitted to a timeshare plan pursuant to the Fractional Ownership Act, together with the undivided percentage ownership interests in the common elements of the condominium project.

General Contract:  That certain Contract between Owner and Contractor, dated October 31, 2006, between Borrower and Nordic/PCL, or in the case of a General Contractor other than Nordic/PCL, a guaranteed maximum price general contract, between Borrower and General Contractor, for the construction of the Improvements, in such form as the Required Lenders shall approve in their sole discretion, as same may be amended from time to time.  Such general contract shall require completion of the Improvements prior to the Completion Date.

General Contractor:  Nordic/PCL Construction or such other licensed, reputable general contractor as Borrower selects and the Required Lenders, acting reasonably, approve.  In making the determination as to whether to approve a general contractor other than Nordic/PCL Construction, the Required Lenders may take into account any prior dealings they or the other Lenders may have had with such proposed general contractor.

Governmental Approvals:  All consents, licenses, permits, and other authorizations or approvals required from any Governmental Authority for the Construction, including, without limitation, the Entitlements and Permits.

Governmental Authority:  Any federal, state, county or municipal governmental authority, agency, department, commission, board, bureau or instrumentality having jurisdiction over the Project.

Gross Sales Price:  The purchase price for each Unit, as well as special assessments (including any items contained in the Construction Budget referenced as “Hospitality Start-Up Recovery”), amounts allocable to personal property, and all amounts paid for extras and the like.

Ground Lease:  That certain Ground Lease dated August 31, 2004, by and between Maui Land & Pineapple Company, Inc., a Hawaii corporation, as ground lessor, and Borrower, as ground lessee, as amended by the Ground Lessor Consent, Estoppel Certificate and Amendment.

Ground Lessor Consent, Estoppel Certificate and Amendment:  That certain Ground Lessor Consent, Estoppel Certificate and Amendment dated as of July 14, 2006 by and among Maui Land & Pineapple Company, Inc, as ground lessor under the Ground Lease, Borrower, as ground lessee, and the Agent (as successor to LBHI).

Guaranties: Collectively, the Recourse Guaranty, the Completion Guaranty and the Environmental Indemnity.

Guarantor:  Each of Maui Land & Pineapple Company, Inc., a Hawaii corporation; The Ritz-Carlton Development Company, Inc., a Delaware corporation; and Exclusive Resorts Development Company, LLC, a Delaware limited liability company, severally.

Hard Costs:  All costs for labor, materials or equipment supplied to or incorporated in the Project.

Hazardous Material:  Any hazardous or toxic material, substance or waste (including, without limitation, gasoline, petroleum, asbestos-containing materials and radioactive materials) which is regulated under any Law of any Governmental Authority, including: (i) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.A. § 9601(14), or any so called “superfund” or “superlien” Law, including the judicial interpretation thereof; (ii) any “pollutant or contaminant” as defined in 42 U.S.C.A. § 9601(33); (iii) any material now defined as “hazardous waste” pursuant to 40 C.F.R.  Part 260; (iv) any petroleum, including crude oil or any fraction thereof; (v) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (vi) any “hazardous chemical” as defined pursuant to 29 C.F.R.  Part 1910; and (vii) any other toxic substance or contaminant that is subject to any other Law or other past or present requirement of any Governmental Authority.

Improvements:  Improvements for the Project as more particularly described in the Plans and Specifications, which consist generally of a mixed use condominium development consisting of (i) 84 (unbranded) whole ownership Residential Condominium Units (28 of which shall be purchased by Exclusive Resorts, its Affiliates and their permitted assigns), (ii) 62 fractional ownership units operated as a “Ritz-Carlton Club” to be sold in 1/12 intervals under a fractional ownership plan in accordance with the Fractional Ownership Act, (iii) the Facilities and improvements and amenities contemplated to be located thereon, and (iv) certain additional common facilities, amenities, appurtenances, fixtures, equipment, entry and exit areas, parking areas and other areas for the benefit of the Condominium Project, including the Fractional Ownership Units.

In Balance:  As defined in Section 11.1.

Indemnified Party:  As defined in Section 15.1(t).

Independent Director:  As defined in Section 15.3(p).

Initial Restructuring Funding Date:  February 11, 2009.

Initial Restructuring Loan:  The Facility A Loans to be made on the Initial Restructuring Funding Date in the amount of $27,202,476.88.

Institutional Lender:  Any one or more of the following other entities, provided that for any such other entity to qualify as an Institutional Lender hereunder, such other entity, together with its affiliates, must have total assets of at least One Billion and 00/100 Dollars ($1,000,000,000.00) and stockholders’ equity or net worth of at least Two Hundred Fifty Million and 00/100 Dollars ($250,000,000.00) (or, in either case, the equivalent thereof in a foreign currency) as of the date the loan is made: a savings bank, a savings and loan association, a commercial bank or trust company, an insurance company subject to regulation by any governmental authority or body, a real estate investment trust, a union, a governmental or secular employees’ welfare, benefit, pension or retirement fund, a pension fund property unit trust (whether authorized or unauthorized), an investment company or trust, a merchant or investment bank or any other entity generally viewed as an institutional lender.  In each of the foregoing cases, such affiliate or other entity shall constitute an Institutional Lender whether (1) acting for itself or (2) as trustee, as a general partner of a partnership, in a fiduciary, management or advisory capacity or, in the case of a bank, as agent bank, for any number of lenders, so long as in the case of clause (2) the day-to-day management decisions relating to the loan are either exercised by or recommended by such Institutional Lender and, during the life of the loan, such Institutional Lender shall only be removed from its applicable capacity as described in clause (2).  Notwithstanding the first sentence of this paragraph, a real estate investment trust that invests primarily in mortgage loans and investment securities, is taxed as a real estate investment trust and, if unaffiliated, has total assets of at least Six Hundred Fifty Million and 00/100 Dollars ($650,000,000.00) and a net worth of at least One Hundred Million and 00/100 Dollars ($100,000,000.00), shall qualify as an Institutional Lender despite its failure to meet the total asset and net worth tests set forth in such first sentence.

Insurance Escrow Fund:  As defined in Section 15.1(l).

Insurance Premiums:  As defined in Section 15.2(b).

Interest Period:  A period of one month, two months or three months, or, to the extent deposits with such maturities are available to the Lenders, six months, commencing on the first calendar day of the month as selected by Borrower in accordance with Section 5.1(c) and ending on the first calendar day of the month that is one month, two months, three months or six months thereafter, as the case may be; provided, however, that  no Interest Period may extend beyond the Facility A Maturity Date, with respect to Facility A Loans, or the Facility B/C Maturity Date, with respect to Facility B Loans and Facility C Loans.  The initial Interest Period for the Initial

Restructuring Loan shall commence on the Initial Restructuring Funding Date and end on March 1, 2009, and (i) the last Interest Period for Facility A Loans shall commence on the day following the expiration of the last full calendar month occurring during the term of the Facility A Loans and end on the Facility A Maturity Date and (ii) the last Interest Period for Facility B Loans and Facility C Loans shall commence on the date following the expiration of the last full calendar month occurring during the term of the Facility B Loans and Facility C Loans and end on the Facility B/C Maturity Date.

Interest Reserve:  As defined in Section 10.4.

Internal Revenue Code:  The Internal Revenue Code of 1986, as amended from time to time.

Issued Entitlements:  As defined in Section 15.1(a) and shall include the Special Management Area Use Permit, Shoreline Setback Variance and the Planned Development Approval, which provide the right to construct the Project.

Kapalua General Store:  As defined in the Condominium Documents.

Keep Whole Letters:  Those certain “Keep Whole Letters” by each of ML&P, Exclusive Resorts and MII, respectively, each dated July 14, 2006 concerning the funding of their respective Affiliates in order to meet their funding requirements under the Guaranties contemplated hereunder and to enable such Affiliates to comply with their equity obligations under the Limited Liability Operating Agreement of Member.

Land:  As such term is defined in the Recitals to this Agreement.

Laws:  All federal, state and local laws, statutes, codes, ordinances, orders, rules and regulations.

LBBW:  As defined in the Recitals to this Agreement.

LBHI:  As defined in the Recitals to this Agreement.

Leases:  All leases, licenses and occupancy agreements (including any licenses for parking spaces or storage spaces) affecting the Project or any part thereof now or hereafter existing.

Lenders:  The Facility A Lenders, the Facility B Lenders and the Facility C Lenders.

LIBOR Business Day:  A Business Day on which dealings in U.S. dollars are conducted in the London interbank market.

LIBOR Rate:  For any Interest Period, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/1000 of 1%) for deposits in U.S. dollars, for (subject to the LIBOR Rate Election) a one-month period, that appears on Telerate Page 3750 (or the successor thereto) as of 11:00 a.m., London time, on the related Determination Date.  If such rate does not appear on Telerate Page 3750 as of 11:00 a.m., London time, on such Determination Date, LIBOR shall be the arithmetic mean of the offered rates (expressed as a percentage per annum) for deposits in U.S. dollars for the number of days of the applicable Interest Period that appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, if at least two such offered rates so appear.  If fewer than two such offered rates appear on the Reuters Screen Libor Page as of 11:00 a.m., London time, on such Determination Date, the Agent shall request the principal London office of any four major reference banks in the London interbank market selected by the Agent to provide such bank’s offered quotation (expressed as a percentage per annum) to prime banks in the London interbank market for deposits in U.S. dollars for the number of days of the applicable Interest Period as of 11:00 a.m., London time, on such Determination Date for the amounts of not less than U.S. $1,000,000.  If at least two such offered quotations are so provided, LIBOR shall be the arithmetic mean of such quotations.  If fewer than two such quotations are so provided, the Agent shall request any three major banks in New York City selected by the Agent to provide such bank’s rate (expressed as a percentage per annum) for loans in U.S. dollars to leading European banks for the number of days of the applicable Interest Period as of approximately 11:00 a.m., New York City time on the applicable Determination Date for amounts of not less than U.S. $1,000,000.  If at least two such rates are so provided, LIBOR shall be the arithmetic mean of such rates.  LIBOR shall be determined by the Agent, which determination shall be binding and conclusive absent manifest error.

LIBOR Rate Election:  As defined in Section 5.1(c).

Lien:  Any mortgage, deed of trust, lien, pledge, hypothecation, assignment, security interest, or any other encumbrance, charge or transfer of, on or affecting the Property, or any portion thereof, or Borrower, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, the filing of any financing statement, and mechanic’s, materialmen’s and other similar liens and encumbrances against the Project or any portion thereof or Borrower.

Loan Documents:  Collectively, this Agreement, the documents and instruments listed on Schedule E and all other documents and instruments entered into by Borrower and/or Guarantor from time to time which evidence or secure the Debt.

Loan Facility:  When used in reference to any Loans, refers to whether such Loans are Facility A Loans, Facility B-1 Loans, Facility B-2 Loans, Facility C-1 Loans or Facility C-2 Loans.

Loans: The Facility A Loans, the Facility B-1 Loans, the Facility B-2 Loans, the Facility C-1 Loans and the Facility C-2 Loans.

Loan-to-Value Ratio:  The ratio obtained by dividing the outstanding principal balance due on the Loans by the fair market value of the Project, as determined by an Appraisal.

Major Contract:  A Construction Contract which provides for a contract price equal to or greater than Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00).

Marketing Agreements:  Collectively, (i) Marketing and Sales Services Agreement, dated August 31, 2004, between Borrower and Ritz-Carlton; (ii) Marketing and Sales Services Agreement, dated June 19, 2006, by and between Borrower, Ritz-Carlton and ML&P; and (iii) Marketing and Sales Services Agreement, dated June 19, 2006, by and between Borrower and Kapalua Realty Company, Ltd., a Hawaii corporation.

Master Assignment Agreement:  As defined in the Recitals to this Agreement.

Material Adverse Change or material adverse change:  If, in the Lenders’ reasonable determination, the business prospects, operations or financial condition of a Person or property has changed from and after the Effective Date in a manner which actually impairs the value of the security for the Loans, prevent timely repayment of the Loans or otherwise prevent the applicable Person from timely performing any of its obligations under the Loan Documents.

Member:  Kapalua Bay Holdings, LLC, a Delaware limited liability company.

MH Kapalua:  MH Kapalua Venture, LLC, a Delaware limited liability company.

MH Kapalua Keep Whole Letters:  Collectively, (i) the “Keep Whole Letter” by MH Kapalua, dated the Effective Date, concerning the funding of Borrower in order for Borrower to meet its equity funding obligations under Section 12.1(l) and (ii) the “Keep Whole Letter” by MH Kapalua, dated the Effective Date, concerning the funding of Borrower in order for Borrower to comply with its mandatory prepayment obligation under Section 14.4(c).

MII:  Marriott International, Inc., a Delaware corporation.

MII Keep Whole Letters:  Collectively, (i) the “Keep Whole Letter” by MII, dated the Effective Date, concerning the funding of MH Kapalua in order for MH Kapalua (x) to satisfy its funding requirements under its Facility A Commitment and (y) to provide funds to Borrower to enable Borrower to meet its equity funding obligations under Section 12.1(l) and (ii) the “Keep Whole Letter” by MII, dated the Effective Date, concerning the funding of MH Kapalua (x) in order for MH Kapalua to make the loan under the ER Purchase Agreement and (y) if such loan is not made, to enable MH Kapalua to provide necessary funds to Borrower to prepay the Facility A Loans in an amount not less than $19,741,850.

MII/MLP Affiliate:  As defined in the definition of Permitted Transfers below.

ML&P:  Maui Land & Pineapple Company, Inc., a Hawaii corporation.

ML&P Agreements:  Collectively, that certain: (i) Agreement of Purchase and Sale dated as of June 19, 2006, between Borrower and ML&P (the “Spa Agreement”) for the purchase by ML&P of the Spa Land and Spa; (ii) Agreement of Purchase and Sale dated as of June 19, 2006, between Borrower and ML&P (the “Beach Club Agreement”) for the purchase by ML&P of the Beach Club CA (as defined in the Condominium Documents); and (iii) Agreement of Purchase and Sale dated as of June 19, 2006, between Borrower and ML&P (the “General Store Agreement”) for the purchase by ML&P of the Kapalua General Store (as defined in the Condominium Documents).

ML&P Consent Agreement:  That certain Consent to Assignment of Agreements dated as of July 14, 2006, by ML&P.

Moody’s:  Moody’s Investors Service, Inc.

Mortgage:  The Fee and Leasehold Mortgage, Security Agreement and Fixture Filing, dated as of July 14, 2006, by Borrower in favor of the Agent (as successor to LBHI) securing the payment of the Debt and constituting a first priority mortgage lien against the Project.

Mortgaged Property: That certain real property owned and leased, as the case may be, by Borrower known as the “Residences at Kapalua Bay” located in Maui, Hawaii, as more particularly described in the Mortgage.

Net Lease Payments:  Lease payments received by the Borrower under a Permitted Lease, less (i) common maintenance fees, (ii) vacation owner association fees. (iii) to the extent not included in items (i) or (ii), real property taxes and (iv) brokerage fees and commissions incurred by Borrower with respect to the Unit subject to such Permitted Lease.

Net Sale Proceeds:  In respect of the sale of a Unit or a Fractional Ownership Interest, the Gross Sales Price, less Transaction Costs and any portion of the Contract Deposit related to a particular Unit or Fractional Ownership Interest that was utilized in accordance with applicable Laws and the Loan Documents to develop the applicable Unit, as determined by the Required Lenders acting reasonably.

Nordic/PCL:  Nordic/PCL, a Hawaii JV.

Notes: The Facility A Notes, the Facility B-1 Notes, the Facility B-2 Notes, the Facility C-1 Notes and the Facility C-2 Notes.

OFAC:  Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

Office:  Department of Commerce and Consumer Affairs in Hawaii and the Bureau of Conveyances of the State of Hawaii, as the case may be.

Operating Account:  A deposit account opened and maintained by Borrower with The Bank of Hawaii (or such other bank reasonably acceptable to the Agent), on behalf of the Agent, to be utilized in the manner set forth in Section 4.2(i).

Original Construction Budget: The construction budget delivered in connection with the Original Loan Agreement as modified from time to time prior to the Effective Date.

Original Construction Loan Agreement:  The Construction Loan Agreement, dated as of July 14, 2006, between Borrower and LBHI, as amended by the First Amendment and by the Master Assignment Agreement.

Original Effective Date:  July 14, 2006.

Original Equity Requirement:  The requirement that Borrower contribute One Hundred Thirty One Million Two Hundred Sixty Thousand and 00/100 Dollars ($131,260,000) of equity to the Project under the terms of the Original Construction Loan Agreement.

Original Loan:  The loans made under the Original Construction Loan Agreement, including the loans assigned to MH Kapalua under the Master Assignment Agreement and the $10,000,000 loan made by MH Kapalua to Borrower under the Original Construction Loan Agreement and as set forth in the Master Assignment Agreement.

Outstanding Entitlements:  As defined in Section 15.1(a).

Patriot Act: United States Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001), as may be amended from time to time.

Payment Date:  The first (1st) day of each calendar month or, if such day is not a Business Day, the immediately succeeding Business Day.

PDP:  As defined in Section 8.1(f).

Permits:  An administrative approval by a government agency that the Project complies with law and Entitlements, which allow the Project to proceed with certain specific scopes of work; which includes any building permit, excavation permit, foundation permit, environmental permit, utility permit, or other permit required in respect of the Construction or the Project.

Permitted Exceptions:  The matters listed on Exhibit C annexed hereto.

Permitted Fund Manager:  Any Person that on the date of determination is (i) one of the entities listed on Exhibit L or any other nationally-recognized manager of investment funds investing in debt or equity interests relating to commercial real estate, (ii) investing through a fund with committed capital of at least $250,000,000 and (iii) not subject to any bankruptcy, insolvency or similar proceeding.

Permitted Investments:  Direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States, with maturities set forth in Section 13.3(d).

Permitted Lease:  A lease entered into between Borrower, as lessor, and a third party, as lessee, pursuant to which Borrower leases to such lessee (i) a Fractional Ownership Unit subject to the following conditions:  (A) such lease shall have a term of not more than six months; (B) the rent payable under such lease to Borrower shall not be less than the fair market rental rate as reasonably determined by Borrower; and (C) when such lease is entered into no more than twenty-five (25) Fractional Ownership Units shall be subject to the terms of a Permitted Lease, or (ii) a Residential Condominium Unit pursuant to the consent of the Lenders or pursuant to a leasing plan approved by the Lenders.

Permitted Transfers:  The following transfers shall be deemed “Permitted Transfers” and Borrower shall not be required to obtain any Lender’s prior written consent to such transfers: (i) a transfer made in accordance with the buy-sell provisions of the Member’s Limited Liability Company Agreement as in effect on the date hereof; (ii) a transfer of direct or indirect interests in Member or in any entity owning a direct or indirect interest in Member; provided the transferee shall be a MII/MLP Affiliate; (iii) a transfer of direct or indirect interests in Member or in any entity owning a direct or indirect interest in Member in connection with a public offering or a “privatization,” including, without limitation, interests in ML&P or MII in connection with a publicly traded stock or any public offering of equity ownership interests; and (iv) a one-time transfer of the managing member interest in Borrower to an entity that is a MII/MLP Affiliate or to another Person provided that the other Person has financial capability and creditworthiness comparable to the financial capability and creditworthiness of Member, as reasonably determined by the Required Lenders and each Rating Agency (if applicable).  For purposes hereof, the term “MII/MLP Affiliate” shall mean an entity in which MII and/or ML&P manages, directly or indirectly, the affairs and decisions of the MII/MLP Affiliate, including, without limitation, the day-to-day and major management and operations decisions.

Person:  Any individual, corporation, partnership, joint venture, limited liability company, estate, trust, unincorporated association, any federal, state, county or municipal government or any bureau, department or agency thereof and any fiduciary acting in such capacity on behalf of any of the foregoing.

Personal Property:  All personal property, fixtures and equipment required or beneficial for the operation of the Land or the Improvements.

Plans and Specifications:  The sets of design plans and specifications for the Project prepared by the Architect and its consultants that have been reviewed and approved by the Lenders, and on which the Construction Contract is based.  The term also includes (a) any material modification of any of those plans, maps, sketches, diagrams, surveys, drawings, specifications or lists of materials that LBHI (prior to the Effective Date) or the Lenders (from and after the Effective Date) has previously reviewed and approved if the modification is in writing and is initialed by LBHI (prior to the Effective Date) or the Lenders (after the Effective Date) and the Borrower or the Architect, and (b) any plans, maps, sketches, diagrams, surveys, drawings, specifications or lists of materials to be utilized for development of the Project that are created subsequent to the Effective Date that have been reviewed and approved by the Lenders.

Pledge and Security Agreement:  Pledge and Security Agreement, dated as of June 14, 2006, by Member in favor of the Agent (as successor to LBHI).

Pledge of Accounts, Security Agreement and Rights to Payment:  That certain Pledge of Accounts, Security Agreement and Rights to Payment dated as of July 14, 2006 by and between Borrower, as debtor, and the Agent (as successor to  LBHI).

Policy:  As defined in Section 15.2(b).

Prepayment Proceeds:  The sum of (i) funds received by the Agent pursuant to Sections 14.4(a)(viii), 14.4(b)(viii) and 14.5(e) and (ii) Net Lease Payments.

Price Protection Letter:  The letter agreement between Exclusive Resorts and the Agent (as successor to LBHI), dated July 14, 2006, relating to the rights of the Agent (as successor to LBHI) to foreclose on certain Units subject to the ER Purchase Agreement.

Prime Rate:  The interest rate per annum publicly announced by Citibank, N.A. in New York City as its base rate, as such rate shall change from time to time.  If Citibank, N.A. ceases to announce a base rate, “Prime Rate” shall mean the interest rate per annum published in The Wall Street Journal from time to time as the “Prime Rate”.  If more than one “Prime Rate” is published in The Wall Street Journal for a day, the average of such “Prime Rates” shall be used, and such average shall be rounded up to the nearest one-eighth of one percent (0.125%).  If The Wall Street Journal ceases to publish a “Prime Rate”, the Agent shall select an equivalent publication that publishes a “Prime Rate”, and if a “Prime Rate” is no longer generally published or is limited, regulated or administered by a governmental or quasi-governmental body, then the Agent shall select a comparable interest rate index.

Prime Rate Margin:  In respect of each portion of the Loans bearing interest at an Adjusted Prime Rate, the difference (expressed as the number of basis points) between (a) the Adjusted LIBOR Rate on the date the Adjusted LIBOR Rate was last applicable to such portion of the Loans and (b) the Prime Rate on the date that the Adjusted LIBOR Rate was last applicable to the Loans.

Prior Agent:  As defined in the Recitals to this Agreement.

Pro Rata Interest:  With respect to any individual Lender, a percentage equal to a fraction the numerator of which is such Lender’s share of the outstanding principal amount of all Loans and the denominator of which is the aggregate outstanding principal amount of all Loans.

Proceeding:  As defined in Section 23.11.

Proceeds:  As defined in Section 16.1(a).

Prohibited Person:  Any Person:

(i)            listed in the annex to, or who is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, and relating to Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (the “Executive Order”);

(ii)           that is owned or controlled by, or acting for or on behalf of, any person or entity that is listed in the annex to, or is otherwise subject to the provisions, of the Executive Order;

(iii)          with whom a Person is prohibited from dealing or otherwise engaging in any transaction by any terrorism or money laundering Law, including the Executive Order;

(iv)          who commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order;

(v)           that is named as a “specially designated national and blocked person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or at any replacement website or other replacement official publication of such list; or

(vi)          who is an Affiliate of a Person listed in clauses (i)-(v) above.

Project:  The collective reference to (i) the Land, (ii) the Facilities, (iii) the Improvements and (iv) the Personal Property, excluding such portion of the Project that has been released pursuant to the terms of this Agreement.

Protective Advance: All sums expended by one or more Lenders pursuant to Sections 7.3, 15.1(g), 15.1(k) and 15.2(f).

Public Report:  Condominium Public Report of Kapalua Bay Condominium prepared by Borrower and designated Registration No. 5900.

PUD:  As defined in Section 8.1(f).

Qualified Transferee: A Person that is not a Prohibited Person for purposes of the Patriot Act and that is one or more of the following:

(A)          a real estate investment trust, bank, saving and loan association, investment bank, insurance company, trust company, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan, provided that any such Person referred to in this clause (A) satisfies the Eligibility Requirements,

(B)           an investment company, money management firm or “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act 1933, as amended, or an institutional “accredited investor” within the meaning of Regulation D under the Securities Act of 1933, as amended, provided that any such Person referred to in this clause (B) satisfies the Eligibility Requirements;

(C)           an institution substantially similar to any of the foregoing entities described in clauses (A) or (B) that satisfies the Eligibility Requirements;

(D)          any entity Controlled by any of the entities described in clauses (A) or (C);

(E)           an investment fund, limited liability company, limited partnership or general partnership where a Permitted Fund Manager or an entity that is otherwise a Qualified Transferee under clauses (A), (B), (C) or (D) of this definition acts as the general partner, managing member or fund manager and at least 50% of the equity interests in such investment vehicle are owned, directly or indirectly, by one or more entities that are otherwise Qualified Transferees under clauses (A), (B), (C) or (D) of this definition;

(F)           any entity listed on Exhibit L attached hereto;

(G)           any entity listed on Exhibit M attached hereto; or

(H)          any Affiliate of a Person described in subparagraphs (A) — (G).

Qualifying Contract of Sale:  A legally enforceable Contract of Sale between Borrower and an unaffiliated third-party purchaser for the sale and purchase of an individual Unit.  Each Qualifying Contract of Sale must (i) require the payment upon execution of a Contract Deposit equal to no less than ten percent (10%) of the Purchase Price, (ii) require the payment of a Gross Sales Price which will yield Net Sale Proceeds not less the applicable Release Price, (iii) be expressly subordinate to the lien of the Mortgage, (iv) comply with the requirements of Section 14.1(a) hereof, (v) comply with all Laws and (vi) be subject to no contingencies, so that, other than by reason of a default by Borrower thereunder, the purchaser thereunder may not rescind the same without forfeiting its Contract Deposit.  A Qualifying Contract of Sale may be assigned by such a purchaser to a third-party purchaser who is not an Affiliate of Borrower, Guarantor, Member, ML&P, MII, an MII/MLP Affiliate or otherwise under the Control of any such entity.

Rating Agencies:  Each of S&P, Moody’s and Fitch or any other nationally recognized statistical rating agency which has been approved by the Required Lenders.

Recourse Guaranty:  The Guaranty, dated as of July 14, 2006, by Guarantor in favor of Lender, pursuant to which Guarantor guarantees to the Agent (as successor to  LBHI) the payment of the Recourse Obligations.

Recourse Obligations:  As defined in the Notes.

Related Parties:  As defined in Section 15.3(d).

Release Payment:  Any payment required to be made under Section 14.4(a)(viii), 14.4(b)(viii) or Section 14.5(e) (such payments shall collectively be referred to as “Release Payments”).

Release Price:  In respect of each Unit and each Facility, the amount set forth on Schedule A attached hereto.

Replacement Lender: As defined in Section 23.21.

Required Lenders:  Subject to the last sentence of this definition, (i) until the Facility A Obligations have been paid in full, the Facility A Lenders (excluding all Facility A Lenders that are Defaulting Lenders) holding at least sixty-six and two-thirds percent (66 2/3%) of the aggregate unpaid principal amount of the Facility A Loans then outstanding; (ii) from and after the date that the Facility A Obligations have been paid in full, the Facility B Lenders (excluding all Facility B Lenders that are Defaulting Lenders) holding at least sixty-six and two-thirds percent (66 2/3%) of the aggregate unpaid principal amount of the Facility B Loans then outstanding; and (iii) from and after the date that the Facility B Obligations have been paid in full, the Facility C Lenders

(excluding all Facility C Lenders that are Defaulting Lenders) holding at least sixty-six and two-thirds percent (66 2/3%) of the aggregate unpaid principal amount of the Facility C Loans then outstanding; provided that (x) if clause (ii) above should apply and an Event of Default has occurred and is continuing, then the term “Required Lenders” shall mean the Facility B-1 Lenders (excluding all Facility B-1 Lenders that are Defaulting Lenders) holding at least sixty-six and two-thirds percent (66 2/3%) of the aggregate unpaid principal amount of the Facility B-1 Loans then outstanding, and (y) if clause (iii) above should apply and an Event of Default has occurred and is continuing, then the term “Required Lenders” shall mean the Facility C-1 Lenders (excluding all Facility C-1 Lenders that are Defaulting Lenders) holding at least sixty-six and two-thirds percent (66 2/3%) of the aggregate unpaid principal amount of the Facility C-1 Loans then outstanding.  The Facility A Commitment and the Loans held by MH Kapalua shall be excluded in determining Required Lenders.

Requisition:  A requisition, in the form of Exhibit D annexed hereto, for disbursement of Facility A Loans under the Facility A Commitment.

Reserve Percentage:  For any Interest Period, that percentage which is specified on the Determination Date by the Board of Governors of the Federal Reserve System (or any successor) or any other governmental authority with jurisdiction over the applicable Lender for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for the holder of the applicable Note with respect to liabilities constituting or including Eurocurrency liabilities in an amount equal to that portion of the Loans affected by such Interest Period and with a maturity equal to such Interest Period.

Residential Condominium:  As defined in Section 14.2(a).

Residential Condominium Unit:  Each individual condominium unit (including, but not limited to, any appurtenant interest in the common elements) in the Residential Property created by the submission thereof to the provisions of the Condominium Act (all such condominium units shall be referred to collectively as the “Residential Condominium Units”).

Residential Property:  That portion of the Development Land designated in the Plans and Specifications for the Residential Condominium and the Improvements to be constructed thereon.

Ritz-Carlton:  The Ritz-Carlton Development Company, Inc., a Delaware corporation.

Ritz-Carlton Consent Agreement:  That certain Consent to Assignment of Agreements dated as July 14, 2006, by Ritz-Carlton.

S&P:  Standard & Poor’s Ratings Group, a division of McGraw-Hill, Inc.

Second Omnibus Amendment to Construction Loan Documents:  The Second Omnibus Amendment to Construction Loan Documents, dated as of the Effective Date, among the Lenders, the Agent, Borrower and Guarantors.

Second Omnibus Amendment to Recorded Construction Loan Documents:  The Second Omnibus Amendment to Recorded Construction Loan Documents, dated as of the Effective Date, among the Lenders, the Agent, Borrower and ML&P.

Senior Lender:  A Lender other than a Subordinate Lender.

Servicer:  As defined in Section 18.1.

Servicing Agreement:  As defined in Section 18.1.

Servicing Fees:  As defined in Section 18.1.

Servicing Standard:  The servicing and administration of the Loans or the management of the Mortgaged Property, as applicable, by the Agent for the benefit of the Lenders and in accordance with applicable law, the terms of the Loan Documents and this Agreement and in the same manner in which, and with the same care, skill, prudence and diligence with which it administers mortgage loans for its own account, giving due consideration to customary and usual standards of practice of prudent institutional commercial lenders servicing their own loans, and with a view towards the best interests of the Lenders as a collective whole (subject to the relative priority rights of the Lenders as set forth in this Agreement), but without regard to (i) any relationship that Agent, or any Affiliate of Agent, may have with Borrower or any Affiliate of the Borrower or any other parties to this Agreement or the Loan Documents; (ii) the existence of any subordinate or mezzanine loan that Agent, or any Affiliate of Agent, may service, hold or have an interest in; (iii) the ownership of the Loans or any interest or participation therein, or any equity interest in the Mortgaged Property, as applicable, by the Agent or any Affiliate of Agent, as applicable; and (iv) the sufficiency of any compensation for its services hereunder and/or the Agent’s election to make any Protective Advances pursuant to the terms of this Agreement or its incurrence of any expenses.

Soft Costs:  All costs, other than Hard Costs, to be incurred in respect of the Project prior to completion of Construction, including, without limitation, sales and marketing costs and expenses, architects’ fees, engineers’ fees, interest on the Notes, real estate taxes, insurance premiums and bond fees.

Spa:  The improvements and amenities intended to be constructed on the Spa Land.

Spa Land:  As such term is defined in the Recitals to this Agreement.

SPC Party: As defined in Section 15.3(o).

Split Note Holders:  As defined in the Recitals to this Agreement.

Split Notes:  As defined in the Recitals to this Agreement.

State:  The State of Hawaii.

Stipulation Order:  As defined in Section 8.1(dd).

Subcontractor:  Any party furnishing labor, services or materials to the Project under a Construction Contract.

Subordinate Lender:  So long as any Facility A Commitment remains in effect or any Facility A Obligation remains unpaid, each Facility B-1 Lender, Facility B-2 Lender, Facility C-1 Lender and Facility C-2 Lender; and thereafter so long as any Facility B-1 Obligation remains unpaid, each Facility B-2 Lender, Facility C-1 Lender and Facility C-2 Lender; and thereafter so long as any Facility B-2 Obligation remains unpaid, each Facility C-1 Lender and Facility C-2 Lender; and thereafter so long as any Facility C-1 Obligation remains unpaid, each Facility C-2 Lender.

Successor Agent:  As defined in the Recitals to this Agreement.

Successor Agent Agreement:  As defined in the Recitals to this Agreement.

Swedbank:  As defined in the Recitals to this Agreement.

Tax and Insurance Escrow Fund:  As defined in Section 15.1(l).

Tax and Insurance Reserve:  As defined in Section 10.5.

Tax Escrow Fund:  As defined in Section 15.1(l).

Termination Agreement:  The Termination Agreement, dated as of the Effective Date, among Borrower, Holdings, Nordic/PCL and the other parties thereto terminating: (i) the Forbearance Agreement dated as of October 24, 2008 between Borrower and Nordic/PCL, (ii) the Indemnification Agreement dated as of October 24, 2008 between Borrower and Nordic/PCL and (iii) the Security and Subordination Agreement dated as of October 24, 2008 by Holdings,  and the other parties thereto in favor of Nordic/PCL.

Title Insurer:  First American Title Insurance Company and Fidelity Title Insurance Company:

Title Policy:  An ALTA Mortgagee’s Loan Title Insurance Policy, issued by Title Insurer, insuring the first lien priority of the Mortgage, subject only to the Permitted Exceptions, and otherwise in form satisfactory to the Lenders.

Transaction Costs:  Out-of-pocket costs payable by Borrower in respect of a sale of a Unit or Fractional Ownership Interest, including brokerage fees, sales commissions, royalty fees, any fees payable to Ritz-Carlton (excluding if payable to Ritz-Carlton any items contained in the Construction Budget referenced as “Hospitality Start-Up Recovery”), any fees payable to Kapalua Realty Company, Ltd., membership deposits for the Kapalua Club payable to Kapalua Land Company, Ltd. (all such fees paid to Affiliates as expressly provided in the Affiliate Agreements referenced in Schedule B and as in effect as of the date hereof), and customary closing costs (whether customarily payable by either seller or purchaser) not to exceed in the aggregate two percent of the Gross Sales Price of the Unit or Fractional Ownership Interest.  In addition to the foregoing, Transaction Costs shall also include any additional costs not referred to above if such costs are approved by (x) the Lenders if the total transaction costs exceed ten percent (10%) of the Gross Sales Price for such Unit, or (y) the Required Lenders if the total Transaction Costs are less than or equal to ten percent (10%) of the Gross Sales Price for such Unit.

Transfer:  Any sale, transfer, lease, conveyance, alienation, pledge, assignment, mortgage, encumbrance, hypothecation or other disposition of (i) all or any portion of the Project, (ii) all or any portion of Borrower’s right, title and interest (legal or equitable) in and to the Project or (iii) any interest in Borrower or any Controlling interest in any member in Borrower and which is not a Permitted Transfer.  Notwithstanding the foregoing, the sale of any Unit or Facility in accordance with the terms of Article XIV hereof shall not constitute Transfers hereunder.

TriMont: As defined in Section 5.1(c).

Unit:  Any individual condominium unit created at the Project, including, without limitation, Residential Condominium Unit or Fractional Ownership Unit (all such condominium units shall collectively be referred to as the “Units”).

Section 2.2             Rules of Construction.

The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on such assignments set forth herein), (c) the words “herein”, “hereof” and “hereunder”, and words of similar import shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Schedules and Exhibits shall be construed to refer to Articles and Sections of, and Schedules and Exhibits to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, and (f) any reference to any law, rule or regulation shall be construed to mean that law, rule or regulation as amended and in effect from time to time.  Each covenant in this Agreement shall be given independent effect, and the fact that any act or omission may be permitted by one covenant and prohibited or restricted by any other covenant (whether or not dealing with the same or similar events) shall not be construed as creating any ambiguity, conflict or other basis to consider any matter other than the express terms hereof in determining the meaning or construction of such covenants and the enforcement thereof in accordance with their respective terms.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Section 3.1             Representations and Warranties of Borrower.

To induce the Agent and the Lenders to execute this Agreement and perform their obligations hereunder, Borrower hereby represents and warrants to the Agent and the Lenders as of the Effective Date (and as of each date of a Requisition and disbursement of Loans, with updates of such facts and circumstances that are reasonably necessary to include in such Requisition to render the representations set forth therein true and correct in all material respects) as follows:

(a)               Borrower has good and marketable fee simple title to the Development Land free and clear of all liens, encumbrances and charges whatsoever, except for the Permitted Exceptions and such other liens, encumbrances and charges that have been disclosed to, and approved by, the Lenders prior to the Effective Date or shall be discharged in full or bonded over in a manner satisfactory to the Lenders on or prior to the Effective Date.  Borrower has the right to mortgage, grant, bargain, sell, pledge, assign, warrant, transfer and convey the Development Land.

(b)               Borrower has good and marketable leasehold title to the Spa Land, pursuant to the Ground Lease, free and clear of all liens, encumbrances and changes whatsoever, except for the Permitted Exceptions and such other liens, encumbrances and charges that have been disclosed to, and approved by, the Lenders prior to the Effective Date or shall be discharged in full or bonded over in a manner satisfactory to the Lenders on or prior to the Effective Date.  Borrower has the right to mortgage its leasehold estate in the Spa Land.  The certified copy of the Ground Lease provided to the Lenders by Borrower is true, correct and complete in all respects.  The Ground Lease is in full force and effect and has not been amended, except as amended by the Ground Lessor Consent, Estoppel Certificate and Amendment.  All rents, additional rents and other sums due and payable under the Ground Lease have been paid in full.  Neither Borrower, as ground lessee under the Ground Lease, nor ground lessor under the Ground Lease has received or given any notice of a default under the Ground Lease which has not been cured.

(c)               Except as otherwise disclosed in writing by Borrower to the Lenders, no material litigation or proceedings are pending, or, to the best of Borrower’s knowledge, threatened, against Borrower, Guarantor, Member or the Project or any portion thereof.  There are no pending, or, to Borrower’s knowledge, threatened, Environmental Proceedings in respect of the Project or any portion thereof.

(d)               Borrower, Guarantor and Member have or will upon request provide the Lenders with complete financial statements that reflect a fair and accurate view of their respective financial conditions.  Borrower has no contingent liabilities, other than those related to its ownership of the Land and its preparation for the development of the Project.  Member has no contingent obligations other than capital funding obligations to Borrower.

(e)               Borrower is and always has been a duly organized and validly existing limited liability company, duly organized under the laws of the State of Delaware.  Member is and always has been a duly organized and validly existing limited liability company, duly organized under the laws of the State of Delaware.  Borrower has full power and authority to execute, deliver and perform all Loan Documents to which it is a party, and such execution, delivery and performance have been duly authorized by all requisite action on the part of Borrower.

(f)                The Project is not encumbered or subject to any capital leases, liens or judgments, other than, with respect to Borrower, liens for real estate taxes which are not yet due and such other liens, encumbrances and charges that have been disclosed to, and approved by, the Lenders prior to the Effective Date or shall be discharged in full or bonded over in a manner satisfactory to the Lenders on or prior to the Effective Date.

(g)               To the best knowledge of the Borrower and Member, each of Borrower and Member is in compliance with all Laws applicable to it and has obtained all permits required for it to operate as a limited liability company.

(h)               Neither Borrower nor Member is involved in any dispute with any taxing authority.  Neither Borrower nor Member is in default of any obligation to pay taxes to any taxing authority.

(i)                Borrower has never owned any property, other than the Land, and has never engaged in any business, other than the ownership of the Land, operation of the hotel previously located on the Land, and preparation for the development of the Project.  Member has never owned any property, other than its interest in Borrower, and has never engaged in any business, other than business incidental to its ownership of an interest in, and as member of, Borrower.

(j)                To the knowledge of Borrower, no consent, approval or authorization of or declaration, registration or filing with any Governmental Authority or nongovernmental Person, including any creditor, partner, or member of Borrower or Guarantor, is required in connection with the execution, delivery and performance of this Agreement or any of the Loan Documents, other than such consents, approvals or authorizations which have been obtained, and the recordation of the Mortgage and the Assignment of Leases and Rents and the filing of UCC financing statements.

(k)               The execution, delivery and performance of this Agreement, the execution and payment of the Notes and the granting of the Mortgage and other security interests under the other Loan Documents will not constitute a breach or default under any other agreement to which Borrower, Member or any Guarantor is a party or may be bound, or a violation of any law or court order which may affect the Project.

(l)                To the knowledge of Borrower, after giving effect to the funding of the Initial Restructuring Loan there is no default under this Agreement, any of the other Loan Documents, or any other document or instrument to which Borrower is bound, nor any condition which, after notice or the passage of time or both, would constitute a default or an Event of Default under said documents.

(m)              Borrower has no knowledge of and has not received written notice of any pending or threatened, condemnation or eminent domain proceedings in respect of the Land or any part thereof.

(n)               As of the date hereof, the amounts set forth in the Construction Budget represent a full and complete itemization by category of all costs, expenses and fees which Borrower reasonably expects to pay or reasonably anticipates becoming obligated to pay to complete the Construction.

(o)               To the knowledge of Borrower, neither the construction of the Improvements nor the use of the Project when completed will violate (i) any Laws (including, without limitation, zoning ordinances, building codes, land use and environmental laws and laws relating to the disabled) or (ii) any restrictions, covenants or conditions of record or agreements affecting the Project.  Neither the zoning authorizations, approvals or variances nor any other right to construct or to use the Project is to any extent dependent upon or related to any real estate other than the Land.  All Governmental Approvals required for the Construction in accordance with the Plans and Specifications have been obtained or will be obtained prior to the commencement of Construction, and, to the knowledge of Borrower, all Laws relating to the Construction and operation of the Improvements have been complied with.  To the extent such Governmental Approvals have been issued or obtained, as the date hereof, Borrower has delivered true, complete and correct copies of same to the Agent.

(p)               Except for retainage amounts and amounts disclosed to the Lenders prior to the date hereof and which shall be paid in full from the proceeds of the Initial Restructuring Loan, all costs and expenses incurred for any and all labor, materials, supplies and equipment used in the development of the Project or the construction or demolition of any improvement on the Land have been paid in full as of the date hereof or will be paid in full from proceeds of the Loans.

(q)               The Project will have adequate water, gas and electrical supply, storm and sanitary sewerage facilities, other required public utilities, fire and police protection, and means of access between the Project and public streets.

(r)                Except as shown on the Survey submitted to the Agent in connection with the Loans, no portion of the Project and no building or any other portion of the Improvements is located in an area identified by the Secretary of Housing and Urban Development or any successor thereto as an area having special flood hazards pursuant to the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, or any successor law, or, if located within any such area, Borrower has obtained and will maintain the insurance prescribed in Section 15.2 hereof.

(s)               Borrower has dealt with no broker or finder in connection with this Agreement or the Loans.

(t)                All financial statements and other information previously furnished by both Borrower and Guarantor in connection with the Loans are true, complete and correct in all material respects and fairly present the financial conditions of the subjects thereof as of the respective dates thereof and do not fail to state any material fact necessary to make such statements or information not misleading, and no Material Adverse Change with respect to Borrower or Guarantor has occurred since the respective dates of such statements and information.  Neither Borrower nor Guarantor has any material liability, contingent or otherwise, not disclosed in such financial statements.

(u)               Borrower and Guarantor are solvent, and no bankruptcy, reorganization, insolvency or similar proceeding under any state or federal law with respect to Borrower or Guarantor or any Affiliate thereof has been initiated.

(v)               Except as disclosed in the Environmental Report: (i) the Project is free of Hazardous Material and is in compliance with all Laws; (ii) neither Borrower nor, to the best knowledge of Borrower, any other Person, has ever caused or permitted any Hazardous Material to be placed, held, located or disposed of on, under, at or in a manner to affect the Project and the Project has never been used (whether by Borrower or, to the best knowledge of Borrower, by any other Person) for any activities involving, directly or indirectly, the use, generation, treatment, storage, transportation, or disposal of any Hazardous Material; and (iii) there are no underground tanks, vessels, or similar facilities for the storage or containment of Hazardous Materials of any sort on, under or affecting the Project.

(w)              The Development Land and Spa Land are each taxed separately without regard to any other property and for all purposes the Development Land and Spa Land may be mortgaged, conveyed and otherwise dealt with as an independent parcel.

(x)               There are no Leases, subleases or other arrangements for occupancy of space within the Project, and no person or entity has any possessory interest in, or right to occupy, the Project or any portion thereof, except for the leases and month-to-month rental agreements listed on Schedule C attached hereto and pursuant to Qualifying Contracts of Sale entered into prior to or after the date hereof.

(y)               Except pursuant to the ML&P Agreements, the ER Purchase Agreement, and Qualifying Contracts of Sale currently in effect and that will be entered into after the date hereof, neither the Project nor any portion thereof is subject to any purchase option, buy-sell right (except as provided in the limited liability company agreement of Member), right of first refusal, right of first offer or other similar right to acquire same.

(z)               Upon completion of the Construction, no building or other improvement will encroach upon any property line, building line, setback line, side yard line or any recorded or visible easement.

(aa)             The Loans are not being made for the purpose of purchasing or carrying “margin stock” within the meaning of Regulation G, T, U or X issued by the Board of Governors of the Federal Reserve System, and Borrower agrees to execute all instruments necessary to comply with all the requirements of Regulation U of the Federal Reserve System.

(bb)            The Loans evidenced by the Notes are solely for the business purpose of Borrower, and is not for personal, family, household or agricultural purposes.

(cc)             No portion of the Project has been or, to the knowledge of Borrower, will be purchased with proceeds of any illegal activity.

(dd)            Borrower is not a party in interest to any plan defined or regulated under ERISA, and the assets of Borrower are not “plan assets” of any employee benefit plan covered by ERISA or Section 4975 of the Internal Revenue Code.

(ee)             Borrower is not a “foreign person” within the meaning of Section 1445 or 7701 of the Internal Revenue Code.

(ff)              Neither Borrower, Member, Guarantor nor any Person holding a direct or indirect interest in Borrower is (or will be) a person with whom the Agent or any Lender is restricted from doing business under OFAC (including Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and

Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not intentionally or with knowledge, and shall not intentionally or with knowledge engage in any dealings or transactions or otherwise be associated with such Persons.  In addition, Borrower hereby agrees to provide the Agent with any additional information that the Agent or any Lender deems reasonably necessary from time to time in order to ensure compliance with all Laws concerning money laundering and similar activities.

(gg)            Borrower has disclosed to the Lenders all material facts regarding the Project and Borrower and has not failed to disclose any material fact that could cause any representation or warranty made herein to be materially misleading.

(hh)            Each of the representations and warranties made by Guarantor herein or in any of the other Loan Documents is true, complete and correct in all material respects.

(ii)               Borrower possesses all franchises, patents, copyrights, trademarks, trade names, servicemarks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of Borrower’s businesses substantially as now conducted and to be conducted at the Project without conflict with any rights of others.

(jj)               A true and correct organizational chart outlining the percentage of ownership and capital structure of Borrower and the direct and indirect owners of Borrower is attached hereto as Exhibit F.

(kk)             Borrower has delivered to the Agent true, correct and complete copies of the ER Purchase Agreement and the ML&P Agreements.  Each such agreement is in full force and effect and has not been amended.  Borrower, Exclusive Resorts and ML&P have not received or given any notice of a default under such agreements which has not been cured.  Attached hereto as Schedule B is a complete list of all agreements entered into by, between or among Borrower and any Affiliate of ML&P, Exclusive Resorts, LLC, a Delaware limited liability company, MII and MII/MLP Affiliate.  Amendments to the ER Purchase Agreement and any individual purchase agreements entered into pursuant thereto may be amended as permitted by Section 15.1(l).

(ll)               Borrower has satisfied the Original Equity Requirement.

(mm)           Borrower represents that to the best of its knowledge, it is in compliance with all of the requirements of state, local and municipal requirements for the construction of the Project, including but not limited to, the requirements of the State of Hawaii Department of Land and Natural Resources (Historical Preservation Division).

(nn)            All proceeds from the Original Loan have been applied solely to pay for Hard Costs and Soft Costs set forth in the Construction Budget.

(oo)            Prior to the consummation of the transactions contemplated by the Master Assignment Agreement, the Split Note Holders have funded, and the Borrower acknowledges having received, under the Original Loan Agreement the total amount of advances equal to the sum of $228,764,578.58.

Section 3.2                                      Survival of Representations and Warranties.

Borrower agrees that all of the representations and warranties set forth in Section 3.1 and elsewhere in this Agreement are true as of the Effective Date and, except for matters which have been disclosed by Borrower in writing, will be true at all times thereafter.  Each request for a disbursement under the Loan Documents shall constitute a reaffirmation of such representations and warranties, as deemed modified in accordance with the disclosures made and approved as aforesaid, as of the date of such request.  In addition, Borrower shall be deemed to have reaffirmed such representations and warranties as of the date on which Facility A Loans are made to fund interest due on the Loans pursuant to the second sentence of Section 4.2(e).  It shall be a condition precedent to the making of each disbursement of a Facility A Loan that each of said representations and warranties is true and correct as of the date of such requested disbursement, except as aforesaid.  In addition, at the Agent’s request, Borrower shall reaffirm such representations and warranties in writing prior to each disbursement hereunder; subject to updating same to include those facts and circumstances that are reasonably necessary to include to render the representations true and correct in all material respects.  In the event that a representation and/or warranty made by Borrower on the Effective Date is updated such that a material adverse fact is disclosed to the Agent or any Lender then the Facility A Lenders shall be permitted to withhold disbursement of an advance under the Facility A Commitment until the fact or circumstance no longer exists or the Required Lenders otherwise waive same.

Section 3.3                                      Representations and Warranties of Lenders.

Each Lender (other than LBHI) hereby represents and warrants to each other Lender, the Agent, Borrower and each Guarantor as of the Effective Date as follows, and LBHI hereby represents and warrants to each other Lender, the Agent, Borrower and each Guarantor as of the Effective Date as to the following, other than those matters set forth in paragraphs (b), (c), (d) and (f) below:

(a)               In the case of each Lender other than LBHI that it is duly authorized by all requisite corporate or other requisite actions to enter into and perform the terms of this Agreement and each other Loan Document to which it is a party, and in the case of LBHI that the individual executing this Agreement and each other Loan Document to which LBHI is a party on behalf of LBHI is duly authorized to execute such agreements on behalf of LBHI.

(b)               It is the legal and beneficial owner of its Loans and that such interest is free and clear of any liens or security interests.

(c)               Immediately prior to the exchange thereof pursuant to Section 4.1, it was the legal and beneficial owner of the portion of the Original Loan evidenced by the promissory notes issued to it under the Original Construction Loan Agreement and the Co-Lending Agreement and that immediately prior to the exchange thereof pursuant to Section 4.1 such interest was free and clear of any liens or security interest.

(d)               The execution and delivery of this Agreement and the performance of its obligations hereunder will not violate, breach or conflict with its organizational documents or any agreement, contract, document or instrument to which it is a party.

(e)               There is no litigation or governmental proceeding pending, or to the best of its knowledge, threatened, which, if determined adversely to such Lender, would materially adversely affect the enforceability of this Agreement or any other Loan Document.

(f)                No approval, authorization, order, license or consent of, or registration or filing with, any Governmental Authority or other Person is required in connection with the execution and delivery of this Agreement by it or the performance of its obligations hereunder, except those which have been obtained.

(g)               It is, and, upon its execution and delivery of this Agreement and its performance hereunder, shall continue to be (1) in compliance with any and all applicable licensing requirements of the state where the Mortgaged Property is located, if any such requirements are applicable to such Lender, and (2) either (i) organized under the laws of such state or (ii) qualified to do business in such state or (iii) to the best of its knowledge, not required to qualify to do business in such state.

(h)               Neither the execution nor delivery of this Agreement, or the other Loan Documents or any subsequent Assignment and Assumption Agreement nor the exercise of any remedy or enforcement of any right with respect thereto will constitute a prohibited transaction within the meaning of section 406 of the Employee Retirement Income Security Act of 1974, as amended, or section 4975 of the Internal Revenue Code of 1986, as amended, for which an exemption is not available, and if such execution, delivery, purchase, exercise or enforcement constitutes such a prohibited transaction, it will cooperate with the Department of Labor, Internal Revenue Service and other affected parties in obtaining an exemption therefor.

(i)                To such Lender’s knowledge, after giving effect to the making of the Initial Restructuring Loan, no Event of Default exists.

ARTICLE IV
EXCHANGE OF NOTES; LOANS AND LOAN DOCUMENTS

Section 4.1                                      Exchange of Existing Notes.

Each Lender agrees to surrender on the Initial Restructuring Funding Date to the Borrower the promissory notes issued to it under the Original Construction Loan Agreement and in exchange for the cancellation of such promissory notes (without extinguishing the indebtedness evidenced thereby) Borrower shall issue to each Lender on the Initial Restructuring Funding Date the Notes set forth on Schedule D.  As of the Initial Restructuring Funding Date (and after giving effect to the making of the Initial Restructuring Loan), the principal amount outstanding under each Note held by the Lenders is set forth on Schedule D.  As of the Initial Restructuring Funding Date, all promissory notes issued under the Original Construction Loan Agreement are deemed cancelled as of such date.

Section 4.2                                      Facility A Loans; Facility A Lenders’ Obligation to Disburse; Reduction of Facility A Commitment.

(a)               Subject to the terms, provisions and conditions of this Agreement and the other Loan Documents, Borrower agrees to borrow from the Facility A Lenders and each Facility A Lender agrees to make Facility A Loans to Borrower, for the purposes and subject to all of the terms, provisions and conditions contained in this Agreement.  In no event shall a Facility A Lender make Facility A Loans in an amount in excess of its Facility A Commitment or after the Facility A Maturity Date.

(b)               The Facility A Loans shall be made to Borrower on the terms and conditions hereinafter set forth.  The Facility A Loans will bear interest at the rate or rates, and will be repaid, as set forth in this Agreement and in the Facility A Notes.  Borrower shall use the proceeds of the Facility A Loans solely for the purposes specified herein.

(c)               The aggregate amount of the Facility A Loans of any Facility A Lender shall not exceed the Facility A Commitment of such Facility A Lender.  The Facility A Commitment and Facility A Loans are not revolving in nature, and amounts repaid may not be subsequently readvanced.

(d)               Provided that Borrower satisfies the conditions to the making of Facility A Loans set forth in Article VIII hereof, the Facility A Lenders shall disburse the Initial Restructuring Loan to Borrower on the Initial Restructuring Funding Date.  Borrower shall use the Initial Restructuring Loan as set forth on Schedule F.

(e)               Except as set forth in the immediately succeeding sentence, provided that Borrower satisfies the conditions to the making of Facility A Loans set forth in Articles VIII, IX, XII and XIII hereof, the Facility A Lenders shall disburse Facility A Loans (other than the Initial Restructuring Loan as provided for in Section 4.2(d)) approximately ten (10) days after Borrower’s satisfaction of such conditions.  So long as (i) the Facility A Commitments have not been terminated or fully utilized and (ii) there shall exist no Default of which Borrower has received notice from the Agent, or any Lender or Event of Default, then the Facility A Lenders shall make Facility A Loans on each Payment Date in an amount equal to interest due on the Loans on such Payment Date, and the delivery of a Requisition by Borrower shall not be required for the making of such Facility A Loans.  On each day on which Facility A Loans are made to pay interest due on the Loans pursuant to the immediately preceding sentence, Borrower shall make an equity contribution in accordance with Section 12.1(l) as if such Facility A Loans were funded pursuant to a Requisition delivered in accordance with Section 12.1(l).

(f)                After the disbursement of the Initial Restructuring Loan and subject to the second sentence of Section 4.2(j), each Facility A Lender shall make successive disbursements under its Facility A Commitment to Borrower, but not more than once per calendar month, provided that (i) there shall then exist no Default or Event of Default, (ii) no Material Adverse Change shall have occurred with respect to Borrower, Guarantor or the Project, (iii) the Loans remain In Balance, (iv) all required Governmental Approvals are in full force and effect as needed for the then-current stage of Construction, and (iv) Borrower satisfies the conditions to the disbursement of the Facility A Loans set forth in Articles VIII, IX, X, XII and XIII hereof, as applicable.  All advances of Facility A Loans made by the Facility A Lenders to Borrower shall be advanced ratably among the Facility A Lenders based on the amount of each Facility A Lender’s Facility A Pro Rata Share.

(g)               To the extent that the Facility A Lenders may have acquiesced in noncompliance with any requirements precedent to the disbursement of a Facility A Loan, such acquiescence shall not constitute a waiver by the Facility A Lenders, and the Facility A Lenders may at any time after such acquiescence require Borrower to comply with all such requirements.

(h)               Each Facility A Lender shall make each Facility A Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the account of the Agent.

(i)                Borrower authorizes the Agent to disburse the Facility A Loan proceeds by crediting the Operating Account; provided, however, that the Agent shall not be obligated to use such method.

(j)                If pursuant to Section 4.10(b) Prepayment Proceeds are deposited into the Facility A Excess Proceeds Account, then on the date on which such deposit is made the Facility A Commitments shall be permanently reduced by the amount of such deposit, with such reduction being made pro rata among the Facility A Lenders’ Facility A Commitments.  If amounts are on deposit in the Facility A Excess Proceeds Account, then, subject to satisfying all other conditions of this Agreement for making of additional Facility A Loans, such funds shall be applied fully to fund amounts set forth in any subsequent Requisition and any interest due on any Payment Date that would otherwise be paid from proceeds of Facility A Loans, before utilizing the unfunded balance of the Facility A Commitment.

Section 4.3                                      Facility B-1 Loans.

As of the Initial Restructuring Funding Date, the aggregate outstanding principal amount of the Facility B-1 Loans is $27,966,385.63.  The Facility B-1 Loans will bear interest at the rate or rates, and will be repaid, as set forth in this Agreement and in the Facility B-1 Notes.  The Facility B-1 Loans are not revolving in nature, and amounts repaid may not be subsequently readvanced.

Section 4.4                                      Facility B-2 Loans.

As of the Initial Restructuring Funding Date, the aggregate outstanding principal amount of the Facility B-2 Loans is $4,041,441.55.  The Facility B-2 Loans will bear interest at the rate or rates, and will be repaid, as set forth in this Agreement and in the Facility B-2 Notes.  The Facility B-2 Loans are not revolving in nature, and amounts repaid may not be subsequently readvanced.

Section 4.5                                      Facility C-1 Loans.

As of the Initial Restructuring Funding Date, the aggregate outstanding principal amount of the Facility C-1 Loans is $191,430,583.52.  The Facility C-1 Loans will bear interest at the rate or rates, and will be repaid, as set forth in this Agreement and in the Facility C-1 Notes.  The Facility C-1 Loans are not revolving in nature, and amounts repaid may not be subsequently readvanced.

Section 4.6                                      Facility C-2 Loans.

As of the Initial Restructuring Funding Date, the aggregate outstanding principal amount of the Facility C-2 Loans is $10,938,892.07.  The Facility C-2 Loans will bear interest at the rate or rates, and will be repaid, as set forth in this Agreement and in the Facility C-2 Notes.  The Facility C-2 Loans are not revolving in nature, and amounts repaid may not be subsequently readvanced.

Section 4.7                                      Closing Documents.

On the Effective Date, Borrower shall execute and deliver (and cause any party thereto other than Borrower, the Agent or Lenders to execute and deliver) to the Agent the following:

(a)               The Notes;

(b)               Second Omnibus Amendment to Construction Loan Documents;

(c)               Second Omnibus Amendment to Recorded Construction Loan Documents;

(d)               MII Keep Whole Letters;

(e)               MH Kapalua Keep Whole Letters;

(f)                The Successor Agent Agreement;

(g)               The Master Assignment Agreement;

(h)               Termination Agreement;

(i)                Discharge of Negative Pledge Agreement; and

(j)                Such other documents, instruments or certificates as the Agent or its counsel may reasonably require, including such documents as the Agent in its sole discretion deems necessary or appropriate to effectuate the terms and conditions of this Agreement and the Loan Documents and to comply with Laws.

Section 4.8                                      Term of the Loans.

(a)               All Facility A Obligations shall be due and payable in full on the Facility A Maturity Date.

(b)               All Facility B Obligations and all Facility C Obligations shall be due and payable in full on the Facility B/C Maturity Date.

Section 4.9                                      Prepayments.

Except as provided in Section 4.10, Borrower may prepay the Loans in whole only upon not less than thirty (30) days’ written notice to the Agent and the Lenders.  No such prepayment of the Loans shall be permitted unless the same is accompanied by (i) all interest accrued on the Loans through the date of prepayment, (ii) Breakage Costs incurred by the Lenders as a result of the prepayment, and (iii) reasonable attorneys’ fees incurred by the Lenders as a result of the prepayment.  A prepayment notice may be rescinded or withdrawn by Borrower provided that such rescission notice is delivered to the Agent at least five (5) days prior to the prepayment date and Borrower shall pay all of the Agent’s and the Lenders’ actual costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with such rescission.  All prepayments under this Section 4.9 shall be applied in accordance with Section 21.1.

Section 4.10                                Required Principal Payments.

(a)               Borrower shall make payments on account of the principal amount of the Loans upon the release of the lien of the Mortgage in respect of a Unit or a Facility, as provided in Sections 14.4(a)(viii), 14.4(b)(viii), 14.4(c) and 14.5(e), subject to Section 4.10(b) below.

(b)               Upon receipt thereof, the Agent shall apply the Prepayment Proceeds to repay the Debt owed to the Facility A Lenders pursuant to Section 21.1.  If the Prepayment Proceeds are greater than the Facility A Obligations so prepaid, then such excess amount shall be deposited by the Agent into the Facility A Excess Proceeds Account.  Pursuant to Section 4.2(j), funds on deposit in the Facility A Excess Prepayment Proceeds Account shall be utilized fully to fund amounts that would otherwise be funded from proceeds of Facility A Loans before any new Facility A Loans are made by the Facility A Lenders.  If the portion of the Debt owed to the Facility A Lenders has been paid in full and the Facility A Commitments have expired or have been terminated or upon the Notes being declared due and payable pursuant to Section 20.1(c), the Agent shall apply the Prepayment Proceeds to repay the outstanding Debt in accordance with Section 21.1.

(c)               On the Facility A Maturity Date, Borrower shall pay the entire amount of the Facility A Obligations.

(d)               On the Facility B/C Maturity Date, Borrower shall pay the entire amount of each of the Facility B Obligations and the Facility C Obligations.

Section 4.11                                Payments Generally.

(a)               All payments (whether of principal or interest) shall be deemed credited to Borrower’s account only if received by 2:00 p.m. (New York time) on a Business Day; otherwise, such payment shall be deemed received on the next Business Day.

(b)               Each Facility A Lender will make the amount of each of its  Facility A Loans, and the Borrower will make available the applicable amount of its Additional Equity Requirement, available to the Agent (or the Servicer, as the case may be) prior to 2:00 p.m. (New York time) on the Business Day on which such Facility A Loan is to be made hereunder, and the Agent (or the Servicer, as the case may be) shall make the funds so received from the Facility A Lenders and the Additional Equity Requirement available to Borrower on such date; provided that if such funds are received by the Agent (or the Servicer, as the case may be) after such time, then such funds shall be made available to Borrower no later than 12:00 p.m. (New York time) on the immediately succeeding Business Day.  Notwithstanding anything to the contrary in this Agreement (i) interest will accrue on such Facility A Lender’s Facility A Loans from the date such Lender’s funds are received by the Agent (or Servicer, as the case may be) if received by 2:00 p.m. (New York time) on the required date, and if such funds are  received on such Business Day after such time then interest shall accrue thereon from the immediately succeeding Business Day, or if such funds are not received on such Business Day then interest shall accrue thereon only after such funds have been received by the Agent (or the Servicer, as the case may be) and made available to the Borrower, and (ii) the interest payments payable to the Facility A Lenders under Sections 21.1 and 21.2 shall be adjusted, if necessary, to take into account accrual of interest on a funding by a Facility A Lender of its Facility A Loan commencing on a date other than the date on which such Facility A Loan was required to be made hereunder.

ARTICLE V
INTEREST

Section 5.1                                      Interest Rate.

(a)               Interest shall accrue on the Loans at the Applicable Rate.  Subject to the provisions hereinafter set forth, the Applicable Rate shall be the Adjusted LIBOR Rate.

(b)               Interest in arrears at the Applicable Rate shall be payable on each Payment Date.

(c)               As long as no Event of Default has occurred and is continuing, Borrower may elect from time to time (each, a “LIBOR Rate Election”), but no more frequently than once in any calendar month, to have the Adjusted LIBOR Rate apply to any portion of the principal amount of the Loans (including any disbursement of Facility A Loans about to be made) by giving the Servicer irrevocable written notice of such election designating the Interest Period for which such LIBOR Rate Election is to apply. For so long as TriMont Real Estate Advisors, Inc. (“TriMont”) is the Servicer, such written notice shall be given to TriMont at its Atlanta office by no later than 5:00 P.M. New York time at least four (4) LIBOR Business Days prior to the date on which the applicable Interest Period will commence.  If a LIBOR Rate Election is then in effect with respect to any portion of the Loans, then the Adjusted LIBOR Rate with respect to any additional Facility A Loan made during the applicable Interest Period then in effect shall be the Adjusted LIBOR Rate then in effect with respect to such Interest Period.  In no event may Borrower elect an Interest Period with respect to the Facility A Loans which extends beyond the Facility A Maturity Date or an Interest Period with respect to Facility B Loans or Facility C Loans which extends beyond the Facility B/C Maturity Date.  Notwithstanding anything to the contrary, (i) except with respect to Facility A Loans funded solely to fund a Requisition or to pay interest on the Loans, the LIBOR Rate Election may be exercised from time to time only as to a minimum aggregate amount of $53,000,000, and (ii) in no event shall more than seven (7) Interest Periods be in effect at any time for the Loans.  If Borrower does not select an Interest Period at least four (4) LIBOR Business Days prior to the last day of the applicable Interest Period, then the Applicable Rate for such amount following the end of such Interest Period shall be based on a thirty (30) day Interest Period.

(d)               If the Agent determines (in the case of clauses (i), (iii) and (iv) below) or receives notice from any Lender (in the case of clause (ii) below) (which determination by the Agent or such Lender shall be conclusive and binding upon Borrower, absent manifest error) (i) that dollar deposits in respect of any portion of the Loans bearing interest at the Adjusted LIBOR Rate are not generally available at such time in the London Interbank market, (ii) that the rate at which such deposits are being offered will not adequately and fairly reflect the cost to such Lender of maintaining a LIBOR Rate on such portion of the Loans or of funding the same due to circumstances affecting the London interbank market generally, (iii) that reasonable means do not exist for ascertaining a LIBOR Rate or (iv) that an Adjusted LIBOR Rate would be in excess of the maximum interest rate which Borrower may by law pay, then, in any such event, the Agent shall so notify Borrower and the Lenders and all portions of the Loans bearing interest at the Adjusted LIBOR Rate that are so affected shall, as of the date of such notification with respect to an event described in clauses (ii) or (iv) above, or as of the expiration of the Applicable Rate Interest Period with respect to an event described in clauses (i) or (iii) above, bear interest at the Adjusted Prime Rate until such time as the situations described above are no longer in effect.

(e)               If the introduction of (or any change in) any Law, regulation or treaty, or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof, shall make it unlawful for any Lender to maintain the Applicable Rate at an Adjusted LIBOR Rate with respect to its Loans or any portion thereof, or to fund its Loans or any portion thereof in dollars in the London interbank market, then (i) such Lender shall notify Borrower and the Agent that such Lender is no longer able to maintain the Applicable Rate at an Adjusted LIBOR Rate, (ii) the Applicable Rate shall automatically be converted to the Adjusted Prime Rate and (iii) Borrower shall pay to such Lender the amount of Breakage Costs (if any) incurred by such Lender in connection with such conversion.  Such Lender shall use reasonable efforts to avoid incurring any Breakage Costs but shall have no liability if any Breakage Costs are incurred. Thereafter, interest shall accrue on such Loans or the applicable portion thereof at the Adjusted Prime Rate until such time as the situation described herein is no longer in effect.

(f)                Interest on the outstanding principal balance of Loans made under a Loan Facility shall be calculated by multiplying (i) the actual number of days elapsed in the period for which the calculation is being made by (ii) a daily rate applicable to such Loans based on a three hundred sixty (360) day year by (iii) the outstanding principal balance of such Loans.

(g)               Borrower shall indemnify each Lender and hold each Lender harmless from any loss or expense which such Lender sustains or incurs as a consequence of (i) any default by Borrower in payment of the principal of or interest on any portion of its Loans bearing interest at an Adjusted LIBOR Rate, including, without limitation, any such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain such portion of its Loans at an Adjusted LIBOR Rate, (ii) any prepayment (whether voluntary or mandatory) of any portion of the Loans bearing interest at an Adjusted LIBOR Rate on a day that (A) is not the Payment Date immediately following the last day of an Interest Period with respect thereto or (B) is the Payment Date immediately following the last day of an Interest Period with respect thereto if Borrower did not give the prior written notice of such prepayment required pursuant to the terms of this Agreement, including, without limitation, such loss or expense arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain such portion of its Loans at an Adjusted LIBOR Rate and (iii) the conversion (for any reason whatsoever, whether voluntary or involuntary) of the Applicable Rate from an Adjusted LIBOR Rate to the Adjusted Prime Rate with respect to any portion of the Loans on a date other than the Payment Date immediately following the last day of an Interest Period, including, without limitation, such loss or expenses arising from interest or fees payable by such Lender to lenders of funds obtained by it in order to maintain such portion of its Loans at an Adjusted LIBOR Rate (the amounts referred to in clauses (i), (ii) and (iii) are herein referred to collectively as the “Breakage Costs”). This provision shall survive payment of the Notes in full and the satisfaction of all other obligations of Borrower under this Agreement and the other Loan Documents. Each Lender shall make reasonable efforts to avoid incurring any Breakage Costs in connection with the application of the Release Prices in reduction of the Debt.

(h)               The outstanding principal balance of the Loans shall bear interest at the Default Rate at any time during which an Event of Default exists.

ARTICLE VI
COSTS OF MAINTAINING LOAN

Section 6.1             Increased Costs and Capital Adequacy.

(a)               Borrower recognizes that the cost to the Lenders of maintaining the Loans or any portion thereof may fluctuate and Borrower agrees to pay each Lender additional amounts to compensate such Lender for any increase in costs incurred in maintaining its Loans or any portion thereof or for the reduction of any amounts received or receivable from Borrower as a result of:

(i)         any change after the date hereof in any Law, regulation or treaty, or in the interpretation or administration thereof, or by any domestic or foreign court, (x) changing the basis of taxation of payments under this Agreement to such Lender (other than taxes imposed on all or any portion of the overall net income or receipts of such Lender), (y) imposing, modifying or applying any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, credit extended by, or any other acquisition of funds for loans by such Lender or (z) imposing on such Lender, or the London interbank market generally, any other condition affecting its Loans, provided that the result of the foregoing is to increase the cost to such Lender of maintaining its Loans or any portion thereof or to reduce the amount of any sum received or receivable from Borrower by such Lender under the Loan Documents; or

(ii)        the maintenance by such Lender of reserves in accordance with reserve requirements promulgated by the Board of Governors of the Federal Reserve System of the United States with respect to “Eurocurrency Liabilities” of a similar term to that of its Loans (without duplication for reserves already accounted for in the calculation of a LIBOR Rate pursuant to the terms hereof).

(b)               If the application of any Law, rule, regulation or guideline adopted or arising out of the report of the Basle Committee on Banking Regulations and Supervisory Practices entitled “International Convergence of Capital Measurement and Capital Standards”, or the adoption after the date hereof of any other Law, rule, regulation or guideline regarding capital adequacy, or any change after the date hereof in any of the foregoing, or in the interpretation or administration thereof by any domestic or foreign Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, has the effect of reducing the rate of return on such Lender’s capital to a level below that which such Lender would have achieved but for such application, adoption, change or compliance (taking into consideration the policies of such Lender with respect to capital adequacy), then, from time to time Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction with respect to any portion of such Lender’s Loans outstanding.

(c)               Any amount payable by Borrower under subsection (a) or subsection (b) of this Section 6.1 shall be paid within five (5) days of receipt by Borrower of a certificate signed by an authorized officer of a Lender setting forth the amount due and the basis for the determination of such amount, which statement shall be conclusive and binding upon Borrower, absent manifest error.

ARTICLE VII
LOAN EXPENSE AND ADVANCES TO CURE DEFAULTS

Section 7.1                                      Loan and Administration Expenses.

Borrower shall reimburse the Agent, from time to time upon five (5) days’ demand therefor, for reasonable, out-of-pocket expenses incurred by the Agent in connection with the administration of the Loans (excluding the Agent’s general overhead expenses), including all amounts payable pursuant to Sections 7.2 and 7.3 hereof and any and all other fees owing to the Agent pursuant to the Loan Documents, and also including, without limitation, all recording, filing and registration fees and charges, mortgage or documentary taxes, insurance premiums, title insurance premiums and other charges of the Title Insurer, survey fees and charges, cost of certified copies of instruments, cost of premiums on surety company bonds and the Title Policy, charges of Title Insurer or other escrowee for administering disbursements, all fees and disbursements of  Agent’s Consultant, all fees and disbursements of servicer, appraisal fees, syndication fees, insurance consultant’s fees, environmental consultant’s fees, travel related expenses and all costs and expenses incurred by the Agent or Servicer in connection with the determination of whether or not Borrower has performed the obligations undertaken by Borrower hereunder or has satisfied any conditions precedent to the obligations of the Lenders hereunder. Further, if any Default or Event of Default occurs or if the Loans or any portion thereof are not paid in full when and as due, Borrower shall pay to the Agent and the Lenders upon five (5) days’ demand therefor, all costs and expenses of the Agent and the Lenders (including, without limitation, reasonable attorneys’ fees and court costs) incurred in attempting to enforce payment of the Loans or to realize upon the security therefor. Borrower agrees to pay the Agent’s fees and disbursements incurred in connection with title updates and title endorsements ordered by the Agent (a) in connection with each disbursement of Facility A Loan proceeds, (b) to be ordered every six (6) months if construction ceases and (c) after completion of construction every six (6) months thereafter throughout the term of the Loans, or more often if an Event of Default has occurred or if required by examiners.

Section 7.2                                      Brokerage Fees.

Borrower shall pay all brokerage, finder or similar fees or commissions payable in connection with the transactions contemplated hereby and shall indemnify and hold each Indemnified Party harmless against all claims, liabilities, costs and expenses (including attorneys’ fees and expenses) incurred in relation to any claim by any broker, finder or similar person claiming that they represented Borrower; provided however, that as an inducement to Borrower to make the foregoing undertaking, the Agent and each Lender represent and warrant to Borrower with respect to itself that it has not dealt with any broker, finder or similar person in connection with the Loans.

Section 7.3                                      Right of Lenders to Make Advances to Cure Borrower’s Defaults.

If Borrower fails to perform any of Borrower’s covenants, agreements or obligations contained in this Agreement or any of the other Loan Documents (after the expiration of applicable grace periods, except in the event of an emergency or other exigent circumstances), any Lender may (but shall not be required to), after written notice to Borrower and the Agent and after the expiration of any applicable cure periods, perform any of such covenants, agreements and obligations, and any amounts expended by such Lender in so doing shall be added to the Debt owed to such Lender and bear interest at the Default Rate.

ARTICLE VIII
CONDITIONS PRECEDENT
TO THE MAKING OF THE LOAN

Section 8.1                                      Non-Construction Conditions Precedent.

The Facility A Lenders’ obligation to fund the Initial Restructuring Loan and thereafter to make any further disbursements of Facility A Loans and the Facility B Lenders’ and Facility C Lenders’ willingness to enter into this Agreement are conditioned upon Borrower’s delivery, performance and satisfaction of the following conditions precedent in form and substance satisfactory to the Agent, or waiver of any such condition precedent by the Lenders:

(a)               Borrower shall have furnished duly executed copies of the documents listed in Section 4.7;

(b)               There shall exist no Default of which Borrower has received notice from the Agent or any Lender or Event of Default;

(c)               Borrower shall have furnished the Agent with evidence that all taxes then due and payable, including without limitation, real estate taxes, with respect to the Property have been paid or will be paid as of the Effective Date;

(d)               Borrower shall have furnished to the Agent the Title Policy with an appropriate endorsement to the Agent, together with legible copies of all title exception documents cited in the Title Policy and all other legal documents affecting the Project or the use thereof;

(e)               Borrower shall have furnished to the Agent or to the Prior Agent an ALTA/ACSM Land Title Survey of the Project and any and all existing plats regarding the Project;

(f)                Borrower shall have furnished the Agent or the Prior Agent with evidence of zoning or a copy of the final approved Planned Unit Development (“PUD”) map, preliminary development plan (“PDP”) or other development plan for the Project permitting the construction of the Improvements and containing all use or building conditions or restrictions affecting the Project and approved by the appropriate Governmental Authority, and all amendments and changes thereto since the Original Effective Date;

(g)               Borrower shall have furnished to the Agent or to the Prior Agent certified copies of the Issued Entitlements and all other Governmental Approvals and Permits required for the Project and issued after the Original Effective Date;

(h)               Borrower shall have furnished the Agent or the Prior Agent with policies or binders evidencing that Borrower has obtained and maintains insurance coverage in respect of Borrower and the Project in accordance with the provisions of Section 15.2 below, and paid all Insurance Premiums in respect thereof;

(i)                All of the representations of Borrower and Guarantor set forth in the Loan Documents shall be true and correct in all material respects;

(j)                Borrower shall have furnished the Agent and the Lenders with an opinion(s) from counsel to Borrower, in form and substance reasonably satisfactory to the Agent and the Lenders;

(k)               Borrower shall have furnished the Agent or the Prior Agent with a zoning report from PBR Hawaii as to violations and zoning, and use of property and other non-zoning land use permits;

(l)                Borrower shall have furnished the Agent with current, federal tax lien and UCC searches in respect of Borrower, Member and Guarantor;

(m)              Borrower shall have furnished the Lenders with current annual financial statements of Member and Guarantor, each in form satisfactory to the Lenders and each certified as being true, complete and correct by the party to which it relates;

(n)               Borrower shall have furnished the Agent with proof satisfactory to the Agent of its authority, formation and good standing in the state of its formation and qualification in the State of Hawaii;

(o)               Borrower shall have furnished the Agent with (i) certified copies of all action taken by Borrower, Member and any other principal of Borrower to authorize the execution, delivery and performance, in accordance with its terms, of this Agreement, the Notes, each of the other Loan Documents entered into to consummate the transactions contemplated herein on the Effective Date and any other documents required or contemplated hereunder or thereunder to which it is a party; (ii) a certificate of incumbency with respect to the representatives of each Borrower, Member and any other principal of Borrower authorized and directed to execute and deliver each such Loan Document to which it is a party; (iii) certificates of good standing for Borrower, Member and any other principal of Borrower from the appropriate authority in their jurisdictions of formation, and (iv) certified copies of all organizational documents, including, without limitation, formation and corporate governance documents, for Borrower, Member and any other principal of Borrower;

(p)               Guarantor shall have furnished the Agent with (i) a certificate of incumbency with respect to the representatives of each Guarantor authorized and directed to execute and deliver each of the documents set forth in Section 4.7 to which it is a party; and (ii) certificates of good standing for Guarantor from the appropriate authority in each of their jurisdictions of formation;

(q)               Borrower shall have furnished the Agent or the Prior Agent with evidence of the availability to the Improvements of all utilities utilized or to be utilized at the Project in compliance with the requirements of the Plans and Specifications. Such evidence may be in the form of letters from utility companies or local authorities, that (a) telephone service, cable, telecommunications, electric power, natural gas, storm sewer, sanitary sewer and water facilities are available to the Project; (b) such utilities are adequate to serve the Project and exist at the boundary of the Project; and (c) no conditions exist to affect Borrower’s right to connect into and have unlimited use of such utilities except for the payment of a normal connection charge and except for the payment of subsequent charges for such services to the utility supplier;

(r)                the Lenders shall have reviewed and approved the Environmental Report;

(s)               Borrower shall have furnished the Agent or the Prior Agent with copies of all engineering reports, land planning maps, or plats, soils tests, environmental reports, surveys prepared for the orderly planning of the Improvements, marketing materials and brochures, building permits or licenses, utility taps or supply agreements, governmental or private agreements, indemnities, waivers, rights to reimbursements, abatements or benefits of whatsoever nature regarding the Property, to the extent assignable, and other documents prepared and existing for the construction of the Improvements, available on the Effective Date, with subsequent submissions to the Agent of reports and studies not required to be available on the Effective Date, if requested by the Agent (collectively, the “Development Items”);

(t)                Borrower shall have furnished the Agent or the Prior Agent with copies of any agreements, existing or proposed, with any Governmental Authority, in the nature of a subdivider’s agreement, public improvements agreement, or annexation agreement affecting the development of the Project or requiring cash equivalent collateral, or imposing building restrictions in lieu of collateral, as a condition to development of the Project (collectively, the “Development Documents”);

(u)               Borrower shall have furnished the Agent or the Prior Agent with evidence that any obligations regarding development in connection with the Project arising under the Development Documents or agreements with providers of utility services or governmental regulations which could become a lien against the Property or a restriction against the issuance of building permits or certificates of occupancy for the Improvements (collectively, the “Development Obligations”) have been or will be satisfied or performance of the Development Obligations has been or will be secured by adequate financial security such as bonds, letters of credit or certificates of deposit pursuant to the agreements creating the Development Obligations or the requirements of the utility provider;

(v)               Borrower shall have furnished to the Agent or the Prior Agent a fully executed Ground Lessor Consent, Estoppel Certificate and Amendment;

(w)              Borrower shall have furnished to the Agent or the Prior Agent fully executed copies of all amendments to the Marketing Agreements;

(x)               Borrower shall have furnished the Agent or the Prior Agent with copies of all amendments to the Condominium Documents and Fractional Ownership Documents;

(y)               Borrower shall have furnished the Agent or the Prior Agent with fully executed copies of all Contracts of Sale existing as of the Effective Date;

(z)               Borrower shall have furnished the Agent or the Prior Agent with a fully executed copy of that certain ER Residences Agreement (the “ER Purchase Agreement”) dated August 31, 2004, by and between Borrower and Exclusive Resorts, as amended by that certain First Amendment dated June 28, 2006 and that certain Omnibus Amendment to ER Agreements dated as of February 11, 2009, including all fully executed copies of Contracts of Sale executed by Borrower and Exclusive Resorts (or its permitted assigns) in connection therewith;

(aa)             Borrower shall have furnished the Agent or the Prior Agent with fully-executed copies of the ML&P Agreements;

(bb)            The Agent shall have received evidence satisfactory to it that the Operating Account has been established;

(cc)             Borrower shall have paid, or will pay at closing, its own expenses and fees incurred in connection with the Loans, and all of the Agent’s and, subject to an agreement between the Lenders and Borrower, the Lenders’ charges incurred in connection with the making of the Loans, including but not limited to attorneys’ fees and charges, title fees and charges, construction, environmental and engineering consultant’s fees and charges, appraisal costs, surveys, recording and filing fees and taxes;

(dd)            The Agent shall have received (in form and substance satisfactory to the Lenders) an order (the “Stipulation Order”) of the United States Bankruptcy Court for the Southern District of New York having jurisdiction over the Chapter 11 bankruptcy cases of LBHI, et al., entered after a final hearing approving the Stipulation, Agreement and Order, dated January 28, 2009, among Borrower, LBHI, Central Pacific, Deutsche Hypo, LBBW and Swedbank.

(ee)             UCC amendments assigning the security interest granted to LBHI under the Loan Document to the Agent;

(ff)              Such UCC financing statements or amendments thereto as Agent determines are advisable or necessary to perfect or notify third parties of the security interests created by the Loan Documents;

(gg)            MH Kapalua shall have satisfied its funding obligation under Section 5.1 of the Master Assignment Agreement;

(hh)            Swedbank shall have received the payment described in Section 6.1 of the Master Assignment Agreement; and

(ii)               All documents and legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Agent and the Lenders.

ARTICLE IX
CONSTRUCTION CONDITIONS PRECEDENT FOR SUBSEQUENT ADVANCES UNDER THE FACILITY A COMMITMENT

Section 9.1                                      Required Construction Documents.

Borrower shall obtain as a condition for the disbursement of any Facility A Loan to be made under the Facility A Commitment the Agent’s approval of each of the following items:

(a)               Confirmation that Issued Entitlements are still in place and in effect. Confirmation shall amount to an affidavit by Borrower that no action has been undertaken which jeopardizes Entitlements;

(b)               Fully executed copies of: (i) the General Contract, including pertaining to the Spa; (ii) those Construction Contracts then required to comply with the Construction Contracts Effectiveness Schedule or with respect to which any Construction is then being performed; (iii) the Architect’s Agreement and (iv) all contracts with Engineers;

(c)               A schedule of values, including a trade payment breakdown, setting forth a description of all Construction Contracts;

(d)               All Permits then required for that portion of the Construction for which funds will be disbursed; as funds are requested for additional portions of the Construction Borrower shall provide Permits for same;

(e)               The Plans and Specifications;

(f)                Fully paid Bonds, with a rider thereto naming the Agent as an additional obligee thereunder, guaranteeing the obligations of General Contractor under the General Contract and the Subcontractors under the Major Contracts;

(g)               A report from Agent’s Consultant which contains an analysis of the Plans and Specifications, the Construction Budget, the Construction Schedule, the General Contract and all Construction Contracts. Such report shall contain (i) an analysis demonstrating the adequacy of the Construction Budget to complete the Project and (ii) a confirmation that the Construction Schedule is realistic. Agent’s Consultant shall monitor construction of the Project and shall visit the Project at least one (1) time in connection with each disbursement request, and shall certify as to amount of construction costs for all requested advances;

(h)               The Architect’s Certificate, executed by the Architect;

(i)                Consents from the Architect, and other Persons reasonably specified by the Agent to the collateral assignment by Borrower to the Agent of construction documents, including, without limitation, the General Contract, the Architect’s Agreement, contracts with Engineers, Plans and Specifications, all permits, licenses and approvals (to the extent assignable under applicable law) in respect of the Project, any other Development Item and any Development Document;

(j)                Borrower’s certification that all Contract Deposits utilized to date for Hard Costs and Soft Costs constitute Available Contract Deposits and have been utilized or will be utilized in conjunction with the requested advance;

(k)               An engineer’s report prepared and certified by a qualified engineer acceptable to the Agent, showing locations and results of all borings, together with recommendations for the design of the foundations of the Improvements and certifying in a manner satisfactory to the Agent the adequacy of the existing soils condition, indicating that the Plans and Specifications for construction of the Improvements are satisfactory in view of the condition of the soil;

(l)                Copies of marketing brochures or materials regarding the Project;

(m)              An opinion in form and substance reasonably satisfactory to the Agent from Borrower’s independent counsel that the Fractional Ownership Documents recorded in the Office with respect to the Fractional Ownership Units are sufficient to subject the Fractional Ownership Units to a fractional ownership regime in compliance with the laws of the State of Hawaii (“Fractional Ownership Opinion”), which Fractional Ownership Opinion shall be delivered prior to the initial partial release of any Unit;

(n)               The form of Purchase Contract to be used by Borrower in the sale of the Fractional Ownership Interest, the Fractional Ownership Units and the Residential Condominium Units; and

(o)               Such other materials and documents as the Agent may reasonably require with respect to the Construction.

ARTICLE X
CONSTRUCTION BUDGET; RESERVES; OPERATING BUDGET

Section 10.1                                Construction Budget.

Disbursements of the Facility A Loans shall be governed by the Construction Budget. The Construction Budget shall include, in addition to the Budget Line Items described in Section 10.2 below, the Contingency Reserve and the Interest Reserve.  Subject to the proviso to the penultimate sentence of this Section 10.1, Borrower shall not modify the Construction Budget without first obtaining the Required Lenders’ prior written consent thereto. Borrower may reallocate funds among Budget Line Items in the

Construction Budget as are reasonably necessary for the Construction of the Improvements in Borrower’s judgment, provided that without the Lenders’ prior consent (a) funds may only be moved to or from any particular Budget Line Item once per Budget Line Item and (b) any individual Budget Line Item shall not be reduced by more than five percent (5%); provided, however, that no such reallocation or modification to the Construction Budget shall be made which reduces the Budget Line Item for interest payable on the Notes without the prior consent of all Lenders. Borrower shall not otherwise modify the Construction Budget.

Section 10.2                                Budget Line Items.

(a)               The Construction Budget shall include as line items (“Budget Line Items”) all Hard Costs and Soft Costs. All Facility A Loan proceeds disbursed by Facility A Lenders shall be used only for the Budget Line Items for which such proceeds were disbursed.

(b)               The Facility A Lenders shall not be obligated to disburse any amount for any category of costs set forth as a Budget Line Item which is greater than the amount set forth for such category in the applicable Budget Line Item. Borrower shall pay as they become due all amounts set forth in the Construction Budget with respect to costs to be paid for by Borrower. If any Budget Line Item shall be (i) completed without the expenditure of all amounts in the Construction Budget allocated to such Budget Line Item or (ii) with regard to unfinished Budget Line Items, to the extent Borrower can demonstrate to the satisfaction of the Agent that savings in the particular Budget Line Item exist that do not result from either the Interest Reserve or the Contingency Reserve and such potential savings do not result in an increase to the Construction Budget, then Borrower may reallocate savings, provided that: (x) Borrower shall have submitted to the Lenders a revised Construction Budget reflecting the reallocation of Budget Line Items; and (y) no Budget Line Item for Hard Costs shall be reallocated to pay any Budget Line Item for Soft Costs until Borrower has paid all Hard Costs and completed the Improvements.

Section 10.3                                Contingency Reserve.

The Construction Budget shall contain a Budget Line Item for additional, unforeseen costs and expenses (the “Contingency Reserve”). Borrower may from time to time request that the Required Lenders permit the reallocation of portions of the Contingency Reserve to pay costs of the Project for which amounts remaining in any Budget Line Item are insufficient. Borrower agrees that the decision with respect to utilizing portions of the Contingency Reserve in order to keep the Loans “In Balance” shall be made by the Required Lenders in their reasonable discretion, and that the Required Lenders may require Borrower to make a Deficiency Deposit even if funds remain in the Contingency Reserve.

Section 10.4                                Interest Reserve and Facility A Loans to Pay Interest.

The Construction Budget shall contain a Budget Line Item for payment of interest due in respect of the Loans (the “Interest Reserve”). Pursuant to Section 4.2(e), the Facility A Lenders shall make Facility A Loans to pay accrued interest on the Notes, and Borrower hereby authorizes the Agent from time to time to disburse such Facility A Loan proceeds to pay all such accrued interest regardless of whether Borrower shall have specifically requested disbursement of such amount. Any such disbursement, if made, shall be added to the outstanding principal balance of the Facility A Notes and shall, when disbursed, bear interest at the Applicable Rate.

Section 10.5                                Tax and Insurance Reserve.

The Construction Budget shall contain Budget Line Items for payment of real estate taxes and Insurance Premiums (the “Tax and Insurance Reserve”). Borrower hereby authorizes the Agent from time to time, for the mutual convenience of the Lenders and Borrower, to disburse Facility A Loan proceeds to pay real estate taxes and Insurance Premiums, to the extent then due and payable, regardless of whether Borrower shall have specifically requested disbursement of such amount. Any such disbursement, if made, shall be added to the outstanding principal balance of the Facility A Notes and shall, when disbursed, bear interest at the Applicable Rate. The authorization hereby granted, however, shall not obligate Facility A Lenders to make disbursements of the Facility A Loans for real estate taxes and Insurance Premiums, unless Borrower requests, and qualifies for, disbursement of the portion of the Construction Budget allocated therefor.

ARTICLE XI
SUFFICIENCY OF LOANS

Section 11.1                                Loans In Balance.

Anything contained in this Agreement to the contrary notwithstanding, until substantial completion of the Improvements in accordance with the Plans and Specifications (except for the completion of punch-list items) the Loans shall at all times be “In Balance”, on a Budget Line Item basis and in the aggregate. A Budget Line Item shall be deemed to be “In Balance” only if the Required Lenders, in their reasonable discretion, determine that the amount of such Budget Line Item is sufficient for its intended purpose. The Loans shall be deemed to be “In Balance” in the aggregate only when the total of the undisbursed portion of the Facility A Commitment, plus the portion of the Additional Equity Requirement remaining to be invested, plus the undisbursed balance of Available Contract Deposits, plus Deficiency Deposits previously made by Borrower, plus the amount on deposit in the Facility A Excess Proceeds Account, less the Contingency Reserve (such total being the “Available Funds”), equals or exceeds the aggregate of: (i) the costs required to complete the Construction in accordance with the Plans and Specifications and the Construction Budget through substantial completion; (ii) the amounts to be paid as retainages to persons who have supplied labor or materials to the Project; (iii) amounts required to be refunded or otherwise paid to any contract vendee under a Contract of Sale; and (iv) all other Hard Costs and Soft Costs not yet paid for in connection with the Project, as such costs and amounts described in clauses (i) through (iv) above may be estimated and/or approved in writing by the Agent from time to time (such costs and amounts in (i) through (iv) being the “Outstanding Loan Costs”). If, in the Agent’s reasonable determination, either any Budget Line Item is insufficient for such purpose or the aggregate amount of the Available Funds is less than Outstanding Loan Costs, then Borrower shall, within fifteen (15) days after written request by the Agent (with simultaneous copies of such written request sent to Guarantors and the Lenders), deposit the deficiency with the Agent (a “Deficiency Deposit”). The Deficiency Deposit shall first be exhausted before any further disbursement of Facility A Loan proceeds shall be made. Any Deficiency Deposit remaining after a particular Budget Line Item or the Loans, as the case may be, are back “In Balance” shall be returned to Borrower. Facility A Lenders shall not be obligated to make any Facility A Loan disbursements if and for as long as the Loans are not “In Balance”.  Notwithstanding the foregoing, Borrower shall not be obligated to make a Deficiency Deposit if at any time the Loan is not “In Balance” as a result of a failure of a Facility A Lender to fund its Facility A Pro Rata Share of a Facility A Loan in accordance with the terms of this Agreement and so long as Borrower has funded such Defaulting Lender’s Facility A Pro Rata Share of such Facility A Loan.

ARTICLE XII
CONSTRUCTION PAYOUT REQUIREMENTS

Section 12.1                                Documents to be Furnished for Each Disbursement.

As a condition precedent to the making of a Facility A Loan by the Facility A Lender (other than Facility A Loans made solely to fund interest due on the Loans in accordance with Section 4.2(e)), Borrower shall furnish or cause to be furnished to the Agent the following documents covering such Facility A Loan, in form and substance satisfactory to the Agent:

(a)               A Requisition, duly executed by an Authorized Representative;

(b)               An AIA form of cost certification, executed by the General Contractor, as to all Hard Costs included within the request for disbursement;

(c)               An Architect’s Certificate with respect to the Improvements completed included within the request for disbursement;

(d)               Such invoices, contracts or other information as the Agent may require to evidence that Borrower has incurred all costs covered by the request for disbursement;

(e)               An executed, acknowledged lien waiver from General Contractor in respect of all Hard Costs covered by the prior disbursement of the Facility A Loans;

(f)                Paid receipts or other proof of payment of all Soft Costs covered by the prior disbursement of the Facility A Loans;

(g)               An endorsement to the Title Policy though the date of the disbursement, confirming the first priority lien position of the Mortgage, subject only to the Permitted Exceptions;

(h)               Copies of any Change Orders executed since the date of the last disbursement;

(i)                Copies of all Construction Contracts which have been executed since the last disbursement;

(j)                All Permits and all other Governmental Approvals then required in respect of the Construction, all of which must be assigned to the Agent (to the extent permitted under applicable law) as security for the Debt;

(k)               Copies of Contracts of Sale which have been executed since the last disbursement, all of which must be assigned to the Agent as security for the Debt;

(l)                Evidence that Borrower has made or shall simultaneously make an equity contribution for payment of expenses included in the Construction Budget in an amount equal to 3.4730% of the aggregate Facility A Loans to be disbursed pursuant to the applicable submitted Requisition, up to the aggregate amount of the Additional Equity Requirement; and

(m)              Such other instruments, documents and information as the Agent or Title Insurer may reasonably request.

Section 12.2                                Retainage.

Disbursement of proceeds of Facility A Loans for payment to the General Contractor will be consistent with the retainage provisions to be included in the General Contract. The retainage provisions of the General Contract may be written to allow reduction of retainage at fifty percent (50%) completion of the entire work covered by the General Contract so long as at no point during the course of construction is the retainage less than five percent (5%) of the value of the work completed, except in the case of those components of the work which are one hundred percent (100%) complete, in which case retainage related to such fully completed work can be released.

Section 12.3                                Disbursements for Stored Materials.

Any requests for disbursements which in whole or in part relate to materials, equipment or furnishings which Borrower owns and which are not incorporated into the Improvements as of the date of the request for disbursement, but are to be temporarily stored at the Project or off-site, shall be made in an aggregate amount not to exceed $5,000,000 at any time, unless the Required Lenders consent, in their sole discretion, to a greater amount. Any such request must be accompanied by evidence satisfactory to the Required Lenders that (i) such stored materials and the storage facility are included within the coverage of the Policies, (ii) the ownership of such materials is vested in Borrower free of any liens and claims of third parties, (iii) such materials are properly insured and protected against theft or damage, (iv) unless the Required Lenders have waived such requirement in writing, Agent’s Consultant has viewed and inspected the stored materials, and (v) in the opinion of Agent’s Consultant, the stored materials are physically secured and can be incorporated into the Project within three hundred sixty (360) days. The Agent may require separate Uniform Commercial Code financing statements to cover any such stored materials.

ARTICLE XIII
FINAL DISBURSEMENT FOR CONSTRUCTION COSTS; EXPENSE RESERVE

Section 13.1                                Final Disbursement for Construction Costs.

The Facility A Lenders will make the final Facility A Loan to Borrower for costs of Construction (including retainages) when the following conditions have been satisfied, provided that all other conditions in this Agreement for disbursements have also been satisfied:

(a)               There shall exist no Default or Event of Default.

(b)               The Improvements have been completed in substantial accordance with the Plans and Specifications, free and clear of Liens, and are ready for occupancy;

(c)               Borrower shall have furnished the Agent with copies of all licenses and permits required by Governmental Authorities for the occupancy of the Improvements, including, without limitation, Certificates of Occupancy in respect of all of the Units;

(d)               Borrower shall have furnished the Agent with final conditional or unconditional lien waivers, executed and acknowledged by General Contractor, Architect and all Subcontractors;

(e)               The Agent shall have received an affidavit, on AIA Form G706 or equivalent, of payment of debts and claims executed by the General Contractor;

(f)                Borrower shall have furnished the Agent with a certificate from the Architect stating that (i) the Improvements have been substantially completed in accordance with the Plans and Specifications, and (ii) the Improvements, as so substantially completed, comply with all Laws;

(g)               The Agent shall have received a certificate from Agent’s Consultant for the sole benefit of the Agent and the Lenders that the Improvements have been completed substantially in accordance with the Plans and Specifications;

(h)               The Agent shall have received and approved an ALTA Endorsement 100 and such other title insurance endorsements as it may require to the Title Policy insuring that the Improvements have been completed free of mechanics’ liens encumbering all or any portion of the Project;

(i)                At the request of the Agent, Borrower will make available to the Agent a complete set of red-lined “as built” plans for the Improvements, as completed;

(j)                There shall be no statutory Liens filed of record or notice of intent to file such a Lien delivered to Borrower or the Agent for labor or material arising out of the construction of the Improvements; unless, if there are any such Liens, Borrower shall have made arrangements reasonably satisfactory to the Required Lenders for the disposition or bonding thereof pursuant to Section 15.1(g);

(k)               At the Agent’s request, the Agent shall have received the final list of personal property pursuant to Section 15.1(n);

(l)                The Agent shall have received, at Borrower’s expense, a current, certified ALTA “as-built” improvement survey, locating all property lines, building set back lines, easements and the Improvements, parking spaces, and such other matters as shall be required by Lender; and

(m)              The Agent shall have received all agreements, instruments and documents (including control agreements, if necessary, and opinions of counsel), in form and substance reasonably satisfactory to the Agent, evidencing that the Agent has a first priority perfected security interest in the Expense Reserve Account.

If Borrower fails to comply with and satisfy any of the final disbursement conditions contained in this Section 13.1 on or before the Completion Date, such failure shall constitute an Event of Default hereunder.

Section 13.2                                Retainage.

Notwithstanding the provisions of Section 13.1 above, the making of any Facility A Loans to fund the disbursement of the retainage that has not been released pursuant to Section 12.2 shall be subject to the retention of such sums as Agent’s Consultant shall determine are necessary to assure full completion of punch-list items. Upon the completion of such punch-list items, the Facility A Lenders shall make additional Facility A Loans to Borrower to fund such retainage.

Section 13.3                                Expense Reserve.

(a)               Prior to the making of the final Facility A Loan to Borrower, Borrower shall cause the Expense Reserve Account to have been established and an amount equal to the Expense Reserve shall have been deposited into the Expense Reserve Account from (i) proceeds from Facility A Loans and an equity contribution by Borrower made in accordance with Section 12.1(l), or (ii) funds from Borrower (or a combination of (i) and (ii)).

(b)               Once established and funded pursuant to Section 13.3(a), the Expense Reserve shall be maintained until the Debt has been paid in full; provided, however, that upon closing of the sale of Units to Exclusive Resorts under the terms of the ER Purchase Agreement Borrower may deliver to the Agent projections with respect to the Expense Reserve Items for the three-month period immediately following such sale.  If such projections, which shall be in form and substance reasonably satisfactory to the Lenders, show that the aggregate amount of Expense Reserve Items for such three-month period is less than the amount on deposit in the Expense Reserve Account, then the Agent shall withdraw the difference from the Expense Reserve Account and remit such funds to Borrower.  From and after such date, the Expense Reserve required to be maintained hereunder shall equal such reduced amount.

(c)               If Borrower fails to pay when due any of the Expense Reserve Items, the Agent may (and shall at the direction of the Required Lenders) upon not less than two (2) Business Days’ notice to Borrower from the Agent or any Lender withdraw funds in the Expense Reserve Account up to an amount equal to the Expense Reserve to make such payment; provided that so long as the Notes have not been declared due and payable pursuant to Section 20.1, the Required Lenders shall not direct the Agent to withdraw funds from the Expense Reserve Account to pay interest on the Notes unless the amount to be withdrawn is  at least equal to the lesser of (i) an amount sufficient to pay accrued and unpaid interest then due on all Notes or (ii) the remaining amount of the Expense Reserve then available in the Expense Reserve Account; provided further that any such withdrawal to pay interest on the Notes shall be applied pursuant to Section 21.2.  If any withdrawal is made, the Agent shall notify Borrower of such withdrawal, and within fifteen (15) Business Days of receipt of such notice Borrower shall deposit into the Expense Reserve Account the amount of such withdrawal.

(d)               The Agent is hereby authorized and directed with respect to all sums of money and other property and all proceeds thereof held in the Expense Reserve Account to invest in, reinvest or otherwise liquidate Permitted Investments in accordance with instructions of Borrower; provided that no more than fifty percent (50%) of the amount of funds held in the Expense Reserve Account may be invested in Permitted Investments with maturities greater than thirty (30) days from the date of investment and no funds in the Expense Reserve Account shall be invested in Permitted Investments with a maturity greater than one hundred eighty (180) days from the date of investment; provided, further, that upon the occurrence and during the continuance of an Event of Default or after Borrower’s failure to pay when due any Expense Reserve Item Borrower shall not have the right to provide the Agent any such investment instructions.  If on the last Business Day of each calendar month the aggregate amount of cash plus the fair market value of Permitted Investments in the Expense Reserve Account exceeds the amount of the Expense Reserve then the Agent shall cause an amount of cash (including cash proceeds from the sale, liquidation or redemption of any Permitted Investments in the Expense Reserve Account) equal to such excess amount (calculated as of the date of withdrawal), less any penalty or charge applicable to the sale, liquidation or redemption of the Permitted Investment in connection therewith, to be withdrawn from the Expense Reserve Account and paid to Borrower.  In addition if on the last Business Day of each calendar month the aggregate amount of cash plus the fair market value of Permitted Investments in the Expense Reserve Account is less than the amount of the Expense Reserve then the Agent shall notify the Borrower of such deficiency and within fifteen (15) Business Days of such notice Borrower shall deposit funds into the Expense Reserve Account equal to such deficiency.  The Agent shall not be liable for any loss resulting from any investment in any Permitted Investments or the sale, liquidation or redemption thereof as contemplated by this Section 13.3(c).

(e)               If thirty (30) or more days have elapsed since the date on which the principal amount of the Notes has been declared due and payable pursuant to Section 20.1, the Agent may (and shall at the direction of the Required Lenders) apply amounts in the Expense Reserve Account up to an amount equal to the Expense Reserve to the payment of the Debt in accordance with Section 21.1.  Upon payment in full of the Debt, all amounts in the Expense Reserve Account shall be immediately transferred by the Agent to Borrower.

ARTICLE XIV
CONDOMINIUM COVENANTS

Section 14.1                                Contracts of Sale.

(a)               Borrower shall not enter into any Contracts of Sale, other than Qualifying Contracts of Sale. Unless Borrower has theretofore obtained the Lenders’ prior written consent thereto, Borrower may not enter into Contracts of Sale with Guarantor, or Affiliates of Borrower or Guarantor. Notwithstanding the previous sentence, the Lenders hereby consent to the sale of Units pursuant to the ER Purchase Agreement and the Lenders’ consent shall not be required with respect to immaterial amendments to the form Contract of Sale previously approved by the Lenders for sale of each individual Unit to be sold under the ER Purchase Agreement, to conform to the ER Purchase Agreement, provided that no amendment shall be made to the sale price set forth in the ER Purchase Agreement in effect on the date hereof. Lenders shall not unreasonably withhold such consent, provided that the applicable Contract of Sale (i) satisfies the requirements of the definition of “Qualifying Contract of Sale” contained herein and (ii) is otherwise on an arm’s length, commercially reasonable basis. All Contracts of Sale entered into by Borrower after the Original Effective Date shall be covered by the Assignment of Purchase Contracts and, in each case, if required by the Agent, by a separate assignment in form and substance similar to the Assignment of Purchase Contracts.  Notwithstanding anything to the contrary in this Agreement, the Lenders hereby consent to the sale of Units pursuant to the ER Purchase Agreement and any individual purchase agreements entered into pursuant to the ER Purchase Agreement so long as the purchaser under each such individual agreement is Exclusive Resorts or any of its Affiliates.

(b)               All Contract Deposits shall be deposited and held in the Condominium Deposit Account until such time as (i) a purchaser becomes entitled to the refund thereof in accordance with the terms of its Contract of Sale or (ii) the closing occurs under a Contract of Sale, whereupon the Contract Deposit shall be applied on account of the payment required under Section 14.4(a)(viii) or Section 14.4(b)(viii), as applicable.  If (x) a purchaser defaults under a Contract of Sale and (y) the Contract Deposit is paid to Borrower, Borrower shall pay such Contract Deposit to the Agent, for application to the Debt in accordance with Section 21.1. Notwithstanding the above, Borrower shall first apply the Available Contract Deposits towards funding the Construction pursuant to the Construction Budget, provided that: (i) Borrower has duly complied with all applicable laws pertaining to the use of such Contract Deposits for construction costs and delivers to the Agent Borrower’s certification as to such compliance in accordance with Section 9.1(j), (ii) Borrower has duly complied with Article IX of this Agreement, and (iii) no Event of Default has occurred and is continuing.

Section 14.2                                Residential Condominium.

(a)               Borrower has submitted the Development Property to the provisions of the Condominium Act and will satisfy all of the requirements thereof and of any other applicable law or restriction necessary to create a valid residential condominium regime in respect of the Residential Property (the “Residential Condominium”), provided that the form and substance of the Condominium Documents including, without limitation, the Residential Condominium Unit designations, descriptions, floor plans, sale prices and proposed form of Contract of Sale for the Residential Condominium Units, as well as the description of common elements and breakdown of common interests appurtenant to each Residential Condominium Unit, shall be subject to the written approval of the Lenders prior to such submission; provided that if the sale price for any Residential Condominium Unit set forth in the Condominium Documents is lower than the Release Price for such Residential Condominium Unit and such difference is less than ten percent (10%) of such Release Price then the approval of the Required Lenders shall be required with respect to such sale prices.

(b)               From and after the creation of the Residential Condominium, Borrower shall observe and perform the following covenants:

(i)         Borrower shall pay all common charges and other assessments as required by the Condominium Documents in respect of unsold Residential Condominium Units and shall promptly upon demand exhibit to the Agent receipts for all such payments;

(ii)        Borrower shall not, without first obtaining the Lenders’ prior written consent (which consent, except for item (4), shall not be unreasonably withheld): (1) vote for or consent to any modification of, amendment to or relaxation in the enforcement of any provision of the Condominium Documents; (2) in the event of damage to or destruction of the Residential Property, vote in opposition to a motion to repair, restore or rebuild; (3) partition or subdivide any Residential Condominium Unit; or (4) consent to the termination of the Residential Condominium;

(iii)       Borrower shall fully and faithfully observe, keep and perform, in all material respects, each and every requirement, condition, covenant, agreement and provisions under the Condominium Act and the Condominium Documents on the part of Borrower to be observed, kept and performed. Borrower shall promptly deliver to the Agent a copy of any notice of default received by Borrower with respect to any obligation of Borrower under the provisions of the Condominium Documents or the Condominium Act;

(iv)      Borrower shall promptly submit to the Agent copies of executed Contracts of Sale, notices of cancellation of Contracts of Sale, and monthly reports in writing specifying the number and type of Residential Condominium Units sold, Residential Condominium Unit designation, purchase price for each Residential Condominium Unit, name and address of the purchasers, number of Residential Condominium Units closed during the preceding month, and any other information relevant to the sales program reasonably requested by the Agent from time to time; and

(v)       Except for Permitted Leases, Borrower shall not rent or lease any Residential Condominium Unit or other portions of the Residential Property, without the Lenders’ prior written consent.

Section 14.3                                Fractional Ownership Units.

(a)               Borrower acknowledges that it has submitted the Fractional Ownership Units to the provisions of the Fractional Ownership Act and agrees that it will satisfy all of the requirements thereof and of any other applicable law or restriction necessary to create a valid fractional ownership regime in respect of the Fractional Ownership Units, provided that the form and substance of the Fractional Ownership Documents including, without limitation, the Fractional Ownership Unit designations, sale prices and proposed form of Contract of Sale for Fractional Ownership Interests and the Fractional Ownership Units, and breakdown of common interests appurtenant to each Fractional Ownership Unit, shall be subject to the written approval of the Lenders prior to such submission; provided that if the sale price for any Fractional Ownership Unit set forth in the Fractional Ownership Documents is lower than the Release Price for such Fractional Ownership Unit and such difference is less than ten percent (10%) of such Release Price then the approval of the Required Lenders shall be required with respect to such sale prices.

(b)               Provided that no Event of Default exists, the Agent shall (i) consent to the execution and recording of the Fractional Ownership Declaration, (ii) take such other actions as shall be reasonably necessary to effectively transfer the lien of the Mortgage from the Project to the Fractional Ownership Interests and the Fractional Ownership Units created and covered by the Fractional Ownership Declaration, together with their respective proportionate shares of common elements, and (iii) execute and deliver such reasonable instrument as shall be required to subordinate the lien of the Mortgage to the Fractional Ownership Declaration; provided that Borrower satisfies the following conditions:

(i)         Borrower shall have verified that the Fractional Ownership Documents have been approved by any Governmental Authority from whom approval is required, and Borrower shall have furnished the Agent with executed counterparts of the Fractional Ownership Documents;

(ii)        Borrower shall deliver to the Agent the Fractional Ownership Opinion with respect to the Fractional Ownership;

(iii)       Title Insurer shall have agreed, in writing, to insure that, upon the creation of the Fractional Ownership Units, the Mortgage shall constitute a first priority mortgage lien in respect of each of the condominium units created thereby;

(iv)      Borrower shall deliver to the Agent an assignment of Special Declarant’s Rights under the Fractional Ownership Documents in the form approved by the Agent; and

(v)       Borrower shall have furnished the Agent with the form of Contract of Sale for Fractional Ownership Interests and the Fractional Ownership Units and a summary of any material changes made to executed Contracts of Sale, and a written report specifying the number of Fractional Ownership Interests and Fractional Ownership Units sold, the Fractional Ownership Unit designation, purchase price for each Fractional Ownership Interest and Fractional Ownership Unit, name and address of the purchasers, number of Fractional Ownership Units and Fractional Ownership Interests closed during the preceding reporting period (it being acknowledged that Borrower utilizes a 13-period reporting cycle annually), and any other information relevant to the sales program reasonably requested by the Agent from time to time (the “Fractional Sales Report”); and

(c)               Borrower shall record and/or file the Fractional Ownership Documents in the Office.

(d)               From and after the creation of the Fractional Ownership Units, Borrower shall observe and perform the following covenants:

(i)         Borrower shall pay all common charges and other assessments as required by the Fractional Ownership Documents in respect of unsold Fractional Ownership Interests and Fractional Ownership Units and shall promptly upon demand exhibit to the Agent receipts for all such payments;

(ii)        Borrower shall not, without first obtaining the Lenders’ prior written consent, (1) vote for or consent to any modification of, amendment to or relaxation in the enforcement of any provision of the Fractional Ownership Documents; (2) in the event of damage to or destruction of the Residential Property, vote in opposition to a motion to repair, restore or rebuild; (3) partition or subdivide any Fractional Ownership Unit or Fractional Ownership Interest in intervals less than one-twelfth (l/12th); or (4) consent to the termination of the Fractional Ownership Interests;

(iii)       Borrower shall fully and faithfully observe, keep and perform, in all material respects, each and every requirement, condition, covenant, agreement and provisions under the Fractional Ownership Act and the Fractional Ownership Documents on the part of Borrower to be observed, kept and performed. Borrower shall promptly deliver to the Agent a copy of any notice of default received by Borrower with respect to any obligation of Borrower under the provisions of the Fractional Ownership Documents or the Fractional Ownership Act;

(iv)      Borrower shall promptly submit to the Agent a Fractional Sales Report monthly; and

(v)       except pursuant to a Permitted Lease, Borrower shall not rent or lease any Fractional Ownership Unit or other portions of the Residential Property, without the Lenders prior written consent.

Section 14.4                                Releases of Entire Units and Fractional Ownership Interests.

(a)               Provided no Event of Default has occurred and is then continuing, the Agent agrees to release entire individual Units from the lien of the Mortgage in accordance with and subject to all of the following terms, provisions and conditions applicable to such Unit concurrently with the satisfaction of the following:

(i)         The applicable condominium declaration, and all amendments thereto required by Laws, has been filed in the Office;

(ii)        The Unit to be released is a separate tax lot and is not required to be included within the Project, for purposes of any governmental rule or necessary or appropriate to satisfy or facilitate the requirements or terms of any agreement;

(iii)       Construction of the Unit to be released shall be complete and a Certificate of Occupancy shall have been issued by the appropriate Governmental Authority for such Unit;

(iv)      The Unit and the remaining portion of the Project and the release of the Unit and the conveyance shall be in compliance with all applicable zoning, land use and other governmental rules and regulations of all governmental authorities;

(v)       The condominium association governing the applicable Unit has been properly formed and established;

(vi)      The applicable condominium association shall have furnished to the Agent at no cost or expense to the Agent, the insurance policy or policies which comply in all respects with the requirements set forth in Section 15.2 of this Agreement naming the Agent, said condominium association, and purchasers of each Unit, as their respective interests may appear, as the insureds, provided that the interest of the Agent shall not include any Unit that is being released or has previously been released pursuant to this Section 14.4(a);

(vii)     The Unit to be released is being sold pursuant to a Qualifying Contract of Sale or a Contract of Sale entered into pursuant to the ER Purchase Agreement;

(viii)    Borrower shall have deposited in the Condominium Release Payment Account, concurrently with the delivery of the release, immediately available funds in an amount equal to the greater of (i) the Net Sale Proceeds in respect of the Unit and (ii) the amount which is 100% of the Release Price of such Unit, for application to the Debt in accordance with Section 21.1;

(ix)       Borrower shall have furnished the Agent with a written request for a partial release, accompanied by (i) a release document prepared by Borrower at Borrower’s expense, in form and content satisfactory to the Agent, (ii) a schedule containing a list of those Units previously released by the Agent and those Units remaining to be released and (iii) a photocopy of the final signed closing statement with respect to the sale of the applicable Unit;

(x)        Borrower pays the Agent all recording charges and out-of-pocket costs and expenses of the Agent, including, without limitation, reasonable, out-of-pocket attorneys’ fees, in connection with any such release (the Agent’s out-of-pocket costs and expenses not to exceed $300 per release that is requested and further provided that the Agent will endeavor to cause the Servicer to include such fees, costs and expenses within its Servicing Fees); and

(xi)       Releases of Units shall not affect or impair the lien of the Mortgage and the Agent’s lien and security interests created by the other Loan Documents as to Units not theretofore released or the remaining portion of the Project, and said liens and security interests shall continue in full force and effect as to the unreleased Units.

(b)               Provided no Event of Default has occurred and is then continuing, the Agent agrees to release Fractional Ownership Interests from the lien of the Mortgage in accordance with and subject to all of the following terms, provisions and conditions applicable to such Fractional Ownership Interest and the applicable Fractional Ownership Unit concurrently with the satisfaction of the following:

(i)         The applicable condominium and fractional ownership declarations, and all amendments thereto required by Law, have been filed in the Office;

(ii)        The Fractional Ownership Interest to be released is not required to be included within the Project, for purposes of any governmental rule or necessary or appropriate to satisfy or facilitate the requirements or terms of any agreement;

(iii)       Construction of the relevant Fractional Ownership Unit to which such Fractional Ownership Interest relates shall be complete and a Certificate of Occupancy shall have been issued by the appropriate Governmental Authority for such Fractional Ownership Unit;

(iv)      The relevant Fractional Ownership Unit, the Fractional Ownership Interest and the remaining portion of the Project and the release of the Fractional Ownership Interest and the conveyance shall be in compliance with all applicable zoning, land use and other governmental rules and regulations of all governmental authorities;

(v)       The condominium and fractional ownership interest associations governing the applicable Fractional Ownership Unit have been properly formed and established;

(vi)      The applicable condominium and fractional ownership interest associations shall have furnished to the Agent at no cost or expense to the Agent, the insurance policy or policies which comply in all respects with the requirements set forth in Section 15.2 of this Agreement naming the Agent, said condominium association, and purchasers of each Fractional Ownership Interest, as their respective interests may appear, as the insureds, provided that the interest of the Agent shall not include any Fractional Ownership Interest that is being released or has previously been released pursuant to this Section 14.4(b);

(vii)     The Fractional Ownership Interest to be released is being sold pursuant to a Qualifying Contract of Sale;

(viii)    Borrower shall have deposited in the Condominium Release Payment Account, concurrently with the delivery of the release, immediately available funds in an amount equal to the greater of (i) the Net Sale Proceeds in respect of the Fractional Ownership Interest and (ii) the amount which is 100% of the Release Price of such Fractional Ownership Interest, for application to the Debt in accordance with Section 21.1;

(ix)       Borrower shall have furnished the Agent with a written request for a partial release, accompanied by (i) a release document prepared by Borrower at Borrower’s expense, in form and content satisfactory to the Agent, (ii) a schedule containing a list of those Fractional Ownership Interest previously released by the Agent and those Fractional Ownership Interests remaining to be released and (iii) a photocopy of the final signed closing statement with respect to the sale of the applicable Fractional Ownership Interest;

(x)        Borrower pays the Agent all recording charges and out-of-pocket costs and expenses of the Agent, including, without limitation, reasonable, out-of-pocket attorneys’ fees, in connection with any such release (the Agent’s out-of-pocket costs and expenses not to exceed $300 per release that is requested and further provided that the Agent will endeavor to cause the Servicer to include such fees, costs and expenses within its Servicing Fees); and

(xi)       Releases of Fractional Ownership Interest shall not affect or impair the lien of the Mortgage and the Agent’s lien and security interests created by the other Loan Documents as to Fractional Ownership Interests not theretofore released or the remaining portion of the Project, and said liens and security interests shall continue in full force and effect as to the unreleased Fractional Ownership Interests.

(c)               If the purchaser under the ER Purchase Agreement purchases the 10 designated Units pursuant to Section 7(c)(i) of the Omnibus Amendment to ER Agreements (as described in the definition of “ER Purchase Agreement”), such Units shall be released from the lien of the Mortgage pursuant to Section 14.4(a), and concurrently with the delivery of such release Borrower shall deposit into the Condominium Release Payment Account $19,741,850 in immediately available funds for application to the Debt in accordance with Section 21.1 and upon receipt of such deposit, provided no Event of Default has occurred and is then continuing, Agent agrees to release the remaining five “Exhibit A Units” (as defined in such Omnibus Amendment to ER Agreements); provided that it shall be a condition of such release, and Borrower hereby agrees, that such five “Exhibit A Units” may not be sold or transferred to any Person until such time as the Facility A Obligations have been paid in full, except that any one or more of such five “Exhibit A Units” may be sold or transferred (i) to a third party purchaser on the following conditions: (A) the Borrower deposits into the Condominium

Release Payment Account immediately available funds for application to the Debt in accordance with Section 21.1 in an amount equal to the greater of (1) the minimum release price for such Unit on Schedule A or (2) the minimum release price for the exchange Unit described in clause (B) of this sentence and (B) in exchange for the payment described in clause (A) of this sentence, another Unit designated by Borrower shall be released from the lien of the Mortgage, subject to the sale and transfer restrictions otherwise applicable to the “Exhibit A Units”, or (ii) to MII or any of its directly or indirectly wholly-owned subsidiaries or a trust established by MII or its affiliates for use as part of its time share program, so long as MII and such transferee agree in writing for the benefit of the Agent and the Lenders that such Unit or Units may not be sold or transferred to any Person until such time as the Facility A Obligations have been paid in full, except pursuant to clause (i) of this sentence.

Section 14.5                                Releases of Facilities.

Provided no Event of Default has occurred and is then continuing, the Agent agrees to release a Facility from the lien of the Mortgage in accordance with and subject to all of the following terms, provisions and conditions applicable to such Facility;

(a)               The Facility to be released is a separate tax lot and is not required to be included within the Project, for purposes of any governmental rule or necessary or appropriate to satisfy or facilitate the requirements or terms of any agreement. Borrower shall have submitted to the Agent proof reasonably satisfactory to the Agent that following the release of a Facility, the Project shall continue to have available to it all necessary utility and other services for the use, occupancy and operation of the Project and same shall continue to have adequate, unimpeded and unencumbered access for pedestrian and vehicular ingress and egress onto adjacent public roads, including, without limitation, any necessary cross-easements for access, parking, and utilities;

(b)               Construction of the Facility to be released shall be substantially complete;

(c)               Each Facility and the remaining portion of the Project and the release of Facility and the conveyance shall be in compliance with all applicable zoning, land use and other governmental rules and regulations of all governmental authorities;

(d)               The Facility to be released is being sold pursuant to the ML&P Agreements;

(e)               Borrower shall have deposited to an account designated by the Agent, prior to the delivery of the release, immediately available funds in an amount equal to the greater of (i) the Net Sale Proceeds in respect of the Facility and (ii) the amount which is 100% of the Release Price of such Facility, for application to the Debt in accordance with Section 21.1;

(f)                Borrower shall have furnished the Agent with a written request for a partial release, accompanied by (i) a release document prepared by Borrower at Borrower’s expense, in form and content reasonably satisfactory to the Agent, (ii) a schedule containing a list of those Facilities previously released by the Agent and those Facilities remaining to be released and (iii) a photocopy of the final signed closing statement with respect to the sale of the applicable Facility;

(g)               Borrower pays the Agent all reasonable out-of-pocket costs and expenses of the Agent, including, without limitation, reasonable, out-of-pocket attorneys’ fees, in connection with any such release;

(h)               The Release of the Facility shall not affect or impair the lien of the Mortgage and the Agent’s lien and security interests created by the other Loan Documents as to Units and Facilities not theretofore released or the remaining portion of the Project, and said liens and security interests shall continue in full force and effect as to the unreleased Units and Facilities; and

(i)                Borrower and ML&P shall have executed a “Facilities Operations and Standards Agreement” (pursuant to Section 8.3(a)(5) of the Spa Agreement) reasonably acceptable to the Agent and shall have delivered a true and correct copy of same to the Agent.

Section 14.6                                Breakage Costs.

Borrower may, in its written request for a partial release of the lien of the Mortgage, request that the Agent apply all or any portion of a Release Price to the Debt, to the extent possible (but in any event consistent with Section 21.1), in such a manner as to avoid the imposition of Breakage Costs on Borrower. In such event, (i) Agent shall apply Release Prices to the Debt as Interest Periods expire, in such a manner as to avoid the imposition of Breakage Costs and (ii) interest shall accrue on such amounts at the Adjusted LIBOR Rate until such time as amounts are applied to the Debt as aforesaid.

Section 14.7                                Indemnification.

Borrower hereby agrees to indemnify, defend, and hold each Indemnified Party harmless against and from (a) any and all liability, loss, damage and expense (including, without limitation, reasonable attorneys’ fees) which it may incur or which may be asserted under or in connection with this Agreement or the Condominium Documents, except to the extent due to such Person’s gross negligence or willful misconduct, and (b) any and all claims and demands whatsoever which may be incurred by or asserted against the Agent or the applicable Lender by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants and conditions contained therein, except to the extent due to the Agent’s or the applicable Lender’s gross negligence or willful misconduct. The foregoing indemnification shall survive the payment of the Debt.

Section 14.8                                Expenses.

Borrower shall pay promptly upon demand all expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred by the Agent and any Lender in connection with (i) its review of, and consent to, any of the Condominium Documents, (ii) its subordination of the lien of the Mortgage to any of the Condominium Documents, (iii) the delivery of partial releases and (iv) any other matter contemplated by this Article XIV.

Section 14.9                                Establishment of Condominium Release Payment Account.

Borrower agrees to established the Condominium Release Payment Account prior to the first date on which the Agent is required to release any Unit, Fractional Ownership Interest or Facility from the lien of the Mortgage pursuant to Section 14.4 or 14.5, as applicable.  In connection with the establishment of the Condominium Release Payment Account, Borrower shall deliver to the Agent all agreements, instruments and documents (including control agreements, if necessary, and opinions of counsel), in form and substance reasonably satisfactory to the Agent, evidencing that the Agent has a first priority perfected security interest in the Condominium Release Payment Account.

ARTICLE XV
COVENANTS

Section 15.1                                Certain Covenants.

(a)               Zoning/Entitlements.  Borrower represents, warrants and covenants to the Agent and the Lenders that (1) the Project is duly and validly zoned for all of its intended uses, (2) except as specifically set forth on Exhibit B attached hereto and made a part hereof (the “Outstanding Entitlements”), all necessary permits, certificates, licenses, approvals, authorizations, variances and other land use, zoning and subdivision entitlements in order to complete the Project (the “Issued Entitlements”, together with the Outstanding Entitlements, sometimes collectively referred to herein as the “Entitlements”) exist as of the Original Effective Date, are in full force and effect, and are not subject to revocation, suspension, forfeiture or modification; (3) Borrower is in full compliance with all requirements of the Issued Entitlements and is entitled to all rights and privileges thereunder; (4) Borrower shall obtain all Outstanding Entitlements within the specified time periods set forth in Exhibit B and shall deliver to the Agent true and complete copies of all Outstanding Entitlements within five (5) Business Days following the issuance of any such Outstanding Entitlements; (5) Borrower shall at all times, maintain the Entitlements in full force and effect throughout the entire term of the Loans; (6) Borrower shall not agree to any modification or to any termination of the Entitlements without the express prior written consent of the Lenders; and (7) Borrower has delivered to the Agent true and complete copies, including all filed or executed amendments thereto, of the Issued Entitlements. Borrower hereby assigns to the Agent as additional security for the payment in full of the Debt and the observance and performance by Borrower of the terms, covenants and provisions of the Loan Documents all right, title and interest which Borrower may have or may hereafter acquire in and to the Entitlements.

(b)               Governmental Approvals.  Borrower shall maintain the Governmental Approvals in connection with the Plans and Specifications and for the Project in full force and effect throughout the terms of the Loans and to the extent such Governmental Approvals have not been issued or obtained, Borrower shall (i) take all steps necessary to have such Governmental Approvals issued by or obtained from the appropriate Governmental Authorities within time periods consistent with a construction project of this nature and satisfactory to the Required Lenders in the exercise of the Required Lenders’ reasonable discretion, and (ii) deliver copies of such Governmental Approvals to the Agent and maintain such Governmental Approvals in full force and effect throughout the entire term of the Loans.

(c)               Plans and Specifications.  Borrower has submitted a true and complete copy of the Existing Plans and Specifications to the Agent and the Agent has approved the Plans and Specifications.  A description of the Plans and Specifications approved by the Agent is attached here to as Exhibit E.  The Agent shall, without additional cost or expense, have the use of the Plans and Specifications upon the occurrence beyond any applicable notice and cure period of an Event of Default under the Loan Documents. Upon notice to Borrower, the Agent, Agent’s Consultant and their respective agents and employees, shall have the right of entry and access to the entire Project in connection with their review of the Plans and Specifications or any other aspect of the Project.

(d)               Construction of the Improvements.  Borrower commenced Construction on or before the Construction Commencement Date.  Borrower shall continue to perform the Construction in a good and workmanlike manner with materials of high quality and in substantial accordance with the Plans and Specifications. Borrower shall prosecute the Construction with due diligence and continuity in accordance with the Construction Schedule and shall substantially complete the Construction before the Completion Date.  All work performed in connection with the Property shall comply with all Laws and all Governmental Approvals.

(e)               Change Orders.  No changes will be made in the Plans and Specifications without the prior written approval of the Lenders, which shall not be unreasonably withheld after the Lenders’ initial approval of the final Plans and Specifications; provided, however, that Borrower may make changes to the Plans and Specifications without the Lenders’ consent if (i) Borrower notifies the Agent in writing of such change within five (5) Business Days thereafter; (ii) Borrower obtains the approval of all parties whose approval is required, including sureties and Governmental Authorities; (iii) the structural integrity of the Improvements is not impaired; (iv) no material change in architectural appearance is effected; (v) the performance of the mechanical, electrical, and life safety systems of the Improvements is not adversely affected; and (vi) the cost of or reduction resulting from such change (x) does not exceed $250,000 and (y) when added to all other changes which have not been approved by the Agent in writing, the resulting aggregate cost or reduction does not exceed $5,000,000. Changes in the scope of Construction or to any Construction Contract shall be documented with a Change Order on the AIA Form G701.

(f)                Inspections.  Borrower will cooperate with the Agent in arranging for inspections by the Agent, the Lenders and/or Agent’s Consultant of the progress of the Construction from time to time including an examination of (i) the Improvements, (ii) all materials to be used in the Construction, (iii) all plans and shop drawings which are or may be kept at the Construction site, (iv) any contracts, bills of sale, statements, receipts or vouchers in connection with the Improvements, (v) all work done, labor performed or materials furnished in and about the Improvements, (vi) all books, contracts and records with respect to the Improvements and (vii) any other documents relating to the Improvements or the Construction. Borrower shall cooperate with Agent’s Consultant to enable it to perform its functions.  Borrower shall, upon the Agent’s or Agent’s Consultant’s request, correct any defect in the Construction or any failure of the Construction to comply with the Plans and Specifications.

(g)               Liens.  Borrower will not suffer or permit any construction lien claims to be filed or otherwise asserted against the Project or any funds due to the General Contractor, and will promptly discharge the same in case of the filing of any claims for lien or proceedings for the enforcement thereof, provided, however, that Borrower may contest in good faith and with reasonable diligence the validity of any such lien or claim, provided that Borrower posts a statutory lien bond which removes such lien from title to the Project within thirty (30) days after Borrower’s receipt of written notice thereof. The Facility A Lenders will not be required to make any further disbursements of the proceeds of the Facility A Loans until any construction lien claims have been removed (by payment or by posting a bond) and the Agent may, at its option, restrict disbursements to reserve sufficient sums to pay 150% of the lien. If Borrower shall fail timely to (i) discharge any such lien or (ii) post a statutory lien bond, any Lender may, at its election (but shall not be required to), procure the release and discharge of such lien and any judgment or decree thereon and, further, may in its sole discretion, settle or compromise the same, or may furnish such security or indemnity as Title Insurer shall require to insure such Lender against the enforcement thereof, and any amounts so expended by such Lender shall be added to the Debt. In settling, compromising or discharging any claims for lien, such Lender shall not be required to inquire into the validity or amount of any such claim.

(h)               Construction Contracts.  Borrower shall promptly comply in all material respects with all provisions of the Construction Contracts which require approval or action by Borrower in a timely manner to insure completion of the Improvements within the Construction Schedule and in all events by the Completion

Date. Borrower shall not materially modify or terminate the General Contract or any of the Major Contracts without the prior written approval of the Lenders, which approval shall not be unreasonably withheld. Promptly following its execution or modification thereof, Borrower shall furnish the Agent with a copy of each Construction Contract or modification thereof. Promptly following its receipt thereof, Borrower shall furnish the Agent with a copy of any material notice received or delivered by Borrower in respect of the Construction Contracts, including, without limitation, any notice of default.

(i)                Subsequent Development Matters.  Borrower shall not, subsequent to the Effective Date, enter into easements, covenants or agreements regarding or affecting title to the Land or the Project or the zoning, subdivision or land use classification of the Land without the prior written consent of the Lenders, which consent shall not be unreasonably withheld with respect to easements, covenants and agreements reasonably required to effect the development of the Project for the uses intended by this Agreement.

(j)                Certificate of Occupancy.  Borrower shall obtain a Certificate of Occupancy for all of the Units by no later than December 31, 2009.

(k)               Payment of Taxes.  Borrower shall pay all real estate taxes and assessments and charges of every kind upon the Project before the same become delinquent, provided, however, that Borrower may pay such tax under protest or to otherwise contest any such tax or assessment, but only if (i) such contest has the effect of preventing the collection of such taxes so contested and also of preventing the sale or forfeiture of the Project or any part thereof or any interest therein, (ii) Borrower has notified the Agent of Borrower’s intent to contest such taxes, and (iii) Borrower has deposited security for the payment of contested taxes in form and amount satisfactory to the Required Lenders. If Borrower fails to commence such contest or, having commenced to contest the same, thereafter fails to prosecute such contest in good faith or with due diligence, or, upon adverse conclusion of any such contest, shall fail to pay such tax, assessment or charge, the Agent or any Lender may, at its election (but shall not be required to), pay and discharge any such tax, assessment or charge, and any interest or penalty thereon, and any amounts so expended in excess of any security posted by Borrower shall be added to the Debt. Borrower shall furnish the Agent with evidence that taxes are paid at least ten (10) days prior to the last date for payment of such taxes and before imposition of any penalty or accrual of interest. Notwithstanding the foregoing, the Agent shall not assert a default for failure to pay real estate taxes, provided that (x) there exists no Event of Default and (y) adequate funds for the payment of real estate taxes exist in the Tax Escrow Fund.

(l)                Tax and Insurance Escrow Fund.  From and after substantial completion of the Improvements, in the event the unadvanced portion of the Facility A Commitment is insufficient for payment of real estate taxes and Insurance Premiums, then upon request by the Agent Borrower shall pay to the Agent on each Payment Date

(i) one-twelfth (1/12) of an amount which would be sufficient to pay the real estate taxes payable, or estimated by the Agent to be payable, during the ensuing twelve (12) months (the “Tax Escrow Fund”) and (ii) one-twelfth (1/12) of the Insurance Premiums payable, or estimated by Lender to be payable, during the ensuring twelve months (the “Insurance Escrow Fund”, and, together with the Tax Escrow Fund, the “Tax and Insurance Escrow Fund”). Notwithstanding the foregoing, the Agent shall advance such amounts from the undisbursed balance of the Tax and Insurance Reserve in accordance with the provisions of Section 10.5 hereof, provided that (i) no Event of Default exists, (ii) no dispute exists in respect of amounts to be disbursed for the payment of real estate taxes or Insurance Premiums and (iii) the line items in respect of real estate taxes and Insurance Premiums set forth in the Construction Budget are in balance. The Tax and Insurance Escrow Fund, the Servicing Fees and the monthly installments of interest payable under the Notes shall be added together and shall be paid as an aggregate sum by Borrower to the Agent. Borrower hereby pledges to the Agent any and all monies now or hereafter deposited in the Tax and Insurance Escrow Fund as additional security for the payment of the Debt. The Agent will apply (i) the Insurance Escrow Fund to insurance premiums required to be paid by Borrower pursuant to Section 15.2 hereof and (ii) the Tax Escrow Fund to real estate taxes required to be paid by Borrower under Section 15.1(k) hereof. If at any time the Tax and Insurance Escrow Fund is not sufficient to pay real estate taxes or insurance premiums, Borrower shall pay to the Agent, within ten (10) days after written demand, the Agent’s estimate of the amount required to remedy the deficiency. Upon the occurrence of an Event of Default, the Agent may (and shall at the direction of the Required Lenders) apply any sums then comprising the Tax and Insurance Escrow Fund to the payment of the Debt in accordance with Section 21.1.  Until expended or applied as above provided, any amounts in the Tax and Insurance Escrow Fund shall constitute additional security for the Debt. To the extent permitted by applicable law, the Tax and Insurance Escrow Fund shall not constitute a trust fund and may be commingled with other monies held by the Agent. No earnings or interest on the Tax and Insurance Escrow Fund shall be payable to Borrower.

(m)              Management Agreements.  Borrower shall not retain any property manager or enter into any management agreement with respect to the management or operation on any portion of the Project without the Lenders’ prior written consent.

(n)               Personal Property.  Except as hereinafter provided, Borrower shall keep all Personal Property incorporated in the Project free of all liens, encumbrances and security interests, other than the liens, encumbrances and security interests in favor of the Agent created by the Loan Documents. Prior to completion of the Improvements, Borrower shall provide to the Agent, when requested but no more frequently than quarterly, an inventory of the Personal Property and shall execute such financing statements as may be reasonably required by the Agent to perfect the Agent’s security interest on the same. No Personal Property shall be purchased or installed in the Improvements by Borrower under any security agreement, conditional sales contract or other agreement wherein the seller reserves a security interest in, or the right to remove or to repossess, such items or to consider them personal property after their incorporation into the Improvements, except for capital leases approved by the Required Lenders.

(o)               Leases.  Without the prior written consent of the Lenders, Borrower shall not (i) enter into any lease of all or any portion of the Project, except for a Permitted Lease, (ii) materially modify any lease of any portion of the Project or (iii) accept any rental payment in advance of one month of its due date. Borrower shall provide the Agent with a copy of the fully executed original of all leases promptly following their execution. Borrower shall deposit all security deposits under leases in a segregated account with a financial institution reasonably acceptable to the Agent. At the Agent’s request, Borrower shall cause tenants to execute subordination, non-disturbance and attornment agreements reasonably satisfactory to the Agent. The Agent reserves the right (exercisable only at the direction of the Lenders) to subordinate the lien of the Mortgage to any lease.

(p)               Certain Agreements.  Without the prior written consent of the Lenders, Borrower shall not modify or terminate (i) any of the ML&P Agreements, (ii) any of the Marketing Agreements, (iii) the Ground Lease, (iv) the ER Purchase Agreement, (v) the Ritz-Carlton Consent Agreement, (vi) the ML&P Consent Agreement, (vii) any of the Development Documents, or (viii) the Condominium Documents. Borrower shall timely observe and perform all of its obligations under the foregoing agreements. Promptly after receipt thereof, Borrower shall furnish the Agent with a copy of any material notice received or delivered by Borrower under any of the foregoing agreements, including, without limitation, any notice of default. The execution of a Contract of Sale for an individual Unit to be purchased by Exclusive Resorts under the ER Purchase Agreement shall not be deemed such a modification or termination as contemplated under this Section 15.1(p); provided that the purchase price for such Unit is the same as set forth in the ER Purchase Agreement. Notwithstanding anything to the contrary in this Agreement, the Agent and the Lenders acknowledge that (x) the Borrower and Exclusive Resorts have the right to modify the ER Purchase Agreement and individual purchase agreements entered into pursuant thereto prior to the initial execution of the individual purchase agreements without the Lenders’ consent provided that such changes are not inconsistent with the First Amendment to the ER Purchase Agreement between the parties dated June 28, 2006, that the purchase prices identified therein are not modified and further provided that this Section shall not be deemed to waive the Lenders’ consent rights to any amendment negotiated after the individual agreements are signed, and (y) Borrower may make modifications or amendments to the aforementioned agreements without the Lenders’ consent provided that such amendments or modifications will solely affect portions of the Property that are to be released by the Agent pursuant to this Agreement from and after the effective date of such release.

(q)               Appraisals.  The Agent may obtain a new or updated Appraisal of the Project from time to time. Borrower shall cooperate with the Agent in this regard. Notwithstanding the foregoing, the Agent shall not obtain a new or updated Appraisal more than once in any twelve (12) month period, unless either (i) an Event of Default exists or (ii) such Appraisal is then required under the terms of this Agreement. Borrower shall reimburse the Agent upon demand for the cost of any Appraisal obtained by the Agent in accordance with the terms of this Section 15.1(q).

(r)                Furnishing Information.  Borrower shall deliver or cause to be delivered to the Agent, (1) within one hundred twenty (120) days after the end of each calendar year, with respect to Borrower and Guarantor, an annual financial statement, in a form satisfactory to the Agent, audited by an independent, certified public accountant (or with respect to Exclusive Resorts and Exclusive Resorts Development Company, LLC only, certified by an authorized officer of Exclusive Resorts and Exclusive Resorts Development Company, LLC); (2) within sixty (60) days after the end of each calendar quarter, with respect to Borrower, a quarterly financial statement, in a form satisfactory to the Agent; and (3) within thirty (30) days after the end of each reporting period of Borrower (it being understood that Borrower has a 13 period reporting cycle annually), with respect to Borrower, a monthly financial statement, in a form satisfactory to the Agent, together with a list of existing Permitted Leases and the Net Lease Payments received by Borrower during such reporting period. Within ten (10) days after request by the Agent, Borrower shall deliver to the Agent the most recently filed annual Federal Income Tax Returns with respect to Borrower and Guarantor. Borrower and Guarantor shall provide such additional financial information as the Agent reasonably requires. Upon reasonable advance notice from the Agent, Borrower shall permit the Agent, the Lenders or their representatives to review all of Borrower’s books and records regarding the development and operation of the Project.

(s)               Lost Note.  Upon a Lender’s delivery to Borrower of an affidavit to such effect, Borrower shall, if its Note is mutilated, destroyed, lost or stolen, deliver to such Lender, in substitution therefor, a new note containing the same terms and conditions.

(t)                Indemnification.  Borrower shall indemnify the Agent, each Lender and any party owning an interest in any Loan and their respective officers, directors, employees and consultants (each, an “Indemnified Party”) and defend and hold each Indemnified Party harmless from and against all claims, injury, damage, loss and liability, cost and expense (including reasonable attorneys’ fees and expenses and court costs) of any and every kind to any persons or property by reason of (i) the Construction; (ii) the operation or maintenance of the Project; (iii) any breach of representation or warranty, default or Event of Default; or (iv) any other matter arising in connection with the Loans or the Project. No Indemnified Party shall be entitled to be indemnified against its own gross negligence or willful misconduct. The foregoing indemnification shall survive repayment of the Debt.

(u)               Compliance With Laws.  Borrower shall comply with all Laws applicable to the Project.

(v)               Furnishing Reports.  Upon the Agent’s request, Borrower shall provide the Agent with copies of all inspections, reports, test results and other information received by Borrower which in any way relate to the Project or any part thereof.

(w)              Furnishing Notices.  Borrower shall provide the Agent with copies of all material notices pertaining to the Project received by Borrower from any purchaser under any Contract of Sale, Governmental Authority, insurance company or tenant within seven (7) days after such notice is received.

(x)               Correction of Defects.  Within five (5) days after Borrower acquires knowledge of or receives notice of a defect in the Improvements or any departure from the Plans and Specifications, or any other requirement of this Agreement, Borrower will proceed with diligence to correct all such defects and departures.

(y)               Hold Disbursements in Trust.  Borrower shall receive and hold in trust for the sole benefit of the Lenders (and not for the benefit of any other person, including, but not limited to, contractors or any subcontractors) all advances made hereunder directly to Borrower, for the purpose of paying costs of the Construction in accordance with the Construction Budget. Borrower shall use the proceeds of the Loans solely for the payment of costs specified in the Construction Budget. Borrower will pay all other costs, expenses and fees relating to the acquisition, equipping, use and operation of the Project.

(z)               Alterations.  Without the prior written consent of the Lenders, Borrower shall not make any material alterations to the Project (other than completion of the Construction in accordance with the Plans and Specifications).

(aa)             Cash Distributions.  Borrower shall not make any distributions to partners, members or shareholders of Borrower.

(bb)            Affiliate Contracts.  Borrower shall not enter into any contracts or agreements after the date hereof with any Guarantor, Member, MII, or MLP/MII Affiliate or any Affiliate of any of the foregoing without the Required Lenders’ prior written consent.

(cc)             Security Interest and Perfection Matters Relating to the Facility A Excess Proceeds Account.  Promptly after the Agent’s request therefor, Borrower agrees to deliver to the Agent all agreements, instruments and documents (including control agreements, if necessary, and opinions of counsel), in form and substance reasonably satisfactory to the Agent, evidencing that the Agent has a first priority perfected security interest in the Facility A Excess Proceeds Account.

Section 15.2                                Insurance.

(a)               Borrower shall obtain and maintain, or cause to be maintained, insurance for Borrower and the Project as follows:

(i)         comprehensive all risk insurance on the Improvements and the Personal Property, including contingent liability from Operation of Building Laws, Demolition Costs and Increased Cost of Construction Endorsements, in each case (A) in an amount equal to one hundred percent (100%) of the “Full Replacement Cost,” which for purposes of this Agreement shall mean actual replacement value (exclusive of costs of excavations, foundations, underground utilities and footings) with a waiver of depreciation, but the amount shall in no event be less than the outstanding principal balance of the Loans; (B) containing an agreed amount endorsement with respect to the Improvements and Personal Property waiving all coinsurance provisions; (C) permitting no deductible in excess of $50,000; and (D) containing an “Ordinance or Law Coverage” or “Enforcement” endorsement if any of the Improvements or the use of the Project shall at any time constitute legal non-conforming structures or uses. In addition, Borrower shall obtain: (y) if any portion of the Improvements is currently or at any time in the future located in a federally designated “special flood hazard area”, flood hazard insurance in an amount equal to the lesser of (1) the outstanding principal balance of the Loans or (2) the maximum amount of such insurance available under the National Flood Insurance Act of 1968, the Flood Disaster Protection Act of 1973 or the National Flood Insurance Reform Act of 1994, as each may be amended or such greater amount as the Required Lenders shall require; and (z) earthquake insurance in amounts and in form and substance satisfactory to the Required Lenders in the event the Project is located in an area with a high degree of seismic activity;

(ii)        commercial general liability insurance against claims for personal injury, bodily injury, death or property damage occurring upon, in or about the Project, such insurance (A) to be on the so-called “occurrence” form with a combined limit, of not less than $2,000,000, (B) to continue at not less than the aforesaid limit until required to be changed by the Required Lenders in writing by reason of changed economic conditions making such protection inadequate; and (C) to cover at least the following hazards: (1) premises and operations; (2) products and completed operations on an “if any” basis; (3) independent contractors; (4) blanket contractual liability for all legal contracts; and (5) contractual liability covering the indemnities contained in Loan Agreement;

(iii)       the insurance provided for in subsection (i) above written in a so called builder’s risk completed value form (1) on a non-reporting basis, (2) against all risks insured against pursuant to subsection (i) above, (3) including all building material stored at the designated site (including on-site and off-site storage at specific locations), (4) including all Soft Costs, (5) including permission to occupy the Improvements and (5) with an agreed amount endorsement waiving coinsurance provisions.

(iv)      workers’ compensation, subject to the statutory limits of the State, and employer’s liability insurance with a limit of at least $1,000,000 per accident and per disease per employee, and $1,000,000 per accident and per disease in the aggregate in respect of any work or operations on or about the Project, or in connection with the Project or its operation (if applicable);

(v)       comprehensive boiler and machinery insurance, if applicable, in amounts as shall be reasonably required by the Agent on terms consistent with the commercial property insurance policy required under subsection (i) above;

(vi)      umbrella liability insurance in an amount not less than $100,000,000, with the primary $1,000,000 on an occurrence basis and the excess $100,000,000 on an aggregate basis, on terms consistent with the commercial general liability insurance policy required under subsection (ii) above;

(vii)     motor vehicle liability coverage for all owned and non-owned vehicles, including rented and leased vehicles containing minimum limits per occurrence, including umbrella coverage, of $101,000,000;

(viii)    insurance for loss resulting from perils and acts of terrorism on terms (including amounts) consistent with the insurance required under subsections (i), (ii), (iii), (v) and (vi) above (subject to a deductible that is satisfactory to the Required Lenders) at all times during the term of the Loans; and

(ix)       marina operations insurance, at such time as operations at any marina shall commence, including; (A) liability insurance arising from loss or damage to private pleasure craft and small commercial watercraft; and (B) bodily injury and property damage liability;

(x)        all-risk marine cargo insurance on an annual basis covering cargo worldwide in the event of physical loss or damage from external causes in the amount of not less than 110% of the C.I.F. value, such insurance to include: (A) while cargo is in the normal course of transit from the point of origin; (B) marine business interruption insurance; (C) processing of cargo in foreign countries; (D) on-site and off-site storage at specific locations; and (E) exhibition coverage;

(xi)       upon thirty (30) days’ written notice from the Agent, such other reasonable insurance, in such reasonable amounts, as the Required Lenders from time to time may reasonably request against such other insurable hazards which at the time are commonly insured against for property similar to the Project located in or around Kapalua, Hawaii.

(b)               All insurance provided for in Section 15.2(a) hereof shall be obtained under valid and enforceable policies (collectively, the “Policies” or in the singular, the “Policy”), and shall be subject to the approval of the Required Lenders as to insurance companies, amounts, deductibles, loss payees and insureds.  The Policies shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of “A” or better by S&P or “A2” or better by Moody’s. The Policies described in Section 15.2(a) (other than those strictly limited to liability protection) shall designate the Agent as loss payee. Not less than ten (10) days prior to the expiration dates of the Policies theretofore furnished to the Agent, certificates of insurance evidencing the renewal of the Policies, accompanied by evidence satisfactory to the Agent of payment of the premiums thereunder (the “Insurance Premiums”), shall be delivered by Borrower to the Agent.

(c)               Any blanket insurance Policy shall specifically allocate to the Project the amount of coverage from time to time required hereunder and shall otherwise provide the same protection as would a separate Policy insuring only the Project in compliance with the provisions of Section 15.2(a) hereof.

(d)               All Policies of insurance provided for by Section 15.2(a) hereof, except for the Policy referred to in Section 15.2(a)(iv) hereof, shall name Borrower as the insured and the Agent as the additional insured, as its interests may appear, and in the case of property damage, boiler and machinery, flood and earthquake insurance, shall contain a so-called New York standard non-contributing mortgagee clause (or its equivalent) in favor of the Agent providing that the loss thereunder shall be payable to the Agent.

(e)               All Policies of insurance provided for in Section 15.2(a) hereof shall contain clauses or endorsements to the effect that;

(i)         no act or negligence of Borrower, or anyone acting for Borrower, or of any tenant or other occupant of the Project, or failure to comply with the provisions of any Policy, which might otherwise result in a forfeiture of the insurance or any part thereof, shall in any way affect the validity or enforceability of the insurance insofar as the Agent is concerned;

(ii)        the Policy shall not be materially changed (other than to increase the coverage provided thereby) or canceled without at least thirty (30) days’ prior written notice to the Agent and any other party named therein as an additional insured;

(iii)       the issuers thereof shall give written notice to the Agent if the Policy has not been renewed fifteen (15) days prior to its expiration; and

(iv)      the Agent shall not be liable for any Insurance Premiums thereon or subject to any assessments thereunder.

(f)                If at any time the Agent is not in receipt of written evidence that all insurance required hereunder is in full force and effect, the Agent or any Lender shall have the right, without notice to Borrower, to take such action as the Agent or such Lender deems necessary to protect its interest in the Project, including, without limitation, the obtaining of such insurance coverage as the Agent or any Lender in its sole discretion deems appropriate. All Insurance Premiums incurred by the Agent and any Lender in connection with such action or in obtaining such insurance and keeping it in effect shall be paid by Borrower to the Agent or the applicable Lenders upon demand and, until paid, shall be secured by the Mortgage and shall bear interest at the Default Rate.

(g)               The Borrower may obtain the insurance required hereunder from any insurance company of the Borrower’s choice that is acceptable to the Required Lenders, which acceptance shall not be unreasonably withheld. The Required Lenders’ nonacceptance of an insurer shall not be deemed unreasonable if it is based upon reasonable standards, uniformly applied, relating to the extent of coverage required and the financial soundness and services of the insurer. Such standards shall not discriminate against any particular insurer nor shall such standards call for rejection of an insurance contract because the contract contains coverage in addition to that required under this Agreement.

Section 15.3                                Special Purpose Covenants.

(a)               The purpose for which Borrower is organized is and shall be limited solely to (i) owning, developing, holding, constructing, selling, leasing, transferring, exchanging, operating and managing the Project, (ii) entering into this Agreement and the other Loan Documents and (iii) transacting any business that is incident, necessary and appropriate to accomplish the foregoing.

(b)               Except for the hotel previously operated on the Development Land, Borrower has not owned, does not own and will not own any asset or property other than (i) the Project and (ii) incidental personal property necessary for and used or to be used in connection with the ownership or operation of the Project.

(c)               Borrower has not engaged in and will not engage in any business other than the ownership, construction, development, management and operation of the Project.

(d)               Borrower has not entered and will not enter into any contract or agreement with any Affiliate of Borrower, any constituent party of Borrower, any Guarantor of the obligations of Borrower or any Affiliate of any constituent party, owner or guarantor (collectively, the “Related Parties”), except upon terms and conditions that are intrinsically fair, commercially reasonable and substantially similar to those that would be available on an arms-length basis with third parties not so affiliated with Borrower or such Related Parties and at all times subject to the prior written consent of the Required Lenders. The ML&P Agreements, Marketing Agreements and ER Purchase Agreements are hereby approved by the Lenders.

(e)               Except for the Loans, Borrower shall neither incur nor guarantee any indebtedness (whether personal or non-recourse, secured or unsecured) other than customary trade payables contemplated by the Construction Budget, aged not in excess of sixty (60) days, and unsecured loans from members of Borrower that are subordinate to the Loans.

(f)                Borrower has not made and will not make any loans or advances to any Person and shall not acquire obligations or securities of any Related Party.

(g)               Borrower is and will remain solvent and Borrower will pay its debts and liabilities (including, as applicable, shared personnel and overhead expenses) from its assets as the same shall become due.

(h)               Borrower has done or caused to be done and will do all things necessary to observe organizational formalities and preserve its existence, and Borrower will not, nor will Borrower permit any Related Party to, amend, modify or otherwise change the partnership certificate, partnership agreement, articles of incorporation and bylaws, operating agreement, trust or other organizational documents of Borrower or such Related Party without the prior written consent of the Required Lenders.

(i)                Borrower has maintained and will maintain all of its books, records, financial statements and bank accounts separate from those of any other Person and Borrower’s assets will not be listed as assets on the financial statement of any other Person. Borrower has filed and will file its own tax returns and will not file a consolidated federal income tax return with any other Person. Borrower shall maintain its books, records, resolutions and agreements as official records.

(j)                Borrower will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other Person (including any Affiliate or other Related Party), shall correct any known misunderstanding regarding its status as a separate entity, shall conduct business in its own name, shall not identify itself or any of its Affiliates as a division or part of the other and shall maintain and utilize separate stationery, invoices and checks.

(k)               Borrower will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations.

(l)                Neither Borrower nor any Related Party will seek the dissolution, winding up, liquidation, consolidation or merger in whole or in part of Borrower, or the sale of material assets of Borrower.

(m)              Borrower has not commingled and will not commingle its assets with those of any other Person and will hold all of its assets in its own name.

(n)               Borrower has not guaranteed and will not guarantee or become obligated for the debts of any other Person and does not and will not hold itself out as being responsible for the debts or obligations of any other Person.

(o)               If Borrower is a limited partnership or a limited liability company, at least one (1) general partner or member, or if Borrower is a general partnership at least one (1) general partner (each, an “SPC Party”) shall be a corporation or limited liability company whose sole asset is its interest in Borrower. Each SPC Party will at all times comply, and will cause Borrower to comply, with each of the representations, warranties, and covenants contained in this Section 15.3 as if such representation, warranty or covenant was made directly by such SPC Party. Upon the withdrawal or the disassociation of the SPC Party from Borrower, Borrower shall immediately appoint a new member whose organizational documents are substantially similar to those of the SPC Party.

(p)               Borrower shall at all times cause there to be at least one (1) duly appointed member or manager (“Independent Director”) of Borrower (if Borrower is a corporation or a single member Delaware limited liability company) reasonably satisfactory to the Agent who is not at the time of initial appointment, has not been at any time during the preceding five (5) years and shall not be while serving as an Independent Director: (i) a stockholder, director (other than as an Independent Director), officer, employee, partner, attorney or counsel of Borrower or any Affiliate of Borrower; (ii) a customer, supplier or other Person who derives any of its purchases or revenues from its activities with Borrower or any Affiliate of Borrower; (iii) a Person controlling or under common control with any such stockholder, partner, customer, supplier or other Person; or (iv) a member of the immediate family of any such stockholder, director, officer, employee, partner, customer, supplier or other Person.

(q)               Borrower shall not cause or permit the SPC Party or its members and/or managers to take any action which, under the terms of any of its organizational documents requires the vote of any SPC Party of Borrower unless at the time of such action there shall be at least one (1) member of the board of directors who is an Independent Director.

(r)                Borrower shall allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate or Related Party.

(s)               Borrower shall not pledge its assets for the benefit of any other Person other than with respect to the Loan.

(t)                Borrower shall maintain a sufficient number of employees in light of its contemplated business operations and pay the salaries of its own employees from its own funds.

ARTICLE XVI
CASUALTY AND CONDEMNATION

Section 16.1                                Election to Apply Proceeds to the Debt.

(a)               Subject to the provisions of Section 16.1(b) below, if the Lenders so elect in their sole discretion, all proceeds of insurance or condemnation (individually and collectively referred to as “Proceeds”), after deduction of all expenses of collection and settlement, including attorneys’ and adjusters’ fees and charges, shall be applied to the Debt in accordance with Section 21.1.

(b)               Notwithstanding anything in Section 16.1(a) to the contrary, in the event of any casualty to the Improvements or any condemnation of part of the Project, the Lenders agree to make the Proceeds available for restoration of the Improvements if (i) no Event of Default exists that will not be cured upon Borrower’s commencement of restoration, (ii) all Proceeds are deposited with the Agent, (iii) in the Lenders’ reasonable judgment, the amount of Proceeds available for restoration of the Improvements (together with undisbursed portion of the Facility A Commitment, if any, allocated for the cost of the Construction and any sums or other security acceptable to the Lenders deposited with the Agent by Borrower for such purpose) are sufficient to pay the full and complete costs of such restoration, (iv) in the Lenders’ reasonable determination, the Project can be restored to an architecturally and economically viable project in compliance with applicable Laws, (v) Guarantor reaffirms the Completion Guaranty in writing, (vi) in the Lenders’ reasonable determination, such restoration is likely to be completed no later than the Facility A Maturity Date, (vii) in the Lenders’ reasonable judgment, any operating deficits, including all payments of interest and principal due hereunder, that shall be incurred by reason of the casualty or condemnation shall be covered by the Proceeds, the insurance coverage referred to in Section 15.2(a)(i) above, and other funds of Borrower or Facility A Loan proceeds that are available to be disbursed for construction costs in accordance with the Construction Budget, and (viii) in the Lenders’ reasonable judgment, following the restoration of the Project, the Loan to Value Ratio shall not exceed 60%.

Section 16.2                                Borrower’s Obligation to Rebuild.

(a)               If the Lenders do not elect (or do not have the right) to apply the Proceeds to the Debt, as provided in Section 16.1 above, Borrower shall:

(i)         Proceed with diligence to make settlement with insurers or Governmental Authorities and cause the Proceeds to be deposited with the Agent;

(ii)        In the event of any delay in making settlement with insurers or Governmental Authorities or effecting collection of the Proceeds, deposit with the Agent such amount as the Required Lenders reasonably deems appropriate to insure the timely completion of Construction as aforesaid;

(iii)       If the Proceeds and the undisbursed portion of the Facility A Commitment are insufficient to maintain the Loans In Balance as calculated pursuant to Section 11.1, promptly make a Deficiency Deposit pursuant to Section 11.1 as necessary to place the Loans In Balance; and

(iv)      Promptly proceed with the resumption of Construction of the Improvements, including the repair of all damage resulting from such fire, condemnation or other cause and restoration to its former condition.

(b)               Any request by Borrower for a disbursement by the Agent of Proceeds and funds deposited by Borrower shall be treated by the Agent as if such request were for an advance of the a Facility A Loan hereunder, and the disbursement thereof shall be conditioned upon Borrower’s compliance with and satisfaction of the same conditions precedent as would be applicable under this Agreement for an advance of a Facility A Loan.

(c)               Notwithstanding the foregoing, the Borrower may, at Borrower’s option, elect to prepay the Loans without any penalty after a Casualty or Condemnation in lieu of restoring the Property, and in such case the proceeds of such prepayment shall be applied in accordance with Section 21.1.

ARTICLE XVII
TRANSFERS AND ASSIGNMENTS AND PARTICIPATIONS

Section 17.1                                Prohibition of Assignments and Transfers by Borrower.

(a)               Borrower shall not assign its rights under this Agreement and any purported assignment shall be void.  Except as provided in Section 17.1(b) below or in connection with a Permitted Transfer, without the prior written consent of the Lenders (which consent may be withheld by the Lenders in their sole discretion), Borrower shall not suffer or permit (a) any change in the management (whether direct or indirect) of the Project or of Borrower or (b) any Transfer. The Lenders’ consent if given in connection with any transfer request shall not be deemed to be a waiver of the Lenders’ right to require such consent in the future. Any sale, conveyance, alienation, mortgage, encumbrance, pledge or transfer of the Project made in contravention of this Agreement shall be null and void and of no force or effect.

(b)               In connection with any corporate equity or debt financing made by an Institutional Lender for the benefit of any of Maui Land & Pineapple Company, Inc., Exclusive Resorts and MII (each, a “Principal”), Principal shall have the right to pledge its respective limited liability company interests in MLP KB Partner LLC, a Hawaii limited liability company, ER Kapalua Investors Fund, LLC, a Delaware limited liability company, and MH Kapalua Venture, LLC, a Delaware limited liability company, as security for such financing; provided, however, that in each such instance, (A) there shall then exist no Default or Event of Default under this Agreement or any of the other Loan Documents; (B) the lender, and any subsequent holder of the note under such loan, must be an Institutional Lender; (C) Principal shall provide the Agent with (i) no less than thirty (30) days’ prior written notice of such financing, (ii) copies of all such financing documents and instruments, and (iii) a “non-consolidation opinion” reasonably satisfactory to the Agent.

(c)               Borrower covenants and agrees that, as a condition to any Permitted Transfer, (A) there shall then exist no Default or Event of Default under this Agreement or any of the other Loan Documents; (B) Borrower shall provide the Agent with thirty (30) days’ prior written notice of such Permitted Transfer; (C) Borrower shall provide the Agent all documents and statements as may be reasonably requested by the Agent in connection with such Permitted Transfer and evidence confirming that such transaction complies with the requirements of a Permitted Transfer and (D) Borrower shall provide updated opinions, including non-consolidation opinions, in form and substance and delivered by counsel reasonably acceptable to the Agent, as may be reasonably required by the Agent. Borrower’s failure to comply with the terms of this Section shall constitute an “Event of Default” hereunder.

Section 17.2                                Prohibition of Transfers in Violation of ERISA.

In addition to the prohibitions set forth in Section 17.1 above, Borrower shall not assign, sell, pledge, encumber, transfer, hypothecate or otherwise dispose of its interest or rights in this Agreement or in the Project, or attempt to do any of the foregoing or suffer any of the foregoing, nor shall any party owning a direct or indirect interest in Borrower assign, sell, pledge, mortgage, encumber, transfer, hypothecate or otherwise dispose of any of its rights or interest (direct or indirect) in Borrower, attempt to do any of the foregoing or suffer any of the foregoing, if such action would cause any portion of the Loans, or the exercise of any of the Agent’s or any Lender’s rights in connection therewith, to constitute a prohibited transaction under ERISA or the Internal Revenue Code or otherwise result in any Lender being deemed in violation of any applicable provision of ERISA. Borrower agrees to indemnify and hold each Indemnified Party free and harmless from and against all losses, costs (including attorneys’ fees and expenses), taxes, damages (including consequential damages) and expenses such Indemnified Party may suffer by reason of the investigation, defense and settlement of claims and in obtaining any prohibited transaction exemption under ERISA necessary or desirable in such Indemnified Party’s sole judgment or by reason of a breach of the foregoing prohibitions. The foregoing indemnification shall be a recourse obligation of Borrower and shall survive repayment of the Notes, notwithstanding any limitations on recourse contained herein or in any of the Loan Documents.

Section 17.3                                Successors and Assigns.

Subject to the foregoing restrictions on transfer and assignment contained in this Article XVII, this Agreement shall inure to the benefit of and shall be binding on the parties hereto and their respective successors and permitted assigns.

Section 17.4                                Lender Assignments and Participations.

(a)               Each Lender may transfer or assign its interest in its Loans and, in the case of the Facility A Lenders, its Facility A Commitment by assignment in accordance with and subject to the terms and conditions of this Agreement, provided that any transfer by assignment of less than a Lender’s entire interest in the Loans shall be in a minimum amount of $5,000,000 and provided further, that with respect to each Lender, if no Event of Default exists, any such transfer to any Person that is not an existing Lender or an Affiliate of an existing Lender shall be either (i) to a Qualified Transferee or (ii) subject to prior written approval of the Required Lenders, which approval shall not be unreasonably withheld, conditioned or delayed; provided, however, that so long as an Event of Default exists no such approval pursuant to this clause (ii) shall be required.

(b)               The assigning Lender will give notice of such assignment to the Agent, and the Agent will give notice of such assignment to the other Lenders and Borrower. Upon the effectiveness of any such assignment (and after notice to, and (to the extent required pursuant to the terms hereof), with the consent of the Required Lenders, if applicable) the assignee shall become a “Lender” for all purposes of this Agreement and to Loan Documents and, to the extent of such assignment, the assigning Lender shall be relieved of its obligations hereunder to the extent of the Loans being assigned, and in connection therewith, the Agent is authorized to amend Schedule D of this Agreement (if necessary) to reflect the Facility A Commitments of each of the Lenders to take into account such assignment. In connection with such assignment, the Agent agrees upon notice of such assignment and the surrender of the appropriate Note to the Agent by the assigning Lender, it will promptly cause Borrower to provide to the assigning Lender and to the assignee separate promissory notes in the amount of their respective interests substantially in the form of the original Note being assigned (but with notation thereon that it is given in substitution for and replacement of the original Note or any replacement notes thereof). By executing and delivering an Assignment and Assumption Agreement in accordance with this Section 17.4(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this

Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Agreement, the other Loan Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the Loan Documents; (vi) such assignee appoints and authorizes the Agent to take such action on its behalf and to exercise such powers under this Agreement or the Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations of this Agreement and the other Loan Documents and the Servicing Agreement which by the terms are required to be performed by it as a Lender.

(i)         Each assignment under this Section 17.4 shall be evidenced by an Assignment and Assumption Agreement executed by the assigning Lender and the assignee.  The Agent shall maintain a copy of each Assignment and Assumption Agreement delivered to and accepted by it and shall record in its records the names and address of each Lender and, if applicable, its Facility A Commitment.  No assignment shall be effective until (i) the Agent shall have received a fully executed copy of the Assignment and Assumption Agreement, (ii) satisfaction of the requirements set forth in Section 17.4(a) and (iii) receipt by the Agent from the assigning Lender or the assignee of a process and recordation fee of $3,500.

(ii)        Upon receipt of an Assignment and Assumption Agreement executed by an assigning Lender and an assignee, the Agent shall, if such Assignment and Assumption Agreement has been properly completed and consented to if required herein, accept such Assignment and Assumption Agreement, and record the information contained therein in its records.

(c)               Each Lender may grant a participation interest in its interest in its Loans and in and to its rights and obligations under the Loan Documents in accordance with and subject to the terms and conditions of this Agreement without the consent of the Agent or any other Lender; provided, however, that (i) such Lender provides written notice of any such participation to the Agent, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of its obligations under this Agreement, (iii) the Agent, the Borrower and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and with regard to any and all payments to be made under this Agreement, and (iv) the holder of any such participation shall not be entitled to voting rights under this Agreement.

Section 17.5                                Not a Security.

The Notes shall not be deemed to be securities within the meaning of the Securities Act of 1933 or the Securities Exchange Act of 1934. Each Lender acknowledges that it is (i) (a) a substantial, sophisticated investor having such knowledge and experience in financial and business matters, and, in particular, in such matters related to securities similar to the Notes, such that it is capable of evaluating the merits and risks of investment in the Notes, (b) able to bear the economic risks of such an investment and (c) an “accredited investor” within the meaning of Rule 501(a) promulgated pursuant to Securities Act of 1933; or (ii) a “qualified institutional buyer” as defined in Rule 144A under the Securities Act of 1933.

ARTICLE XVIII
SERVICER

Section 18.1                                Servicer.

At the option of the Agent, the Loans may be serviced by a servicer or trustee (the “Servicer”) selected by the Agent and the Agent may delegate all or any portion of its responsibilities under this Agreement and the other Loan Documents to the Servicer pursuant to a servicing agreement (the “Servicing Agreement”) between the Agent and Servicer. Borrower shall not be responsible for any reasonable set-up fees or any other initial costs relating to or arising under the Servicing Agreement. Thereafter, Borrower shall pay the monthly servicing fees payable under the Servicing Agreement (“Servicing Fees”). Servicing Fees, along with the Tax and Insurance Escrow Fund, shall be added together with monthly installments of interest payable under the Notes and paid as an aggregate sum by Borrower to the Agent, on behalf of the party entitled thereto, on each Payment Date. Borrower shall further reimburse the Agent upon demand for reasonable out-of-pocket costs and expenses incurred by Servicer in (i) reviewing Borrower’s requisitions for advances of Facility A Loans, (ii) reviewing proposed Leases and subordination, non-disturbance and attornment agreements, (iii) conducting inspections of the Project, (iv) applying the provisions of this Agreement to any casualty or condemnation proceeding affecting the Project, (v) responding to any Default or Event of Default or (vi) otherwise incurred in connection with this Agreement and the other Loan Documents, including, without limitation, in connection with the administration of the Loans.

Section 18.2                                Servicer and Agent Fees.

Borrower shall pay, monthly, all fees to the Servicer (or to the Agent if there is no Servicer) in respect of servicing the Loan in the amount of twelve and three tenths (12.3) basis points per annum on the outstanding principal amount of the Loans.  Such fees shall be added to the interest payment due on the Loans on each Payment Date.  In addition, Borrower shall pay all of Servicer’s and the Agent’s out-of-pocket costs and expenses (including, without limitation, legal fees) incurred in connection with its review of any construction advances or draws, change orders, construction progress reports, leases, subordination and non-disturbance agreements, property and construction inspections, casualty or condemnation matters or loan defaults.

ARTICLE XIX
EVENTS OF DEFAULT

Section 19.1                                Events of Default.

The occurrence of any one or more of the following shall constitute an “Event of Default” as said term is used herein:

(a)               Failure of Borrower: (i) to make any principal or interest payment when due, (ii) to observe or perform any of the other covenants or conditions by Borrower to be performed under the terms of this Agreement or any other Loan Document concerning the payment of money within ten (10) days after notice, or (iii) for a period of thirty (30) days after written notice from the Agent, to observe or perform any non-monetary covenant or condition contained in this Agreement or any other Loan Documents; provided that if any such failure concerning a non-monetary covenant or condition is susceptible to cure and cannot reasonably be cured within said thirty (30) day period, then Borrower shall have an additional sixty (60) day period to cure such failure and no Event of Default shall be deemed to exist hereunder so long as Borrower commences such cure within the initial thirty (30) day period and diligently and in good faith pursues such cure to completion within such resulting ninety (90) day period from the date of the Agent’s notice; and provided further that if a different notice or grace period is specified under any other subsection of this Section 19.1 with respect to a particular breach, or if another subsection of this Section 19.1 applies to a particular breach and does not expressly provide for a notice or grace period, the specific provision shall control;

(b)               The disapproval by the Agent or Agent’s Consultant at any time of any construction work due to such work being defective or deviating from the approved Plans and Specifications, and failure of Borrower to cause the same to be corrected to the reasonable satisfaction of the Required Lenders within the cure period provided in Section 19.1(a)(ii) above;

(c)               A delay or discontinuance in the Construction for a period of fifteen (15) days for reasons within the control of Borrower, or up to seventy-five (75) days if occasioned by Force Majeure Delays, provided that the aggregate of all such time periods shall not exceed one hundred fifty (150) days, and an additional one hundred twenty (120) days permitted with respect to a tropical storm or hurricane;

(d)               If Borrower fails to complete the Construction in substantial accordance with the Plans and Specifications on or before the Completion Date;

(e)               If Borrower fails to satisfy the final disbursement conditions under Article XIII on or before the Completion Date;

(f)                If Borrower defaults, beyond any applicable notice or cure period, under the General Contract, the Architect’s Agreement, any Major Contract, any of the Marketing Agreements, any of the ML&P Agreements, the Ground Lease, or the ER Purchase Agreement;

(g)               The bankruptcy or insolvency of the General Contractor and failure of Borrower to procure a contract with a new contractor reasonably satisfactory to the Required Lenders within ninety (90) days from the occurrence of such bankruptcy or insolvency;

(h)               Any Transfer or other disposition in violation of Sections 17.1 or 17.2;

(i)                If any warranty, representation, statement, report or certificate made now or hereafter by Borrower or Guarantor is untrue or incorrect in any material respect at the time made or, subject to the provisions of Section 3.2 hereof, deemed remade;

(j)                Borrower or Guarantor shall commence a voluntary case concerning Borrower or Guarantor under the Bankruptcy Code; or an involuntary proceeding is commenced against Borrower or Guarantor under the Bankruptcy Code and relief is ordered against the applicable party, or the petition is controverted but not dismissed or stayed within sixty (60) days after the commencement of the case, or a custodian (as defined in the Bankruptcy Code) is appointed for or takes charge of all or substantially all of the property of Borrower or Guarantor; or Borrower or Guarantor commence any other proceedings under any reorganization, arrangement, readjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar Law of any jurisdiction whether now or hereafter in effect relating to Borrower or Guarantor; or there is commenced against Borrower or Guarantor any such proceeding which remains undismissed or unstayed for a period of sixty (60) days; or Borrower or Guarantor fails to controvert in a timely manner any such case under the Bankruptcy Code or any such proceeding, or any order of relief or other order approving any such case or proceeding is entered; or Borrower or Guarantor by any act or failure to act indicates its consent to, approval of, or acquiescence in any such case or proceeding or the appointment of any custodian or the like of or for it for any substantial part of its property or suffers any such appointment to continue undischarged or unstayed for a period of sixty (60) days;

(k)               Borrower or Guarantor shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due, or shall consent to the appointment of a receiver or trustee or liquidator of all of its property or the major part thereof or if all or a substantial part of the assets of Borrower or Guarantor are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian or assignee for the benefit of creditors;

(l)                Any court enjoins Borrower from performing Construction, and such injunction is not removed for a period of twenty (20) days;

(m)              Borrower fails to make any Deficiency Deposit with the Agent within the time and in the manner required by Article XI hereof;

(n)               One or more final, unappealable judgments are entered (i) against Borrower in amounts aggregating in excess of $500,000; (ii) against Exclusive Resorts Development Company, LLC in amounts aggregating in excess of $250,000; (iii) against ML&P or Ritz-Carlton in amounts aggregating in excess of $2,500,000 and said judgments are not satisfied, stayed or bonded over within thirty (30) days after entry;

(o)               If Borrower or Guarantor shall fail to pay any debt owed by it or is in default (beyond any applicable notice, cure or grace period) under any Loan Document with the Agent and such failure or default continues after any applicable grace period specified in the instrument or agreement relating thereto;

(p)               If a Material Adverse Change occurs with respect to Borrower, the Project or Guarantor; or

(q)               The occurrence of any other event or circumstance denominated as an Event of Default in this Agreement or under any of the other Loan Documents and the expiration of any applicable grace or cure periods, if any, specified for such Event of Default herein or therein, as the case may be;

(r)                The Stipulation Order shall be stayed, amended, modified, reversed or vacated without the consent of the Lenders; provided, however, that if the only effect thereof is to prevent LBHI from funding its Facility A Pro Rata Share of any Facility A Loan then no Event of Default shall have occurred pursuant to this paragraph (r) so long as Borrower funds an amount at least equal to the portion of such Facility A Loan not funded by LBHI; or

(s)               Failure of Borrower to deposit funds into the Expense Reserve Account in accordance with Section 13.3(c).

ARTICLE XX
LENDER’S REMEDIES IN EVENT OF DEFAULT

Section 20.1                                Remedies Conferred Upon Lender.

Upon the occurrence of any Event of Default, (i) in the case of paragraphs (a), (c), (d), (e) and (f) below, the Agent may (and shall at the direction of the Required Lenders), and (ii) in the case of paragraph (b) below, the Required Lenders may, pursue any one or more of the following remedies concurrently or successively, it being the intent hereof that none of such remedies shall be to the exclusion of any other:

(a)               Take possession of the Project and complete the Construction in accordance with the Plans and Specifications and do anything which is necessary or appropriate in its sole judgment to fulfill the obligations of Borrower under this Agreement and the other Loan Documents, including either the right to avail itself of and procure performance of existing contracts or let any contracts with the same contractors or others. Without restricting the generality of the foregoing and for the purposes aforesaid, Borrower hereby appoints and constitutes the Agent its lawful attorney in fact with full power of substitution in the Project to complete the Construction in the name of Borrower; to use unadvanced funds remaining under the Facility A Commitment or which may be reserved, escrowed or set aside for any purposes hereunder at any time, or to advance funds in excess of the face amount of the Note, to complete the Construction; to make changes in the Plans and Specifications which shall be necessary or desirable to complete the Construction in substantially the manner contemplated by the Plans and Specifications; to retain or employ new general contractors, subcontractors, architects, engineers and inspectors as shall be required for said purposes; to pay, settle or compromise all existing bills and claims which are, or which may become, liens against the Project; to execute all applications and certificates in the name of Borrower, prosecute and defend all actions or proceedings in connection with the Improvements or Project; to take action and require such performance as it deems necessary under the Bond(s) and to make settlements and compromises with the surety thereunder, and in connection therewith, to execute instruments of release and satisfaction; and to do any and every act which Borrower might do in its own behalf, it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked;

(b)               Withhold further disbursement of the proceeds of the Loan and/or terminate the Facility A Lender’s obligations to make further disbursements under the Facility A Commitment;

(c)               Declare the Notes to be immediately due and payable;

(d)               Sell Units pursuant to Contracts of Sale;

(e)               Exercise all of Borrower’s rights under the Condominium Documents; and

(f)                Exercise or pursue any other remedy or cause of action permitted under this Agreement or any other Loan Documents, or conferred upon the Agent by Law.

ARTICLE XXI
INTERCREDITOR ARRANGEMENTS AND APPLICATION OF FUNDS

Section 21.1                                Application of Funds Other than Interest Payments.

All amounts tendered by or collected from the Borrower or any other Person (including amounts received by any Servicer) or otherwise available for payment of the Loans (excluding amounts representing interest payments on the Loans made anytime prior to the day on which the Notes have been declared due and payable pursuant to Section 20.1, which shall be applied pursuant to Section 21.2), whether received in the form of scheduled payments, foreclosure proceeds, funds received as a result of taking any Enforcement Action, proceeds from the sale of the Mortgaged Property, proceeds under title, hazard or other insurance policies or awards or settlements in respect of condemnation proceedings or similar exercise of the power of eminent domain (other than proceeds, awards or settlements that are required to be applied to the restoration or repair of the Mortgaged Property or released to the Borrower in accordance with the Loan Documents) or otherwise, shall be applied in the following order of priority:

first, to the payment (in such priority and proportion as the Agent shall elect in its sole discretion) of all reasonable legal fees and expenses, indemnities and other reasonable costs and expenses or other liabilities of any kind incurred by the Agent or any Servicer in accordance with the terms of the Loan Documents (including reimbursement of any Lender of any amounts previously advanced by such Lender to the Agent or the Servicer for the payment of any such fees, costs and expenses) and then due and payable to the Agent or such Servicer in accordance with the terms of the Loan Documents, except for Protective Advances; provided, however, that nothing contained herein is intended to relieve the Borrower or any Guarantor of its duties to pay such fees, costs, expenses and liabilities in accordance with the terms of the Loan Documents;

second, to the payment (without duplication of amounts paid under clause first above, and for application in such priority and proportion as the Agent shall elect in its sole discretion) of any fees and expenses then due and payable to the Agent or such Servicer in accordance with the terms of the Loan Documents (including reimbursement of any Lender of any amounts previously advanced or paid by such Lender to the Agent or the Servicer for the payment of any such fees or expenses); provided, however, that nothing contained herein is intended to relieve the Borrower or any Guarantor of its duties to pay such fees and expenses in accordance with the terms of the Loan Documents;

third, to the applicable Lenders to reimburse the amount of any Protective Advances, and accrued and unpaid interest thereon, made in accordance with the terms of the Loan Documents, in the same order and priority in which such Protective Advances were made (and if more than one Lender made a Protective Advance with respect to a particular covenant, agreement or obligation of Borrower, ratably among such Lenders);

fourth, ratably to the Facility A Lenders to pay all accrued and unpaid interest then due and payable to the Facility A Lenders, pro rata in proportion to their respective Facility A Pro Rata Share;

fifth, ratably to the Facility A Lenders to repay the outstanding principal of the Facility A Loans, pro rata in proportion to their respective Facility A Pro Rata Share;

sixth, ratably to the Facility A Lenders to repay all other amounts then due and owing to the Facility A Lenders under the terms of the Loan Documents in connection with the Facility A Loans, pro rata in proportion to their respective Facility A Pro Rata Share, or if such amounts are not due to all Facility A Lenders ratably to the applicable Facility A Lenders;

seventh, in the case of Prepayment Proceeds, if such Prepayment Proceeds are required to be deposited into the Facility A Excess Proceeds Account pursuant to Section 4.10(b), deposit such Prepayment Proceeds into the Facility A Excess Proceeds Account;

eight, ratably to the Facility B-1 Lenders to pay all accrued and unpaid interest then due and payable to the Facility B-1 Lenders, pro rata in proportion to their respective Facility B-1 Pro Rata Share;

ninth, ratably to the Facility B-1 Lenders to repay the outstanding principal of the Facility B-1 Loans, pro rata in proportion to their respective Facility B-1 Pro Rata Share;

tenth, ratably to the Facility B-1 Lenders to repay all other amounts then due and owing to the Facility B-1 Lenders under the terms of the Loan Documents in connection with the Facility B-1 Loans, pro rata in proportion to their respective Facility B-1 Pro Rata Share, or if such amounts are not due to all Facility B-1 Lenders ratably to the applicable Facility B-1 Lenders;

eleventh, ratably to the Facility B-2 Lenders to pay all accrued and unpaid interest then due and payable to the Facility B-2 Lenders, pro rata in proportion to their respective Facility B-2 Pro Rata Share;

twelfth, ratably to the Facility B-2 Lenders to repay the outstanding principal of the Facility B-2 Loans, pro rata in proportion to their respective Facility B-2 Pro Rata Share;

thirteenth, ratably to the Facility B-2 Lenders to repay all other amounts then due and owing to the Facility B-2 Lenders under the terms of the Loan Documents in connection with the Facility B-2 Loans, pro rata in proportion to their respective Facility B-2 Pro Rata Share, or if such amounts are not due to all Facility B-2 Lenders ratably to the applicable Facility B-2 Lenders;

fourteenth, ratably to the Facility C-1 Lenders to pay all accrued and unpaid interest then due and payable to the Facility C-1 Lenders, pro rata in proportion to their respective Facility C-1 Pro Rata Share;

fifteenth, ratably to the Facility C-1 Lenders to repay the outstanding principal of the Facility C-1 Loans, pro rata in proportion to their respective Facility C-1 Pro Rata Share;

sixteenth, ratably to the Facility C-1 Lenders to repay all other amounts then due and owing to the Facility C-1 Lenders under the terms of the Loan Documents in connection with the Facility C-1 Loans, pro rata in proportion to their respective Facility C-1 Pro Rata Share, or if such amounts are not due to all Facility C-1 Lenders ratably to the applicable Facility C-1 Lenders;

seventeenth, ratably to the Facility C-2 Lenders to pay all accrued and unpaid interest then due and payable to the Facility C-2 Lenders, pro rata in proportion to their respective Facility C-2 Pro Rata Share;

eighteenth, ratably to the Facility C-2 Lenders to repay the outstanding principal of the Facility C-2 Loans, pro rata in proportion to their respective Facility C-2 Pro Rata Share;

nineteenth, ratably to the Facility C-2 Lenders to repay all other amounts then due and owing to the Facility C-2 Lenders under the terms of the Loan Documents in connection with the Facility C-2 Loans, pro rata in proportion to their respective Facility C-2 Pro Rata Share, or if such amounts are not due to all Facility C-2 Lenders ratably to the applicable Facility C-2 Lenders;

twentieth, any surplus remaining after the payment in full of all obligations owing to the Agent, the Servicer and the Lenders in connection with the Loan Documents, to the Borrower or as a court of competent jurisdiction may direct.

Section 21.2           Application of Interest Payments.

All amounts tendered by or collected from Borrower or any other Person representing interest payments on the Loans made anytime prior to the day on which the Notes have been declared due and payable pursuant to Section 20.1, including interest paid from the proceeds of any Facility A Loans, shall be applied in the following order of priority:

first, ratably to the Facility A Lenders to pay all accrued and unpaid interest then due and payable to the Facility A Lenders, pro rata in proportion to their respective Facility A Pro Rata Share;

second, ratably to the Facility B-1 Lenders to pay all accrued and unpaid interest then due and payable to the Facility B-1 Lenders, pro rata in proportion to their respective Facility B-1 Pro Rata Share;

third, ratably to the Facility B-2 Lenders to pay all accrued and unpaid interest then due and payable to the Facility B-2 Lenders, pro rata in proportion to their respective Facility B-2 Pro Rata Share;

fourth, ratably to the Facility C-1 Lenders to pay all accrued and unpaid interest then due and payable to the Facility C-1 Lenders, pro rata in proportion to their respective Facility C-1 Pro Rata Share;

fifth, ratably to the Facility C-2 Lenders to pay all accrued and unpaid interest then due and payable to the Facility C-2 Lenders, pro rata in proportion to their respective Facility C-2 Pro Rata Share; and

sixth, any surplus remaining after the payment of the foregoing shall be applied in accordance with Section 21.1.

Section 21.3                                Prohibition on Contest or Interference.

Subject to Section 21.10, each Subordinate Lender, for itself and its successors and assigns, agrees that it shall not, and hereby waives:

(a)               any right to, contest or support any other Person in contesting the priority, validity or enforceability of this Agreement or any other Loan Document or the interest of the Agent in the Collateral, in any manner whatsoever, including in any Enforcement Action or Bankruptcy Proceeding;

(b)               any right to, take any action that would directly hinder, obstruct or delay any exercise of remedies under this Agreement or any other Loan Document, including any sale, lease, exchange, transfer or other disposition of any of the Mortgaged Property or any other security subject to any Loan Document, whether by foreclosure or otherwise;

(c)               any and all rights it may have as a junior or subordinate secured creditor or otherwise to object to the manner in which the Agent seeks or is instructed or directed by the Required Lenders to seek to enforce any of the Mortgaged Property or any other security subject to any Loan Document, to collect any amount owing to the Agent, any Servicer or any Lender, or to exercise any other right, remedy or power under or with respect to this Agreement or any other Loan Document, regardless of whether any action or failure to act by or on behalf of any Senior Lender is adverse to or adversely affects the interest of any Subordinate Lender.

Section 21.4                                Direction to the Agent to Enforce.

Subject to Section 21.10:

(a)               Each Subordinate Lender agrees that it shall not contest, protest or object to (i) any foreclosure proceeding commenced by, or any other exercise of remedies relating to the Collateral by the Agent in accordance with this Agreement and the other Loan Documents, or (ii) any forbearance by the Senior Lenders in causing the Agent to commence any such proceeding or exercise any such remedy.  The Senior Lenders shall have the exclusive right to direct and instruct the Agent in accordance with the terms of this Agreement with respect to exercise and enforcement of rights, remedies and powers with respect to the Loan Documents and the Collateral and with respect to determinations regarding release, disposition or restrictions with respect to the Collateral, in each case without consent of any Subordinate Lender.

(b)               The Lenders hereby acknowledge and agree that, except as otherwise expressly provided in this Agreement, no covenant, agreement or other provision of any of the Loan Documents shall be deemed to restrict in any way the rights of the Senior Lenders or the Subordinate Lenders with respect to the Collateral and the Loan Documents.

(c)               The Subordinate Lenders agree that they shall take such actions as the Agent, at the direction of Senior Lenders constituting Required Lenders, may reasonably request in connection with the exercise or enforcement of any right, remedy or power under or with respect to the Loan Documents.

(d)               In the event of any dispute or conflicting written instructions or direction received by the Agent from the Senior Lenders and the Subordinate Lenders with respect to the Collateral, the Debt, this Agreement or any of the other Loan Documents, the Agent shall act upon such written instruction or direction received from the Senior Lenders constituting Required Lenders and shall be fully protected in doing so.

Section 21.5                                Bankruptcy Proceedings.

Subject to Section 21.10:

(a)               Filing of Motions.  Until the Debt owed to the Senior Lenders has been paid in full and any remaining Facility A Loan Commitments have been terminated, the Subordinate Lenders agree that no Subordinate Lender shall, in or in connection with any Bankruptcy Proceeding, file any pleadings or motions, take any position at any hearing or proceeding of any nature, or otherwise take any action whatsoever, in each case in respect of Borrower, any Guarantor or any of the Collateral, including with respect to the determination of any Liens or claims held by the Agent or any Senior Lender (including the validity and enforceability thereof) or the value of any claims of such parties under Section 506(a) of the Bankruptcy Code or otherwise; provided that the Subordinate Lenders may file a proof of claim in a Bankruptcy Proceeding subject to the limitations contained in this Agreement and only if consistent with the terms and the limitations on the Subordinate Lenders imposed hereby.

(b)               Financing Matters.  If Borrower or any Guarantor becomes subject to any Bankruptcy Proceeding, and if the Senior Lenders constituting Required Lenders, directly or through the Agent, desire to consent (or not object) to the sale, use or lease of cash or other collateral under the Bankruptcy Code or to provide financing to Borrower or such Guarantor under the Bankruptcy Code or to consent (or not object) to the provision of such financing by any third party (a “DIP Financing”), then the Subordinate Lenders agree that each Subordinate Lender (i) will be deemed to have consented to, will raise no objection to, nor support any other Person objecting to, the sale, use or lease of such cash or other collateral or to such DIP Financing, (ii) other than in accordance with Section 21.5(d), will not request or accept any form of adequate protection or any other relief in connection with the sale, use or lease of such cash or other collateral or such DIP Financing, (iii) will subordinate (and will be deemed hereunder to have subordinated) the Debt of such Subordinate Lenders and their respective interests in the Loan Documents (A) to such DIP Financing with the same terms and conditions as the Senior Lenders and their respective interests in the Loan Documents are subordinated thereto (and such subordination will not alter in any manner the terms of this Agreement), (B) to any adequate protection provided to the Senior Lenders and (C) to any “carve-out” for professional and United States Trustee fees agreed to by the Senior Lenders constituting Required Lenders, and (D) agrees that notice received five (5) calendar days prior to any hearing seeking entry of an order approving such usage of cash collateral or approving such financing shall be adequate notice.

(c)               Relief From the Automatic Stay.  The Subordinate Lenders agree that none of them will seek relief from the automatic stay or from any other stay in any Bankruptcy Proceeding or take any action in derogation thereof, in each case in respect of Borrower, any Guarantor or any Collateral, without the prior written consent of the Senior Lenders constituting Required Lenders.

(d)               Adequate Protection.  The Subordinate Lenders agree that none of them shall object, contest, or support any other Person objecting to or contesting, (i) any request by the Agent or any Senior Lender for adequate protection or (ii) any objection by the Agent or Senior Lenders constituting Required Lenders to any motion, relief, action or proceeding based on a claim of a lack of adequate protection or (iii) the payment of interest, fees, expenses or other amounts to the Agent or any Senior Lender under section 506(b) or 506(c) of the Bankruptcy Code or otherwise, in each case with respect to Borrower or any Guarantor.  Notwithstanding anything contained in this Section 21.5, in any Bankruptcy Proceeding involving Borrower or any Guarantor, the Subordinate Lenders may seek, support, accept or retain adequate protection only if the Senior Lenders constituting Required Lenders do not object to the adequate protection being provided to the Agent or the Senior Lenders.

(e)               Asset Dispositions in a Bankruptcy Proceeding.  No Subordinate Lender shall, in any Bankruptcy Proceeding or otherwise, oppose any sale or disposition of any assets of Borrower or any Guarantor or any Collateral that is supported by the Senior Lenders constituting Required Lenders or by the Agent at the direction of the Senior Lenders constituting Required Lenders, and the Subordinate Lenders will be deemed to have consented under Section 363 of the Bankruptcy Code (and otherwise) to any sale supported by the Agent or the Senior Lenders constituting Required Lenders and to have released the interest of the Subordinate Lenders in such assets.

(f)                No Waivers.  Nothing contained herein shall prohibit or in any way limit the Agent or the Senior Lenders from objecting in any Bankruptcy Proceeding with respect to Borrower or any Guarantor or otherwise to any action taken by any Subordinate Lender, including the seeking by any Subordinate Lender of adequate protection or the assertion by any Subordinate Lender of any of its rights and remedies under the Loan Documents or otherwise with respect to Borrower or any Guarantor or the Collateral.

(g)               Plans of Reorganization.  No Subordinate Lender shall support or vote in favor of any plan of reorganization (and each shall vote and shall be deemed to have voted to reject any plan of reorganization) of Borrower or any Guarantor unless such plan (i) pays off, in cash in full, all obligations owing to the Senior Lenders under the Loan Documents or (ii) is accepted by the Senior Lenders.  To the extent that any Subordinate Lender attempts to vote or votes in favor of any such plan or reorganization in a manner inconsistent with this Section 21.5(g), such Subordinate Lender irrevocably agrees that the Agent or any Senior Lender may be, and may be deemed, an “authorized agent” of such party under Bankruptcy Rules 3018(c) and 9010, authorized and entitled to submit a superseding ballot on behalf of such Subordinate Lender that is consistent with this Agreement.

(h)               Other Matters.  To the extent that any Subordinate Lender has or acquires rights under Section 363 or Section 364 of the Bankruptcy Code with respect to any of the Collateral, such Subordinate Lender agrees not to assert any of such rights without the prior written consent of the Senior Lenders constituting Required Lenders; provided that if requested by the Agent or the Senior Lenders constituting Required Lenders, the Subordinate Lenders shall timely exercise such rights in the manner requested by the Agent or such Senior Lenders, including any rights to payments in respect of such rights.

(i)                Effectiveness in Bankruptcy Proceedings.  This Agreement, which the parties hereto expressly acknowledge is a “subordination agreement” under section 510(a) of the Bankruptcy Code, shall be effective before and after the commencement of a Bankruptcy Proceeding.  All references in this Agreement to Borrower or any Guarantor shall include Borrower or such Guarantor as a debtor-in-possession and any receiver or trustee for Borrower or such Guarantor in any Bankruptcy Proceeding.

Section 21.6                                Other Rights as Creditors

(a)               Nothing in this Article XXI shall prohibit receipt by any Subordinate Lender of the required payments to be made with respect to the portion of the Debt owed to such Subordinate Lender pursuant to the terms of this Agreement (including Section 21.1).  Without the prior consent of the Senior Lenders constituting Required Lenders, no Lender shall seek to obtain a judgment claim in respect of any of the Debt or any of the Collateral.  If, however, in violation of the immediately preceding sentence any Subordinate Lender becomes a judgment lien creditor in respect of any of the Debt or any of the Collateral, such Subordinate Lender shall forthwith assign such judgment lien to the Agent to be held, enforced, collected and applied by the Agent in accordance with the terms and provisions of this Agreement.

(b)               The Lenders shall not acquire or hold any Lien on any of the assets of Borrower or any Guarantor except under this Agreement and the other Loan Documents.  If any Lender shall nonetheless, and in breach of this Agreement, acquire or hold any Lien on any of such assets of Borrower or any Guarantor, then such Lender shall (i) be deemed to hold such Lien for the benefit of the Agent as security for the Debt and shall assign such Lien to the Agent to be held, enforced, collected and applied by the Agent in accordance with the terms and provisions of this Agreement or (ii) release such Lien if so requested by the Senior Lenders constituting Required Lenders.

Section 21.7                                Payment Over to the Agent.

Subject to the provisions of Section 23.12, any payment of any portion of the Debt or any proceeds of the Collateral received by any Lender in any manner, whether or not in contravention of this Agreement or the other Loan Documents, shall be segregated and held in trust and forthwith paid over to the Agent in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct, for application by the Agent in accordance with the terms and provisions of this Agreement.

Section 21.8                                No Duty to Subordinate Lenders.

Subject to Section 21.10:

(a)               None of the Senior Lenders shall have any duty or responsibility to any Subordinate Lender in respect of any exercising or failing to exercise any right under this Agreement, and shall not be required to take into account the interests of any Subordinate Lender or the effect on such interests or the portion of the Debt owed to the

Subordinate Lenders in exercising or failing to exercise any right under this Agreement.  Without limiting the foregoing, each Subordinate Lender hereby (i) waives all rights to any fiduciary duty, duty of care owing to it by the Senior Lenders or other standard of conduct applicable to the Senior Lenders, and all rights to claim a violation of such duties or standards, (ii) acknowledges and agrees that in connection with any disposition of the Collateral the Senior Lenders constituting Required Lenders may accept a purchase price for the Collateral or any portion thereof in their sole discretion, including, without limitation, a purchase price for less than the aggregate amount of the Debt and that such purchase price may result in the Subordinate Lenders receiving no proceeds of such disposition and (iii) waives all rights to claim a violation of any law in connection with the disposition of the Collateral.

(b)               Other than any reliance on the terms of this Agreement, each Subordinate Lender (i) acknowledges that it has independently and without reliance on any Senior Lender, and based on documents and information deemed by it to be appropriate, made its own credit analysis and decision to enter into and be bound by the terms of this Agreement, and (ii) agrees that it will continue to make its own credit decisions without reliance on any Senior Lender.

Section 21.9                                Certain Waivers by Subordinate Lenders.

Subject to Section 21.10:

(a)               No right of any Senior Lender to enforce any provision of this Agreement or any other Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Borrower, any Guarantor or any of their Affiliates, or by any act or failure to act by any Senior Lender, or by any noncompliance by any Person (other than a Senior Lender) with the terms, provisions and covenants of this Agreement or any of the other Loan Documents, regardless of any knowledge thereof which any Senior Lender may have or be otherwise charged with.

(b)               The Subordinate Lenders also agree that the Senior Lenders shall have no liability to any Subordinate Lender, and the Subordinate Lenders hereby waive any claim against any Senior Lender, arising out of any and all actions which the Senior Lenders may take or permit or omit to take with respect to (i) the Loan Documents or (ii) the collection of the Debt, in accordance with this Agreement.

(c)               Until the portion of the Debt owing to the Senior Lenders has been paid in full, the Subordinate Lenders agree not to assert and hereby waive, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law with respect to the Collateral.

(d)               The Subordinate Lenders agree not to make any judicial or non-judicial claim or demand or commence any judicial or non-judicial proceeding against Borrower, any Guarantor or any of the Collateral seeking payment or damages or other relief by way or specific performance, injunction or otherwise, other than filing a proof of claim or the equivalent against Borrower or any Guarantor pursuant to Section 21.5(a).

Section 21.10                          Certain Rights of Subordinate Lenders.

Nothing contained in this Article XXI shall limit or restrict the rights of each Subordinate Lender to object to any actual or proposed action by the Agent or any Senior Lender (i) that would be contrary to the terms of this Agreement or any of the other Loan Documents, (ii) that would violate applicable law or (iii) that would constitute gross negligence or willful misconduct by the Agent.

Section 21.11                          Obligations Unconditional.

All rights, interests, agreements and obligations of the Senior Lenders and the Subordinate Lenders, respectively, under this Article XXI shall remain in full force and effect irrespective of:

(a)               any lack of validity or enforceability of any Loan Document;

(b)               any change in the time, manner or place of payment of, or in any other terms of, all or any of the Debt, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Loan Document;

(c)               any exchange of any security interest in any Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Debt or any guarantee thereof;

(d)               the commencement of any Bankruptcy Proceeding in respect of Borrower, any Guarantor or any of their Affiliates, whether or not an obligor or guarantor, in respect of the Debt; or

(e)               any other circumstances which otherwise might constitute a defense available to, or a discharge of, Borrower, any Guarantor or any of their Affiliates, whether or not an obligor or guarantor, in respect of the Debt in respect of this Agreement and the other Loan Documents.

Section 21.12         Actions Upon Breach.

(a)               If any Subordinate Lender, contrary to this Agreement, commences or participates in any action or proceeding against Borrower, any Guarantor or the Collateral, Senior Lenders constituting Required Lenders may interpose this Agreement as a defense or dilatory plea and may intervene and interpose such defense or plea in the name of the Senior Lenders or in the name of the Agent.

(b)               Should any Subordinate Lender, contrary to this Article XXI, take or attempt to take, any action with respect to Borrower, any Guarantor or the Collateral or fail to take any action required by this Article XXI, the Senior Lenders constituting Required Lenders may obtain relief against such Subordinate Lender by injunction, specific performance or other appropriate legal or equitable relief, it being understood and agreed that (i) the Senior Lenders’ damages may at that time be difficult to ascertain and may be irreparable, and (ii) each Subordinate Lender waives any defense that any Senior Lender cannot demonstrate damage or be made whole by the award of damages.

Section 21.13                          Purchase Right.

Without prejudice to the enforcement of the remedies by or at the direction of the Senior Lenders, the Senior Lenders agree that at any time after (a) acceleration of the Loans in accordance with the terms of this Agreement, (b) the commencement of a Bankruptcy Proceeding or (c) an Event of Default and the commencement of Enforcement Action in respect thereof (each, a “Purchase Event”), within 120 days of such Purchase Event, one or more of the Subordinate Lenders may request, and the Senior Lenders hereby offer the Subordinate Lenders the option, to purchase all, but not less than all, of the aggregate amount of then outstanding Debt owing to the Senior Lenders at par, plus accrued and unpaid interest and fees, in each case without warranty or representation or recourse (except for representations and warranties required to be made by assigning Senior Lenders pursuant to the relevant Assignment and Assumption Agreement.  If such right is exercised, the parties shall close such transaction promptly after the exercise but in any event within ten Business Days of the request pursuant to documentation mutually acceptable to the assigning Senior Lenders and purchasing Subordinate Lenders.   If Subordinate Lenders of different Facilities exercise such right, the Subordinate Lenders ranking most senior in priority shall be entitled to exercise such right.  If none of the Subordinate Lenders exercise such right, the Senior Lenders shall have no further obligations pursuant to this Section 21.13 for such Purchase Event and may take any further action in their sole discretion in accordance with this Agreement.

ARTICLE XXII
AGENCY

Section 22.1                                Appointment and Authority.

(a)               Each of the Lenders hereby irrevocably appoints Central Pacific to act on its behalf as the Agent to administer the Loans and to take action or cause such actions to be taken on its behalf with respect to the Loan Documents under the provisions of this Agreement, the other Loan Documents and the Servicing Standards and authorizes the Agent to take such actions on its behalf and to exercise such powers as are delegated to the Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The Agent hereby confirms its acceptance of such appointment.  The Agent shall carry out its administrative duties to the Lenders in accordance with the applicable terms of this Agreement, the other Loan Documents and the Servicing Standard.  The relationship between the Agent and each Lender is a contractual relationship only, and the Agent shall not have any duties or responsibilities (except those expressly set forth in this Agreement and the other Loan Documents).  The provisions of this Article are solely for the benefit of the Agent and the Lenders, and neither Borrower nor Guarantor shall have rights as a third party beneficiary of any of such provisions.

(b)               The Agent hereby represents and warrants to the Lenders as of the date hereof:

(i)         The Agent has all necessary banking power and authority to perform all its obligations with respect to this Agreement, the Loan Agreement and the other Loan Documents;

(ii)        Neither the execution and delivery of this Agreement nor performance by the Agent thereunder by the Agent will conflict with or result in a breach of any of the provisions of, or constitute a default under the organizational documents of the Agent, as amended, or any agreement, mortgage, indenture or other instrument to which the Agent is a party, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Agent is subject;

(iii)       There is no litigation or governmental proceeding pending, or to the best of the Agent’s knowledge, threatened which, if determined adversely to the Agent, would adversely affect the enforceability of this Agreement against the Agent, or any other document or instrument executed in connection herewith; and

(iv)      It is (1) in compliance with any and all applicable licensing requirements of the state where the Mortgaged Property is located, if any such requirements are applicable to the Agent, and (2) either (i) organized under the laws of such state, (ii) qualified to do business in such state or (iii) to the best of its knowledge, not required to qualify to do business in such state.

Section 22.2                                Rights as a Lender.

The Person serving as the Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any subsidiary or other Affiliate thereof as if such Person were not the Agent hereunder and without any duty to account therefor to the Lenders.

Section 22.3                                Exculpatory Provisions.

The Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents.  Without limiting the generality of the foregoing, the Agent:

(a)               shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)               shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Agent to liability or that is contrary to any Loan Document or applicable law; and

(c)               shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as the Agent or any of its Affiliates in any capacity unless such information is received in its capacity as Agent hereunder.

The Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 23.2 and Article XX) or (ii) in the absence of its own gross negligence or willful misconduct.  The Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Agent by Borrower or a Lender.

The Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (v) the satisfaction of any condition set forth in Articles VIII and IX or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agent.

Section 22.4                                Reliance by Agent.

The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person.  The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan.  The Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 22.5                                Delegation of Duties.

The Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agent.  The Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  Each such sub-agent and the Related Parties of the Agent and each such sub-agent shall be entitled to the benefits of all provisions of this Article XXII and Sections 14.7 and 14.8 (as though such sub-agents were the “Agent” under the Loan Documents) as if set forth in full herein with respect thereto.  Other than with respect to TriMont and any successor Servicer, the Agent shall be solely responsible for the payment of any fees or other compensation due to any third party it engages to service the Loans in excess of the amounts paid by Borrower therefor.

Section 22.6                                Resignation of Agent.

The Agent may at any time give notice of its resignation to the Lenders and Borrower.  Upon receipt of any such notice of resignation, the Lenders shall have the right, in consultation with Borrower, to appoint a successor.  If no such successor shall have been so appointed by the Lenders and shall have accepted such appointment within sixty (60) days after the retiring Agent gives notice of its resignation, then the retiring Agent may on behalf of the Lenders, appoint a successor Agent meeting the qualifications set forth above provided that if the Agent shall notify Borrower and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring

Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Agent on behalf of the under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security until such time as a successor Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time as the Lenders appoint a successor Agent as provided for above in this paragraph.  Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Agent, and the retiring Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph).  The fees payable by Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between Borrower and such successor.  After the retiring Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Sections 14.7 and 14.8 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Agent was acting as Agent.

Section 22.7                                Removal of Agent.

The Agent may be removed as the Agent hereunder pursuant to Section 23.17(c).  The Lenders shall have the right to remove the Agent if Cause occurs, provided that for this purpose if any Lender is Agent or is an Affiliate of Agent, such Lender shall be excluded in determining which Lender’s constitute the Lenders.

Section 22.8                                Non-Reliance on Agent and Other Lenders.

Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 22.9                                Indemnification of Agent.

Each Lender agrees to indemnify, defend, reimburse and hold the Agent, the Servicer and their respective officers, directors, employees and consultants harmless (to the extent not reimbursed by Borrower or any Guarantor), in accordance with such Lender’s Pro Rata Interest, for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable costs, expenses or disbursements which may be imposed on, incurred by, or asserted against the Agent, as agent, or the Servicer in any way relating to or arising out of the Loans, or any action taken or omitted by the Agent under this Agreement or the other Loan Documents or the Servicer under the Servicing Agreement and shall make payment with respect thereto within ten (10) Business Days of a request therefor by the Agent or Servicer, provided that the Lenders shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from, related to or arising from the breach of the this Agreement by the Agent (or with respect to the Servicer, breach of the Servicing Agreement by the Servicer) or from the gross negligence or willful misconduct of the Agent or the Servicer, as the case may be, as determined by a final judgment of a court of competent jurisdiction.  The Agent shall be entitled to deduct from any payments to be made to the Lenders under this Agreement, and to retain, amounts due the Agent as reimbursement hereunder provided that the Agent shall have first delivered to the Lenders thirty (30) days prior written notice of such amounts and the circumstances giving rise thereto, and the Lenders have not paid such amounts.  The Agent shall make commercially reasonable attempts to collect such amounts from Borrower and the Guarantors.  If the Agent receives payment of any amount referred to in this Section 22.9 from the Borrower or any third party after a Lender has reimbursed the Agent for such amount, the Agent shall promptly return the amount of the reimbursement to such Lender.  Any loss, cost, liability or expense occasioned solely by the conduct of any one of the Lenders shall be borne solely by such party causing such loss, cost, liability or expense and such party shall indemnify, defend and hold the other Lenders harmless against any and all such losses, costs and liabilities and expenses (including, but not limited to, reasonable attorneys’ fees, costs and expenses) sustained or incurred by the other Lenders as a result thereof.

Section 22.10                          Delivery of Notices to Lenders.

If the Agent receives any notices, requests or other written information from Borrower, the Agent shall (or cause the Servicer to) promptly, but in any event within one (1) Business Day after receipt thereof, deliver a copy of such notice, request or information to the Lenders.

Section 22.11                          Borrower’s Dealings With Agent.

Notwithstanding any provision herein to the contrary, (i) if Borrower is required to deliver any notice or information to one or more Lenders, it shall satisfy such obligation by delivering such notice or information to the Agent, and (ii) if Borrower is required to obtain the consent or approval from one or more Lenders, it shall deal directly with the Agent who will coordinate obtaining such consent or approval from the Lenders.

ARTICLE XXIII
GENERAL PROVISIONS

Section 23.1                                Captions.

The captions and headings of various Articles, Sections and subsections of this Agreement and Exhibits pertaining hereto are for convenience only and are not to be considered as defining or limiting in any way the scope or intent of the provisions hereof.

Section 23.2                                Modification; Waiver.

No amendment or waiver of any provision of this Agreement, the Notes, the Mortgage or the other Loan Documents, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Borrower and the Required Lenders (other than Defaulting Lenders), and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by Borrower and all the Lenders do any of the following:

(i)         change or modify the interest rate provisions set forth in the Loan Documents;

(ii)        increase or decrease the principal amount of any of the Loans, except for Protective Advances;

(iii)       alter the Facility A Commitments of any Lender;

(iv)      extend the Facility A Maturity Date or the Facility B/C Maturity Date;

(v)       amend or modify, or waive compliance with, ARTICLE XXI or this Section 23.2;

(vi)      forgive the payment of principal of, or interest on (other than interest at the Default Rate), any Loan or the payment of any other sum or fee due under the Loan Documents to which the Lenders are entitled; provided, however, if any Lender is entitled to any additional amounts described in this Agreement, any such Lender may forgive the payment of such sums only due to such Lender without requiring the consent of the other Lenders;

(vii)     postpone any date for payment of principal of, or interest on (other than interest at the Default Rate), the Loans or the payment of any other sum or fee due under the Loan Documents to which the Lenders are entitled;

(viii)    amend or modify the definition of “Required Lenders”, “Pro Rata Interest”, “Servicing Standard”, “Material Adverse Change” or “Net Sales Proceeds”;

(ix)       enter into, or modify any agreement subordinating any of the Notes to any indebtedness;

(x)        permit or consent to any Transfer or voluntary or involuntary sale or transfer of all or any portion of the Mortgaged Property or permit any subordinate financing or additional financing of all or any portion of the Mortgaged Property except as expressly permitted under the Loan Documents;

(xi)       consent to any material change in the use of the Mortgaged Property;

(xii)      deliver a written waiver of any claim against Borrower or any Guarantor; or

(xiii)     release all or any portion of the Mortgaged Property or Loan Documents (including guaranties, pledges, required equity contributions, and recourse obligations) for the Loan except as expressly permitted by this Agreement or other Loan Documents or modify any terms with respect to the conditions of release of the Mortgaged Property or Loan Documents (including guaranties, pledges, required equity contributions and recourse obligations) in any respect or release Borrower, Guarantors or any other credit support party or any other Persons liable under any of the Loan Documents from any obligation under the Loan Documents;

(xiv)     reduce the Release Price with respect to any Unit by more than ten  percent (10)%;

(xv)      amend or modify the terms of the Special Management Area Use Permit, the Shoreline Setback Variance or the  Planned Development Approval obtained for the Construction of the Project;

(xvi)     amend or modify, or waive compliance with, Section 11.1 or Section 22.1.

Notwithstanding anything to the contrary herein, (x) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except with regard to those matters described in clauses (i) through (ix) above if such Defaulting Lender is affected thereby, (y) no agreement shall amend, modify or otherwise affect the rights or duties of the Agent hereunder or under any other Loan Document without the prior written consent of the Agent and (z) so long as MH Kapalua is a Lender it shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except with regard to those matters described in clauses (i), (iii), (iv), (v), (vi), (vii) and (ix) if it is affected thereby.

Section 23.3                                Governing Law.

THIS AGREEMENT WAS NEGOTIATED IN THE STATE OF NEW YORK, WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY. IN ALL RESPECTS, INCLUDING, WITHOUT LIMITATION, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE AND APPLICABLE LAW OF THE UNITED STATES OF AMERICA. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, AND THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF.  NOTWITHSTANDING THE FOREGOING, PROVISIONS IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS WITH RESPECT TO THE CREATION, PERFECTION, PRIORITY, ENFORCEMENT AND FORECLOSURE OF THE LIENS AND SECURITY INTERESTS CREATED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROJECT IS LOCATED.

Section 23.4                                Acquiescence Not to Constitute Waiver of Lenders’ Requirements.

Each and every covenant and condition for the benefit of the Lenders contained in this Agreement may be waived pursuant to Section 23.2, provided, however, that to the extent that the Lenders may have acquiesced in any noncompliance with any construction or nonconstruction conditions precedent to the Initial Restructuring Loan or to any subsequent disbursement of Facility A Loan proceeds, such acquiescence shall not be deemed to constitute a waiver by the Lenders of such requirements with respect to any future disbursements of Facility A Loan proceeds.

Section 23.5                                Disclaimer by Lenders and the Agent.

This Agreement is made for the sole benefit of Borrower, the Agent and the Lenders, and no other Person shall have any benefits, rights or remedies under or by reason of this Agreement, or by reason of any actions taken by any Lender or the Agent pursuant to this Agreement. Neither the Agent nor any Lender shall be liable to any contractors, subcontractors, supplier, architect, engineer, tenant or other party for labor or services performed or materials supplied in connection with the Construction. Neither the Agent nor any Lender shall be liable for any debts or claims accruing in favor of any such parties against Borrower or others or against the Project. No Lender, by making any Loans or taking any action pursuant to any of the Loan Documents, shall be deemed a partner or a joint venturer with Borrower or fiduciary of Borrower. No payment of funds directly to a contractor or subcontractor or provider of services shall be deemed to create any third party beneficiary status or recognition of same by any Lender. Without limiting the generality of the foregoing:

(i)         neither any Lender nor the Agent shall have any liability, obligation or responsibility whatsoever with respect to the Construction. Any inspections of the Construction made by or through any Lender or the Agent are for purposes of administration of the Loans only and neither Borrower nor any third party is entitled to rely upon the same with respect to the quality, adequacy or suitability of materials or workmanship, conformity to the Plans and Specifications, state of completion or otherwise; and

(ii)        neither any Lender nor the Agent undertakes or assumes any responsibility or duty to Borrower to select, review, inspect, supervise, pass judgment upon or inform Borrower of any matter in connection with the Project, including matters relating to the quality, adequacy or suitability of: (x) the Plans and Specifications, (y) architects, contractors, subcontractors and material suppliers employed or utilized in connection with the Construction, or the workmanship of or the materials used by any of them or (z) the progress or course of Construction and its conformity or nonconformity with the Plans and Specifications; Borrower shall rely entirely upon its own judgment with respect to such matters, and any review, inspection, supervision, exercise of judgment or supply of information to Borrower by the Agent or any Lender in connection with such matters is for the protection of the Agent or such Lender only, and neither Borrower nor any third party is entitled to rely thereon.

Section 23.6                                Partial Invalidity; Severability.

If any of the provisions of this Agreement, or the application thereof to any person, party or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision or provisions to persons, parties or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

Section 23.7                                Definitions Include Amendments.

Definitions contained in this Agreement which identify documents, including, but not limited to, the Loan Documents, shall be deemed to include all amendments and supplements to such documents to and from the date hereof, and all future amendments, modifications, and supplements thereto entered into from time to time to satisfy the requirements of this Agreement or otherwise with the consent of the Required Lenders or the Lenders, as the case may be, subject to Section 23.2. Reference to this Agreement contained in any of the foregoing documents shall be deemed to include all amendments and supplements to this Agreement.

Section 23.8                                Execution in Counterparts.

This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page of this Agreement by facsimile or electronic transmission of a PDF file shall be effective delivery of a manually executed counterpart of this Agreement.

Section 23.9                                Entire Agreement; Replacing Original Construction Loan Agreement.

This Agreement, taken together with all of the other Loan Documents and all certificates and other documents delivered by Borrower to the Agent and the Lenders, embody the entire agreement and supersede all prior agreements, written or oral, relating to the subject matter hereof.  This Agreement replaces and supersedes the Original Construction Loan Agreement, as amended through the Effective Date, in its entirety.  The Notes evidence, in the aggregate, the same outstanding principal indebtedness evidenced by the promissory note issued under the Original Construction Loan Agreement, and subsequently by the Split Notes and do not create any new or further indebtedness.  Nothing contained in this Agreement, the Notes or the other Loan Documents (other than the reduction of the Split Notes pursuant to the Master Assignment Agreement) shall be deemed to extinguish or increase the indebtedness evidenced by, or as a novation of, the promissory note issued under the Original Construction Loan Agreement or the Split Notes.

Section 23.10                          Waiver of Damages.

In no event shall the Agent or any Lender be liable to Borrower for punitive, exemplary or consequential damages, including, without limitation, lost profits, whatever the nature of a breach by the Agent or such Lender of its obligations under this Agreement or any of the Loan Documents, and Borrower for itself and its Guarantor waives all claims for punitive, exemplary or consequential damages.

Section 23.11         Jurisdiction.

TO THE GREATEST EXTENT PERMITTED BY LAW, BORROWER HEREBY WAIVES ANY AND ALL RIGHTS TO REQUIRE MARSHALLING OF ASSETS BY THE AGENT. WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDINGS RELATING TO THIS AGREEMENT (EACH, A “PROCEEDING”), BORROWER IRREVOCABLY (A) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE CIRCUIT COURT OF THE SECOND CIRCUIT, STATE OF HAWAII, THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF HAWAII, OR ANY FEDERAL OR STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK, AND (B) WAIVES ANY OBJECTION WHICH IT MAY HAVE AT ANY TIME TO THE LAYING OF VENUE OF ANY PROCEEDING BROUGHT IN ANY SUCH COURT, WAIVES ANY CLAIM THAT ANY PROCEEDING HAS BEEN

BROUGHT IN AN INCONVENIENT FORUM AND FURTHER WAIVES THE RIGHT TO OBJECT, WITH RESPECT TO SUCH PROCEEDING, THAT SUCH COURT DOES NOT HAVE JURISDICTION OVER SUCH PARTY. NOTHING IN THIS AGREEMENT SHALL PRECLUDE THE AGENT OR ANY LENDER FROM BRINGING A PROCEEDING IN ANY OTHER JURISDICTION NOR WILL THE BRINGING OF A PROCEEDING IN ANY ONE OR MORE JURISDICTIONS PRECLUDE THE BRINGING OF A PROCEEDING IN ANY OTHER JURISDICTION. BORROWER FURTHER AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY PROCEEDING IN THE CIRCUIT COURT OF THE SECOND CIRCUIT, STATE OF HAWAII, THE FEDERAL DISTRICT COURT FOR THE DISTRICT OF HAWAII, OR ANY FEDERAL OR STATE COURT SITTING IN NEW YORK COUNTY, NEW YORK, MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO BORROWER AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE UPON RECEIPT; EXCEPT THAT IF BORROWER SHALL REFUSE TO ACCEPT DELIVERY, SERVICE SHALL BE DEEMED COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

Section 23.12                          Set-Offs; Adjustments.

(a)               After the occurrence and during the continuance of an Event of Default, Borrower hereby irrevocably authorizes and directs each Lender from time to time to charge Borrower’s accounts and deposits with such Lender (or its Affiliates), and to pay over to the Agent an amount equal to any amounts from time to time due and payable to such Lender hereunder, under its Note(s) or under any other Loan Document. Borrower hereby grants to the Agent a security interest in and to all such accounts and deposits maintained by Borrower with Lender (or its Affiliates).

(b)               Except to the extent this Agreement expressly provides for payments to be allocated to a particular Lender, if any Lender (a “Benefitted Lender”) shall receive any payment of all or any portion of the Debt owing to such Benefitted Lender, or receives any collateral in respect thereof (whether voluntarily or involuntarily, by set off, pursuant to events or proceedings of the nature referred to in Section 19.1(j), or otherwise), in a greater proportion than such Benefitted Lender would be entitled to under Section 21.1, such Benefitted Lender shall purchase for cash from each other applicable Lender a participating interest in such portion of the Debt owing to such other Lender as shall be necessary to cause such other Lender to receive the amount of such payment received by the Benefitted Lender that such other Lender would have received if such payment had been received in cash by the Agent and applied in accordance with Section 21.1; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

Section 23.13                          Authorized Representative.

The Authorized Representative shall deal with the Agent and each Lender on behalf of Borrower in respect of any and all matters in connection with this Agreement, the other Loan Documents, and the Loans. The Authorized Representative shall have the power, in his or her discretion, to give and receive all notices, monies, approvals, and other documents and instruments, and to take any other action on behalf of Borrower. All actions by the Authorized Representative shall be final and binding on Borrower. The Agent and each Lender may rely on the authority given to the Authorized Representative until actual receipt by the Agent and each Lender of a duly authorized resolution depriving such Authorized Representative of his authority. No more than one person shall serve as Authorized Representative at any given time.

Section 23.14                          Non-Recourse Provisions.

The provisions of Article IX of the Notes pertaining to the personal liability of Borrower and its members, officers, directors and employees are hereby incorporated herein by reference.

Section 23.15                          Sole Discretion of Lenders and Agent and Deemed Consent.

Wherever pursuant to this Agreement (a) the Lenders, the Required Lenders or the Agent exercise any right given to it to approve, disapprove or consent, (b) any arrangement or term is to be satisfactory to the Agent, the Required Lenders or the Lenders, or (c) any other decision or determination is to be made by the Agent, the Required Lenders or the Lenders, the decision of the Agent, the Required Lenders or the Lenders to approve, disapprove or consent, all decisions that arrangements or terms are satisfactory or not satisfactory and all other decisions and determinations made by the Agent, the Required Lenders or the Lenders, shall be in the sole and absolute discretion of the Agent, the Required Lenders or the Lenders, as applicable, and shall be final and conclusive, except as may be otherwise expressly and specifically provided herein, and any such decision or determination to be made in “the sole discretion of the Agent”, “the sole discretion of the Required Lenders” or “the sole discretion of the Lenders” or in or at “Lender’s sole discretion”, “the Agent’s sole discretion” or “the Required Lender’s sole discretion” under this Agreement shall be deemed to be in the sole and absolute discretion of the Agent, the Required Lenders or the Lenders, as applicable, and shall be final and conclusive.

If the consent or approval of a Lender is required under this Agreement such consent shall be deemed given by such Lender if such Lender fails to object to the matter for which its consent or approval is sought within twenty-one (21) days of a written request by Borrower for such consent (such twenty-one (21)  day period, the “21-Day Period”) or fails to notify Borrower and the Agent within such 21-Day Period that it requires additional information reasonably necessary for such Lender to make an informed decision; provided, that if within such 21-Day Period a Lender has notified the Agent and Borrower that the approval, consent or action is required by a court, Governmental Authority, creditor’s committee or other entity or body having jurisdiction over such Lender (collective, a “Third-Party Approval”) and that such 21-Day Period is not sufficient time for such Lender to obtain such Third-Party Approval, then the failure of such Lender to object to such matter within such 21-Day Period shall not be deemed to constitute such Lender’s consent thereto.

Section 23.16                          Conflict; Construction of Documents: Reliance.

In the event of any conflict between the provisions of this Agreement and any of the other Loan Documents, the provisions of this Agreement shall control. The parties hereto acknowledge that they were represented by competent counsel in connection with the negotiation, drafting and execution of the Loan Documents and that such Loan Documents shall not be subject to the principle of construing their meaning against the party which drafted same. Borrower acknowledges that, with respect to the Loans, Borrower shall rely solely on its own judgment and advisors in entering into the Loans without relying in any manner on any statements, representations or recommendations of the Lenders or any parent, subsidiary or Affiliate of any Lender. No Lender shall be subject to any limitation whatsoever in the exercise of any rights or remedies available to it under any of the Loan Documents or any other agreements or instruments which govern the Loans by virtue of the ownership by it or any parent, subsidiary or Affiliate of any Lenders of any equity interest any of them may acquire in Borrower, and Borrower hereby irrevocably waives the right to raise any defense or take any action on the basis of the foregoing with respect to any Lender’s or the Agent’s exercise of any such rights or remedies. Borrower acknowledges that the Lenders engage in the business of real estate financings and other real estate transactions and investments which may be viewed as adverse to or competitive with the business of Borrower or its Affiliates.

Section 23.17                          Defaulting Lender.

(a)               If for any reason, any Lender fails or refuses to abide by its obligations under the Loan Agreement the other Loan Documents and such failure continues five (5) days after written notice from the Agent (or if the Agent, as a Lender, is the one refusing or failing to abide by its obligations, from any other Lender) of such failure (provided that no such written notice and opportunity to cure shall be applicable to the extent that it may, in any way, prejudice or adversely affect the rights or remedies of Agent under the Loan Agreement or any of the other Loan Documents) (each a “Defaulting Lender”), then, in addition to the rights and remedies that may be available to Borrower, the Agent and the other Lenders at law and in equity, such Defaulting Lender’s right to participate in the administration of the Loans and the Loan Documents, including without limitation, any rights to consent to or direct any action or inaction of the Agent shall be suspended during the pendency of such failure or refusal.

(b)               If for any reason any Defaulting Lender fails to make timely payment of any amount required to be paid by it hereunder or under the Loan Documents, in addition to other rights and remedies which the Agent or Borrower may have under Section 23.17(a) hereof or otherwise, the Agent, on behalf of all Lenders, shall be entitled (i) to collect interest from the Defaulting Lender for the period from (and including) the date on which the payment was due until (but excluding) the date on which the payment is made at the Prime Rate, (ii) pursuant to Section 23.17(d) hereof, to withhold or set off, and to apply to the payment of the defaulted amount and any related interest, any amounts to be paid to the Defaulting Lender under this Agreement, and (iii) to bring an action or suit against the Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest.

(c)               If the Agent is a Defaulting Lender, the Lenders (other than the Agent as a Lender hereunder) holding one hundred percent (100%) of the outstanding principal balance of the Notes shall have the immediate right to terminate the Agent as Agent hereunder and appoint a successor Agent.  Until such time as such successor Agent has accepted such appointment, the Agent shall take no action other than upon the consent or direction of the Required Lenders or, if such action requires the consent or direction of all of the Lenders, upon the consent or direction of all of the Lenders, subject to the terms hereof, including Section 23.2.

(d)               If any Defaulting Lender is a Facility A Lender and shall fail to make any Facility A Loan required under the Loan Agreement, the other Facility A Lenders shall have the right to fund such Facility A Loan on behalf of the Defaulting Lender (and if more than one Facility A Lender desires to fund such Facility A Loan, then the funding shall be made in accordance with their respective Facility A Pro Rata Share recalculated for the purposes hereof to exclude the Defaulting Lender).  All Facility A Obligations owing to a Defaulting Lender hereunder shall he subordinated in right of payment, as provided in the following sentence, to the prior payment in full of all principal of, interest on and fees relating to the Facility A Loan funded by the Facility A Lenders in connection with any such Facility A Loan in which the Defaulting Lender has not funded its Facility A Pro Rata Share (or has otherwise failed or refused to abide by its obligations under this Agreement or the other Loan Documents and such failure or refusal has a material adverse affect on the Lenders, the Tranche A Loans or Borrower) (such principal, interest and fees being referred to as “Default Loans” for the purposes of this Section 23.17(d)).  Each Default Loan shall accrue interest at the Prime Rate. All amounts paid by Borrower and otherwise due to be applied to the Facility A Obligations owing to such Defaulting Lender pursuant to the terms hereof shall be distributed by the Agent to the Facility A Lenders holding Default Loans in accordance with the respective balances of the outstanding

Default Loans until all Default Loans have been paid in full.  At that point, the “Defaulting Lender” shall no longer be deemed a Defaulting Lender . This provision governs only the relationship among the Agent, each Defaulting Lender and the other Facility A Lenders; nothing hereunder shall limit the obligation of Borrower to repay all Facility A Loans in accordance with the terms of this Agreement.  The provisions of this Section 23.17(d) apply and be effective regardless of whether an Event of Default occurs, and notwithstanding (i) any other provision of this Agreement to the contrary, (ii) any instruction of Borrower as to its desired application of payments or (iii) the suspension of such Defaulting Lender’s rights to vote on matters which are subject to the consent or approval of the Facility A Lenders or all Lenders.

Section 23.18                          Waiver of Lender Defaults.

Borrower, for itself, its Affiliates, successors and assigns, hereby expressly waive and release any defenses, rights of set-off, claims or counterclaims of whatever nature it may have against the Lenders, or any of them, arising from or relating to the failure of any Lender to fund an advance under the Original Construction Loan Agreement, the Split Notes or the Co-Lending Agreement prior to the Effective Date.

Section 23.19                          USA PATRIOT Act Notice.

Each Lender that is subject to the Patriot Act and the Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

Section 23.20                          Time is of the Essence.

Time is of the essence under this Agreement.

Section 23.21                          Replacement of Certain Lenders.

In the event a Lender (an “Affected Lender”) shall be a Defaulting Lender or shall  failed or refused to consent by the relevant time to any amendment, waiver, supplement, restatement, discharge or termination of any provision of this Agreement when requested by Borrower or the Agent and with respect to which (A) the consent of each affected Lender is required under Section 23.2 and (B) each other affected Lender has so consented then, in any such case, Borrower or the Agent may make written demand on such Affected Lender (with a copy to the Agent in the case of a demand by Borrower and a copy to Borrower in the case of a demand by the Agent) for the Affected Lender to assign, and such Affected Lender shall use commercially reasonable efforts to assign, pursuant to one or more duly executed Assignment and Assumption Agreements ten (10) Business Days after the date of such demand, to one or more financial institutions that comply with the provisions of Section 17.4 which Borrower or the Agent, as the case may be, shall have engaged for such purpose (a “Replacement Lender”), all of such Affected Lender’s rights and obligations under this Agreement and the other Loan Documents (including, without limitation, all Loans owing to it and, in the case of any Facility A Lender, its Facility A Commitment) in accordance with Section 17.4.  The Agent agrees, upon the occurrence of such events with respect to an Affected Lender and upon the written request of Borrower, to use its reasonable efforts to obtain the commitments from one or more financial institutions to act as a Replacement Lender.  The Agent is authorized to execute one or more Assignment and Assumption Agreements as attorney-in-fact for any Affected Lender failing to execute and deliver the same within ten (10) Business Days after the date of such demand.  Further, with respect to such assignment, the Affected Lender shall have concurrently received, in cash, all amounts due and owing to the Affected Lender hereunder or under any other Loan Document, including, without limitation, the aggregate outstanding principal amount of the Loans owed to such Lender, together with accrued interest thereon through the date of such assignment; provided that upon such Affected Lender’s replacement, such Affected Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 5.1(g), 6.1, 7.2, 14.7, 15.1(t) and 17.2, (and each other provision of this Agreement or the other Loan Documents whereby Borrower or agrees to reimburse or indemnify the Lenders), and shall continue to be obligated under Section 22.9 for such amounts, obligations and liabilities as are due and payable up to and including (but not after) the date such Affected Lender is replaced pursuant hereto.

Section 23.22                          Termination of Co-Lending Agreement.

The terms and provisions of the Co-Lending Agreement are hereby superseded in all respects by the terms of this Agreement, and the Lenders hereby agree that as of the Effective Date the Co-Lending Agreement is hereby, and shall be without need of further action by any of the parties hereto, irrevocably terminated, canceled and of no further force or effect, except any provision of the Co-Lending Agreement which by the express terms thereof survives the termination thereof.

Section 23.23                          No Merger of Interest.

Borrower and MH Kapalua acknowledge and agree that it has requested the other parties hereto to enter into this Agreement and that it is Borrower’s and MH Kapalua’s intention that there shall be no merger of interests in the Mortgaged Property by reason of the fact that MH Kapalua may at any time acquire, own or hold, directly or indirectly, in whole or in part (a) more than one interest in the Mortgaged Property and (b) one or more Notes and a Lien or an interest in the Mortgage or any other Loan Document constitute a Lien, on the Mortgaged Property.

Section 23.24                          LBHI’s Consent to Amendment to Borrower’s Limited Liability Company Agreement.

By executing this Agreement, LBHI hereby consents to the amendments to Borrower’s Limited Liability Company Agreement as set forth in the First Amendment to Amended and Restated Liability Company Agreement of Kapalua Bay , LLC, dated on or about the date hereof.

Section 23.25                          Draw #29.

The parties hereto acknowledge and agree that notwithstanding the terms thereof, Draw #29 and all documents delivered in connection therewith shall be deemed to be a Requisition delivered under this Agreement.

ARTICLE XXIV
NOTICES

Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing and shall be deemed to have been properly given (a) if hand delivered, when delivered, (b) if mailed by United States Certified Mail (postage prepaid, return receipt requested), three Business Days after mailing (c) if by Federal Express or other reliable overnight courier service, on the next Business Day after delivered to such courier service or (d) if by telecopier on the day of transmission so long as copy is sent on the same day by overnight courier as set forth below:

If to Borrower:

Kapalua Bay, LLC
c/o Maui Land & Pineapple Company, Inc.
120 Kane Street
Kapalua, Maui, Hawaii 69732
Attention: Ryan Churchill
Telecopy: (808) 669-5454
Telephone: (808) 877-1667

With a copy to:

DLA Piper LLP (US)

555 Mission Street

Suite 2400

San Francisco, California  94105

Attention: Stephen A. Cowan

Telecopy: (415)659-7500

Telephone: (415) 615-6000

and

Teel & Roeper, LLP
ICW Plaza at Torrey Reserve
11455 El Camino Real, Suite 300
San Diego, CA 92130
Attention: Dean E. Roeper, Esq.
Telecopy: (858) 794-2909
Telephone: (858) 794-2900

If to the Agent:

Central Pacific Bank, as Agent
220 South King Street, Suite 2000
Honolulu, Hawaii 96813
Attention: Ryan M. Harada
Telecopy: (808) 544-0719
Telephone: (808) 544-0714

With a copy to:

TriMont Real Estate Advisors, Inc.
Monarch Tower
3424 Peachtree Road NE, Suite 2200
Atlanta, Georgia 30326
Attention: Nancy A. Wilson
Telecopy: (404) 582-8759
Telephone: (404) 954-5284

If to a Lender:

At the address set forth on Schedule G or in the Assignment and Assumption Agreement pursuant to which such Person became a Lender;

or at such other address as the party to be served with notice may have furnished in writing to the party seeking or desiring to serve notice as a place for the service of notice.

ARTICLE XXV
WAIVER OF JURY TRIAL

BORROWER, THE AGENT AND EACH LENDER WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR RELATING THERETO OR ARISING FROM THE LENDING RELATIONSHIP WHICH IS THE SUBJECT OF THIS AGREEMENT AND AGREE

THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, this Agreement has been executed by the undersigned as of the date first set forth above.

BORROWER:

KAPALUA BAY, LLC

By:	Kapalua Bay Holdings, LLC, its Managing Member

	By:	MLP KB Partner LLC, its Managing Member

		By:	Maui Land & Pineapple Company, Inc., its Managing Member

			By:	/s/ Adele H. Sumida
			Name:	Adele H. Sumida
			Title:	Controller & Secretary

			By:	/s/ Randall H. Endo
			Name:	Randall H. Endo
			Title:	Vice President

AGENT:

CENTRAL PACIFIC BANK, as Agent

By:	/s/ Ryan M. Harada
	Name:	Ryan M. Harada
	Title:	Executive Vice President

LENDER:

LEHMAN BROTHERS HOLDINGS INC., as debtor and debtor in possession in its Chapter 11 case in the United States Bankruptcy Court for the Southern District of New York

By:	/s/ Gerald D. Pietroforte
Name:	Gerald D. Pietroforte
Title:	Authorized Signatory

LENDER:

CENTRAL PACIFIC BANK

By:	/s/ Ryan M. Harada
Name:	Ryan M. Harada
Title:	Executive Vice President

LENDER:

DEUTSCHE HYPOTHEKENBANK (ACTIENGESELLSCHAFT)

By:	/s/ Dirk Wilke
Name:	Dirk Wilke
Title:	authorized officer

By:	/s/ Michael Muller
Name:	Michael Muller
Title:	authorized officer

LENDER:

LANDESBANK BADEN-WÜRTTEMBERG (successor-in-interest to Landesbank Sachsen Girozentrale)

By:	/s/ Dietmar Wilhelm
Name:	Dietmar Wilhelm
Title:	Vice President

By:	/s/ Nicole Schumacher
Name:	Nicole Schumacher
Title:	Assistant Vice President

LENDER:

SWEDBANK AB (PUBL), NEW YORK BRANCH

By:	/s/ John Matthews
Name:	John Matthews
Title:	General Manager

By:	/s/ Donald Weiss
Name:	Donald Weiss
Title:	Vice President

LENDER:

MH KAPALUA VENTURE, LLC

By:	Marriott Two Flags, LP, its sole member

	By:	Marriott Ownership Resorts, Inc., its general partner

		By:	/s/ William J. Tennis
		Name:	William J. Tennis
		Title:	Vice President